Exhibit 10.2

Execution Version

NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

This NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT, dated as of August 6, 2026 (this “Ninth Amendment”) to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of June 5, 2018 (as amended, restated, amended and restated, refinanced, replaced, supplemented, modified or otherwise changed from time to time, the “Loan Agreement”), by and among MOTORCAR PARTS OF AMERICA, INC., a corporation organized under the laws of the State of New York (“MPA”, and together with each Person organized under the laws of a State of the United States joined thereto as a borrower from time to time (other than Dixie US), collectively, the “US Borrowers”, and each, a “US Borrower”), D & V ELECTRONICS LTD., a corporation amalgamated and existing under the laws of the Province of British Columbia (“D&V”), DIXIE ELECTRIC LTD., a corporation amalgamated under the laws of Ontario (“Dixie Canada”), DIXIE ELECTRIC INC., a Delaware corporation (“Dixie US” and together with D&V, Dixie Canada and each Person organized under the laws of Canada joined thereto as a borrower from time to time, collectively, the “Canadian Borrowers”, and each, a “Canadian Borrower”; the Canadian Borrowers and the US Borrowers are referred to therein each as a “Borrower” and collectively as “Borrowers”), each Person joined thereto as a guarantor from time to time, the financial institutions which are now or which thereafter become a party thereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the Lenders (in such capacity, the “Agent”).

BACKGROUND

WHEREAS, Borrowers, Agent and the Lenders are party to the Loan Agreement pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders agree to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.             Defined Terms. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Loan Agreement.

2.             Amendments. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)              Effective as of the Ninth Amendment Effective Date (as defined below), the Loan Agreement is hereby amended (i) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Loan Agreement attached hereto as Exhibit A hereto and made a part hereof for all purposes.

(b)             Schedule 5.24 to the Loan Agreement is hereby replaced with Schedule 5.24 attached hereto.

3.             Conditions to Effectiveness. The effectiveness of this Ninth Amendment is subject to the fulfillment of each of the following conditions precedent (the date such conditions are fulfilled or are waived by Agent is hereinafter referred to as the “Ninth Amendment Effective Date”):

(a)         Representations and Warranties; No Event of Default. After giving effect to this Ninth Amendment, the following statements shall be true and correct: (i) the representations and warranties contained in this Ninth Amendment, ARTICLE V of the Loan Agreement and in each Other Document, certificate, or other writing delivered to Agent or any Lender pursuant hereto or thereto on or prior to the Ninth Amendment Effective Date are true and correct in all material respects (and in all respects if such representation and warranty is already qualified by materiality or by reference to a Material Adverse Effect) on and as of the Ninth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (and in all respects if such representation and warranty is already qualified by materiality or by reference to a Material Adverse Effect) on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Ninth Amendment Effective Date or would result from this Ninth Amendment becoming effective in accordance with its terms.

(b)         Execution of Amendment. Agent and the Lenders shall have executed this Ninth Amendment and shall have received a counterpart to this Ninth Amendment, duly executed by each Loan Party.

(c)         Intellectual Property Security Documents. Agent shall have received (i) the Notice of Security Interest in Intellectual Property, (ii) a Trademark Security Agreement and (iii) a Patent Security Agreement, in each case, in form and substance satisfactory to Agent, dated as of the Ninth Amendment Effective Date, duly executed by each Person contemplated to be signatory thereto.

(d)         Payment of Fees, Etc. Borrowers shall have paid, on or before the Ninth Amendment Effective Date, (i) the amounts set forth in the Ninth Amendment Fee Letter, and (ii) all fees and invoiced costs and expenses (to the extent invoiced at least two (2) Business Days prior to the Ninth Amendment Effective Date) then payable by Borrowers pursuant to the Loan Documents, including, without limitation, Section 16.9 of the Loan Agreement. All fees under this Section 3(d) shall be fully earned and payable as of the Ninth Amendment Effective Date, and may be charged by Agent to the U.S. Borrower’s Account on the Ninth Amendment Effective Date as a Revolving Advance.

(e)         Secretary’s Certificates, Authorizing Resolutions and Good Standing Certificates. Agent shall have received, in form and substance satisfactory to Agent in its Permitted Discretion, a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Loan Party dated as of the date of this Ninth Amendment which shall certify (i) copies of resolutions of such Loan Party, in form and substance satisfactory to Agent in its Permitted Discretion, of the board of directors (or other equivalent governing body, member or partner) of such Loan Party authorizing (x) the execution, delivery and performance of this Ninth Amendment and each Other Document executed in connection with this Ninth Amendment to which such Loan Party is a party, and (y) the reaffirmation of the grant by such Loan Party of the security interests in and liens upon the Collateral to secure all of the Obligations (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Ninth Amendment and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party as in effect on the date hereof, complete with all amendments thereto, if any, and (iv) to the extent customary and/or applicable in the relevant jurisdiction, the good standing of such Loan Party in its jurisdiction of organization, as evidenced by good standing certificates dated not more than thirty (30) days prior to the date hereof, issued by the Secretary of State or other appropriate official of each such jurisdiction (or, in the case of an entity organized in Mexico, an Opinion Positiva de Cumplimiento de Obligaciones Fiscales).

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(f)          Legal Opinion. Agent shall have received the executed legal opinion of (i) Latham & Watkins LLP, counsel to the Loan Parties and (ii) Stikeman Elliott LLP, Canadian counsel to the Loan Parties in each case, in form and substance reasonably satisfactory to Agent which shall cover such matters incident to the Ninth Amendment as Agent may reasonably require.

(g)          Organizational Chart. Agent shall have received an up-to-date organizational chart of the Borrowers and their Subsidiaries, in form and substance reasonably satisfactory to Agent.

(h)        Certificate of Beneficial Ownership; USA Patriot Act Diligence. Agent and each Lender shall have received, in form and substance acceptable to Agent, an updated Certificate of Beneficial Ownership duly authorized, executed and delivered by each Loan Party and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

4.             Post-Closing Obligations.

(a)          Stock Certificates; Stock Powers. Deliver to Agent (i) as soon as possible but no later than fifteen (15) Business Days after the Ninth Amendment Effective Date (or such longer period of time as Agent shall agree in its sole discretion), an undated stock power in blank duly executed by Dixie Canada with respect to the Equity Interests of Dixie US pledged to Agent, and (ii) as soon as possible but no later than ninety (90) days after the Ninth Amendment Effective Date (or such longer period of time as Agent shall agree in its sole discretion), the original stock certificate(s) evidencing the Equity Interests of Motorcar Mexico (as defined below) and EPICQ MX (as defined below) held by MPA, together with an irrevocable stock power (poder irrevocable) duly executed by MPA with respect to such Equity Interests pledged to Agent.

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(b)         Mexican Collateral Documents.

(i)          Amendment to the Existing Mexican Pledge. As soon as possible but no later than ninety (90) days after the Ninth Amendment Effective Date (or such longer period of time as Agent shall agree in its sole discretion), deliver to the Agent, in form and substance satisfactory to Agent, an executed and ratified before a Mexican notary public amendment to that certain Commercial Non-Possessory Pledge Agreement (Contrato de Prenda Mercantil Sin Transmisión de Posesión) (the “Existing Mexican Pledge”), dated as of June 3, 2015, by and among, inter alios, MPA, Motorcar Parts de México, S.A. de C.V. (“Motorcar Mexico”) and Agent (the “Amendment to the Existing Mexican Pledge” as such may be amended, supplemented, restated or modified from time to time), preserving a Lien in accordance with Section 4.2(c) of the Loan Agreement, delivered as an Other Document in accordance with the terms of the Loan Agreement;

(ii)         Corporate Deliverables of Motorcar Mexico. As soon as possible but no later than ninety (90) days after the Ninth Amendment Effective Date (or such longer period of time as Agent shall agree in its sole discretion), deliver to the Agent, in form and substance satisfactory to Agent, a certificate of Motorcar Mexico covering the matters described in Section 3(e) of this Ninth Amendment, together with a certified copy (copia certificada) of the notarial instrument evidencing the powers of attorney (poderes), including powers for acts of ownership (actos de dominio), of each person executing on its behalf; and

(iii)         Ratification and Perfection. As soon as possible but no later than ninety (90) days (or such longer period of time as Agent shall agree in its sole discretion) after the Ninth Amendment Effective Date, the Agent shall receive evidence, in form and substance satisfactory to Agent, that the Amendment to the Existing Mexican Pledge has been filed for registration before the Sole Registry of Security Interest (Registro Único de Garantías Mobiliarias) (the “RUG”) as an amendment to the existing registration (folio electrónico) in respect of the Existing Mexican Pledge, so as to preserve the priority (prelación) of the original registration, in order to perfect and preserve the priority of the Lien contemplated thereby, in accordance with the terms of the Loan Agreement.

(c)         New Mexican Guarantors. Solely to the extent execution and delivery of the items set forth in clauses (i) through (iii) below would not reasonably be expected to result in adverse tax consequences to the Borrowers and their Subsidiaries (as determined in good faith by the Borrowers in consultation with the Agent):

(i)          New Mexican Pledge by EPICQ MX. As soon as possible but no later than ninety (90) days after the Ninth Amendment Effective Date (or such longer period of time as Agent shall agree in its sole discretion), deliver to the Agent, in form and substance satisfactory to Agent, an executed and ratified before a Mexican notary public Commercial Non-Possessory Pledge Agreement (Contrato de Prenda Mercantil Sin Transmisión de Posesión), by and among, inter alios, EPICQ MX, S.A. de C.V. (“EPICQ MX”) and Agent (the “New Mexican Pledge” as such may be amended, supplemented, restated or modified from time to time), creating a Lien in accordance with Section 4.2(c) of the Loan Agreement, delivered as an Other Document in accordance with the terms of the Loan Agreement; and, in connection therewith, deliver to the Agent, in form and substance satisfactory to Agent, a certificate of EPICQ MX covering the matters described in Section 3(e) of this Ninth Amendment;

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(ii)         Motorcar Mexico Guaranty and Joinder. As soon as possible but no later than ninety (90) days after the Ninth Amendment Effective Date (or such longer period of time as Agent shall agree in its sole discretion), cause Motorcar Mexico to duly execute and deliver to Agent (v) a joinder agreement to the Loan Agreement in form and substance satisfactory to Agent, pursuant to which Motorcar Mexico shall become a party to the Loan Agreement as a Guarantor, (w) a guarantee agreement (obligación solidaria) governed by the laws of Mexico, in form and substance satisfactory to Agent, guaranteeing the Obligations, (x) a non-possessory pledge agreement or a security agreement governed by the laws of Mexico, in form and substance satisfactory to Agent, granting Agent a Lien on all personal property of Motorcar Mexico, and (y) such other security documents, specifically entries to the company’s ledger book reflecting corporate formalities governed by Mexican commercial laws, in each case together with all related deliverables described in Section 6.19 of the Loan Agreement, including without limitation (I) a certificate covering the matters described in Section 3(e) of this Ninth Amendment, specifically Opinion Positiva de Cumplimiento de Obligaciones Fiscales, together with a certified copy (copia certificada) of the notarial instrument evidencing the powers of attorney (poderes), including powers for acts of ownership (actos de dominio), of each person executing on its behalf, (II) legal opinions from Mexican counsel in form and substance reasonably satisfactory to Agent, and (III) evidence of filing and registration of such security documents with the RUG or other applicable registry to perfect and preserve the priority of any Liens granted thereby; and

(iii)        EPICQ MX Guaranty and Joinder. As soon as possible but no later than ninety (90) days after the Ninth Amendment Effective Date (or such longer period of time as Agent shall agree in its sole discretion), cause EPICQ MX to duly execute and deliver to Agent (v) a joinder agreement to the Loan Agreement in form and substance satisfactory to Agent, pursuant to which EPICQ MX shall become a party to the Loan Agreement as a Guarantor, (w) a guarantee agreement (obligación solidaria) governed by the laws of Mexico, in form and substance satisfactory to Agent, guaranteeing the Obligations, (x) a non-possessory pledge agreement or a security agreement governed by the laws of Mexico, in form and substance satisfactory to Agent, granting Agent a Lien on all personal property of EPICQ MX, and (y) such other security documents, specifically entries to the company’s ledger book reflecting corporate formalities governed by Mexican commercial laws, in each case together with all related deliverables described in Section 6.19 of the Loan Agreement, including without limitation (I) a certificate covering the matters described in Section 3(e) of this Ninth Amendment, specifically Opinion Positiva de Cumplimiento de Obligaciones Fiscales, together with a certified copy (copia certificada) of the notarial instrument evidencing the powers of attorney (poderes), including powers for acts of ownership (actos de dominio), of each person executing on its behalf, (II) legal opinions from Mexican counsel in form and substance reasonably satisfactory to Agent, and (III) evidence of filing and registration of such security documents with the RUG or other applicable registry to perfect and preserve the priority of any Liens granted thereby.

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5.             Representations and Warranties. Each Loan Party represents and warrants as follows:

(a)          Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Ninth Amendment, and to consummate the transactions contemplated hereby and by the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(b)         Authorization, Etc. The execution, delivery and performance by each Loan Party of this Ninth Amendment, and the performance of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Organizational Documents or any Applicable Law in any material respect or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c)         Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Body is required in connection with the due execution, delivery and performance of this Ninth Amendment by the Loan Parties, and the performance of the Loan Agreement, as amended hereby.

(d)         Enforceability of this Ninth Amendment. This Ninth Amendment and the Loan Agreement, as amended hereby, when delivered hereunder, will be a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(e)          Representations and Warranties; No Event of Default. The statements in Section 3(a) of this Ninth Amendment are true and correct.

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6.             Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Loan Agreement and the Other Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Agent and the Lenders’ rights, interests, security and/or remedies under the Loan Agreement and the Other Documents. Accordingly, for and in consideration of the agreements contained in this Ninth Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Ninth Amendment Effective Date directly arising out of, connected with or related to this Ninth Amendment, the Loan Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of Advances, or the management of such Advances or the Collateral.

7.             No Novation; Reaffirmation and Confirmation.

(a)         This Ninth Amendment does not extinguish the obligations for the payment of money outstanding under the Loan Agreement or discharge or release the lien or priority of any mortgage, security agreement, pledge agreement or any other security therefore. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Ninth Amendment shall be construed as a release or other discharge of the Loan Parties under the Loan Agreement, or the Other Documents, as amended hereby, from any of its obligations and liabilities as “Borrowers” thereunder.

(b)         Each Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Loan Document, as amended hereby, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to it set forth in each Loan Document, as amended hereby, which remain in full force and effect, and (iii) confirms, ratifies and reaffirms that the security interest granted to Agent, for the benefit of Agent and the Lenders, pursuant to the Loan Documents, as amended hereby, in all of its right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of Agent, for the benefit of Agent and the Lenders, with the same force, effect and priority in effect both immediately prior to and after entering into this Ninth Amendment.

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8.             Miscellaneous.

(a)          Continued Effectiveness of the Loan Agreement and the Other Documents. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Ninth Amendment Effective Date (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Ninth Amendment and (ii) all references in the Other Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Ninth Amendment. To the extent that the Loan Agreement or any Other Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Ninth Amendment shall not operate as an amendment of any right, power or remedy of Agent and the Lenders under the Loan Agreement or any Other Document, nor constitute an amendment of any provision of the Loan Agreement or any Other Document.

(b)         Counterparts. This Ninth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Ninth Amendment by fax or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Ninth Amendment. Original signature pages shall promptly be provided to Agent.

(c)         Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Ninth Amendment for any other purpose.

(d)         Costs and Expenses. Borrowers agree to pay on demand all fees, costs and expenses of Agent and the Lenders in connection with the preparation, execution and delivery of this Ninth Amendment.

(e)         Ninth Amendment as Other Document. Each Loan Party hereby acknowledges and agrees that this Ninth Amendment constitutes an “Other Document” under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Ninth Amendment, which representation or warranty is (A) subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made, or (B) not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Ninth Amendment (subject to any applicable notice or grace periods under the Loan Agreement).

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(f)          Severability. Any provision of this Ninth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)         Governing Law. THIS NINTH AMENDMENT, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h)         Entire Understanding. This Ninth Amendment, together with the Loan Agreement (as amended or modified hereby), contains the entire understanding between each Loan Party, Agent and Lenders and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the respective officers of each Loan Party signatory hereto, Agent and each Lender. Neither this Ninth Amendment, nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Ninth Amendment and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Ninth Amendment.

(i)         Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NINTH AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

(j)         Submission of Amendment. The submission of this Ninth Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to waive or modify any of their respective rights and remedies under the Loan Agreement or any Other Document, and this Ninth Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Ninth Amendment set forth in Section 3 above have been satisfied.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

US BORROWER:

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
Name: Selwyn Joffe
Title: President and Chief Executive Officer

Signature Page to Ninth Amendment to Loan Agreement

CANADIAN BORROWERS:

D & V ELECTRONICS LTD.

By:	/s/ Glenn Burlingame
Name: Glenn Burlingame
Title: Secretary

DIXIE ELECTRIC LTD.

By:	/s/ Selwyn Joffe
Name: Selwyn Joffe
Title: Chief Executive Officer

DIXIE ELECTRIC INC.

By:	/s/ Selwyn Joffe
Name: Selwyn Joffe
Title: Chief Executive Officer

Signature Page to Ninth Amendment to Loan Agreement

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AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Robert Kurtz
Name: Robert Kurtz
Title: Vice President

Signature Page to Ninth Amendment to Loan Agreement

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LENDERS:

WEBSTER BANK, N.A.

By:	/s/ John R. Saffioti
Name: John R. Saffioti
Title: Director

Signature Page to Ninth Amendment to Loan Agreement

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BANK HAPOALIM B.M.

By:	/s/ John Yoler
Name: John Yoler
Title: EVP

By:	/s/ Lorena Mann
Name: Lorena Mann
Title: SVP

Signature Page to Ninth Amendment to Loan Agreement

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CATHAY BANK

By:	/s/ James Campbell
Name: James Campbell
Title: Senior Vice President

Signature Page to Ninth Amendment to Loan Agreement

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ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Barry Solomon
Name: Barry Solomon
Title: First Vice President

By:	/s/ Richard Miller
Name: Richard Miller
Title: Senior Vice President

Signature Page to Ninth Amendment to Loan Agreement

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EXHIBIT A

CONFORMED CREDIT AGREEMENT

(see attached)

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~~CONFORMED THROUGH THE EXECUTION VERSION OF THE EIGHTH AMENDMENT. THIS DOCUMENT IS BEING PROVIDED SOLELY FOR EASE OF REVIEW AND CONVENIENCE. THOMPSON COBURN LLP MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THE DOCUMENT; PARTIES SHOULD RELY SOLELY ON THEIR REVIEW OF THE ACTUAL LOAN AGREEMENT AS AMENDED.~~

CONFORMED THROUGH THE NINTH AMENDMENT

AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

(AS LENDER AND AS AGENT)

WITH

MOTORCAR PARTS OF AMERICA, INC.
(AS A US BORROWER)

AND

D & V ELECTRONICS LTD.
(AS A CANADIAN BORROWER)

June 5, 2018

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TABLE OF CONTENTS

Page

I.	DEFINITIONS.		2
	1.1.	Accounting Terms	2
	1.2.	General Terms	3
	1.3.	Uniform Commercial Code and PPSA Terms	~~61~~62
	1.4.	Certain Matters of Construction	~~61~~62
	1.5.	Currency Matters	~~63~~64
	1.6.	Permitted Encumbrances	~~63~~65
	1.7.	Term SOFR Notification	~~63~~65
	1.8.	Conforming Changes Related to Term SOFR Rate	~~63~~65

II.	ADVANCES, PAYMENTS.		~~63~~65
	2.1.	Revolving Advances	~~63~~65
	2.2.	Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances	~~65~~67
	2.3.	Term Loans	~~68~~69
	2.4.	Swing Loans	~~68~~70
	2.5.	Disbursement of Advance Proceeds	~~71~~72
	2.6.	Making and Settlement of Advances	~~71~~73
	2.7.	Maximum Advances	~~73~~75
	2.8.	Manner and Repayment of Advances	~~73~~75
	2.9.	Repayment of Excess Advances	~~74~~76
	2.10.	Statement of Account	~~74~~76
	2.11.	Letters of Credit	~~74~~76
	2.12.	Issuance of Letters of Credit	~~75~~77
	2.13.	Requirements For Issuance of Letters of Credit	~~76~~77
	2.14.	Disbursements, Reimbursement	~~76~~78
	2.15.	Repayment of Participation Advances	~~78~~79
	2.16.	Documentation	~~78~~80
	2.17.	Determination to Honor Drawing Request	~~78~~80
	2.18.	Nature of Participation and Reimbursement Obligations	~~79~~80
	2.19.	Liability for Acts and Omissions	~~80~~82
	2.20.	Prepayments	~~82~~83
	2.21.	Use of Proceeds	~~84~~85
	2.22.	Defaulting Lender	~~84~~86
	2.23.	Payment of Obligations	~~86~~88
	2.24.	Increase in Maximum Revolving Advance Amount	~~87~~89

III.	INTEREST AND FEES.		~~89~~91
	3.1.	Interest	~~89~~91
	3.2.	Letter of Credit Fees	~~90~~91
	3.3.	Facility Fee	~~91~~93
	3.4.	Collateral Evaluation Fee and Fee Letter	~~91~~93
	3.5.	Computation of Interest and Fees	~~92~~93

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	3.6.	Maximum Charges	~~92~~94
	3.7.	Increased Costs	~~93~~95
	3.8.	Alternate Rate of Interest	~~94~~95
	3.8.1	Basis For Determining Interest Rate Inadequate or Unfair	~~94~~95
	3.8.2	Benchmark Replacement Setting	~~94~~96
	3.9.	Capital Adequacy	~~96~~98
	3.10.	Taxes	~~97~~98
	3.11.	Replacement of Lenders	~~100~~102
	3.12.	Intentionally Omitted.	~~100~~102
	3.13.	Currency Indemnity	~~100~~102

IV.	COLLATERAL: GENERAL TERMS		~~101~~103
	4.1.	Security Interest in the Collateral	~~101~~103
	4.2.	Perfection of Security Interest	~~101~~103
	4.3.	Preservation of Collateral	~~103~~105
	4.4.	Ownership and Location of Collateral	~~103~~105
	4.5.	Defense of Agent’s and Lenders’ Interests	~~103~~106
	4.6.	Inspection of Premises	~~104~~106
	4.7.	Appraisals	~~104~~106
	4.8.	Receivables; Deposit Accounts and Securities Accounts	~~104~~107
	4.9.	Inventory	~~107~~110
	4.10.	Maintenance of Equipment and Properties	~~107~~110
	4.11.	Exculpation of Liability	~~108~~110
	4.12.	Financing Statements	~~108~~110
	4.13.	Attachment	~~108~~110

V.	REPRESENTATIONS AND WARRANTIES.		~~108~~110
	5.1.	Authority	~~108~~110
	5.2.	Formation and Qualification	~~109~~111
	5.3.	[Reserved]	~~109~~111
	5.4.	Tax Returns	~~109~~111
	5.5.	Financial Statements	~~109~~111
	5.6.	Entity Names	~~110~~112
	5.7.	~~O.S.H.A.~~OSHA; Environmental Compliance; Flood Insurance	~~110~~112
	5.8.	Solvency; No Litigation, Violation, Indebtedness; Default; ERISA Compliance	~~111~~113
	5.9.	Patents, Trademarks, Copyrights and Licenses	~~112~~115
	5.10.	Licenses and Permits	~~113~~115
	5.11.	Default of Indebtedness; Senior Debt	~~113~~115
	5.12.	No Default	~~113~~115
	5.13.	No Burdensome Restrictions	~~113~~115
	5.14.	No Labor Disputes	~~113~~116
	5.15.	Margin Regulations	~~113~~116
	5.16.	Investment Company Act	~~114~~116
	5.17.	Disclosure	~~114~~116
	5.18.	[Reserved].	~~114~~116
	5.19.	Trading with the Enemy	~~114~~116

	5.20.	Swaps	~~114~~116
	5.21.	Business and Property of the Loan Parties	~~114~~116
	5.22.	Ineligible Securities	~~114~~116
	5.23.	Federal Securities Laws	~~114~~117
	5.24.	Equity Interests	~~114~~117
	5.25.	Commercial Tort Claims	~~115~~117
	5.26.	Letter of Credit Rights	~~115~~117
	5.27.	Material Contracts	~~115~~117
	5.28.	Security Interests in Collateral	~~115~~117
	5.29.	Insurance	~~115~~117
	5.30.	Affiliate Transactions	~~115~~118
	5.31.	Operating Lease Obligations	~~116~~118
	5.32.	Certificate of Beneficial Ownership	~~116~~118
	5.33.	Sanctions ~~and other Anti-Terrorism~~, International Trade Laws; Anti-Money Laundering Laws; Anti-Corruption Laws	~~116~~118
	~~5.34.~~	~~Anti-Corruption Laws~~	~~116~~

VI.	AFFIRMATIVE COVENANTS.		~~116~~119
	6.1.	Compliance with Laws	~~116~~119
	6.2.	Conduct of Business and Maintenance of Existence and Assets	~~116~~119
	6.3.	Books and Records	~~117~~119
	6.4.	Payment of Taxes	~~117~~119
	6.5.	Financial Covenants	~~117~~120
	6.6.	Insurance	~~118~~120
	6.7.	Payment of Indebtedness and Leasehold Obligations	~~119~~122
	6.8.	Environmental Matters	~~120~~122
	6.9.	[Reserved]	~~121~~123
	6.10.	Execution of Supplemental Instruments	~~121~~123
	6.11.	Use of Proceeds	~~121~~123
	6.12.	Government Receivables	~~121~~123
	6.13.	Membership/Partnership Interests	~~121~~124
	6.14.	Keepwell	~~121~~124
	6.15.	Lien Waivers Agreements	~~121~~124
	6.16.	Change in Collateral; Collateral Records	~~122~~125
	6.17.	After Acquired Real Property	~~122~~125
	6.18.	Borrowing Base	~~123~~125
	6.19.	Covenant to Join Agreement and Give Security	~~123~~125
	6.20.	Certificate of Beneficial Ownership and Other Additional Information	~~123~~126
	6.21.	Post-Closing Obligations	~~124~~126
	6.22.	~~Sanctions and other Anti-Terrorism Laws;~~ Anti-Corruption Laws

VII.	NEGATIVE COVENANTS.		~~124~~127
	7.1.	Merger, Consolidation, Acquisition and Sale of Assets	~~124~~127
	7.2.	Creation of Liens	~~125~~128
	7.3.	[Reserved]	~~125~~128
	7.4.	Investments	~~125~~128
	7.5.	[Reserved]	~~125~~128

	7.6.	Dispositions	~~125~~128
	7.7.	Capital Expenditures	~~126~~129
	7.8.	Dividends	~~127~~129
	7.9.	Indebtedness	~~127~~130
	7.10.	Nature of Business	~~127~~130
	7.11.	Transactions with Affiliates	~~127~~130
	7.12.	Sale and Leaseback Transactions; Lease Obligations	~~127~~130
	7.13.	Partnerships; Joint Ventures	~~128~~130
	7.14.	Fiscal Year and Accounting Changes	~~128~~130
	7.15.	Pledge of Credit	~~128~~131
	7.16.	Amendment of Organizational Documents	~~128~~131
	7.17.	Compliance with ERISA	~~128~~131
	7.18.	Prepayment of Indebtedness	~~129~~131
	7.19.	Subordinated Indebtedness	~~129~~131
	7.20.	Other Agreements	~~129~~132
	7.21.	~~Sanctions and other Anti-Terrorism~~Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws	~~129~~132
	~~7.22.~~	~~Anti-Corruption Laws~~	~~130~~

VIII.	CONDITIONS PRECEDENT		~~130~~132
	8.1.	Conditions to Initial Advances Made On or After the Amendment and Restatement Closing Date	~~130~~132
	8.2.	Conditions to Each Advance	~~133~~135

IX.	INFORMATION AS TO BORROWERS.		~~134~~136
	9.1.	Disclosure of Material Matters	~~134~~136
	9.2.	Schedules	~~134~~136
	9.3.	Environmental Reports	~~134~~137
	9.4.	Litigation	~~135~~138
	9.5.	Material Occurrences	~~135~~138
	9.6.	Government Receivables	~~136~~138
	9.7.	Annual Financial Statements	~~136~~138
	9.8.	Quarterly Financial Statements	~~136~~139
	9.9.	Monthly Financial Statements	~~137~~139
	9.10.	Other Reports	~~137~~140
	9.11.	Additional Information	~~137~~140
	9.12.	Projected Operating Budget	~~137~~140
	9.13.	Variances From Operating Budget	~~138~~140
	9.14.	Notice of Suits, Adverse Events	~~138~~140
	9.15.	ERISA Notices and Requests	~~138~~141
	9.16.	Additional Documents	~~139~~141
	9.17.	Updates to Certain Schedules	~~139~~142

X.	EVENTS OF DEFAULT.		~~139~~142
	10.1.	Nonpayment	~~140~~142
	10.2.	Breach of Representation	~~140~~142
	10.3.	Financial Information	~~140~~142

	10.4.	Judicial Actions	~~140~~142
	10.5.	Noncompliance	~~140~~142
	10.6.	Judgments	~~140~~143
	10.7.	Bankruptcy	~~141~~143
	10.8.	Lien Priority	~~141~~144
	10.9.	Subordinated Indebtedness	~~141~~144
	10.10.	Cross Default	~~141~~144
	10.11.	Breach of Guaranty or Pledge Agreement	~~142~~144
	10.12.	Change of Control	~~142~~144
	10.13.	Invalidity	~~142~~144
	10.14.	Seizures	~~142~~144
	10.15.	Operations	~~142~~145
	10.16.	Pension Plans	~~142~~145
	~~10.17.~~	~~Anti-Money Laundering/International Trade Law Compliance~~	~~143~~

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.		~~143~~145
	11.1.	Rights and Remedies	~~143~~145
	11.2.	Agent’s Discretion	~~145~~147
	11.3.	Setoff	~~145~~148
	11.4.	Rights and Remedies not Exclusive	~~145~~148
	11.5.	Allocation of Payments After Event of Default	~~145~~148

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.		~~148~~150
	12.1.	Waiver of Notice	~~148~~150
	12.2.	Delay	~~148~~150
	12.3.	Jury Waiver	~~148~~151

XIII.	EFFECTIVE DATE AND TERMINATION.		~~148~~151
	13.1.	Term; Prepayment	~~148~~151
	13.2.	Termination	~~149~~152
	13.3.	Collateral and Guaranty Matters	~~150~~152

XIV.	REGARDING AGENT.		~~150~~153
	14.1.	Appointment	~~150~~153
	14.2.	Nature of Duties	~~151~~153
	14.3.	Lack of Reliance on Agent	~~151~~154
	14.4.	Resignation of Agent; Successor Agent	~~152~~154
	14.5.	Certain Rights of Agent	~~152~~155
	14.6.	Reliance	~~152~~155
	14.7.	Notice of Default	~~153~~155
	14.8.	Indemnification	~~153~~155
	14.9.	Agent in its Individual Capacity	~~153~~156
	14.10.	Delivery of Documents	~~153~~156
	14.11.	Loan Parties Undertaking to Agent	~~153~~156
	14.12.	No Reliance on Agent’s Customer Identification Program	~~154~~156
	14.13.	Other Agreements	~~154~~156
	14.14.	Erroneous Payments	~~154~~157

v

	14.15.	Certain ERISA Matters.	159

XV.	BORROWING AGENCY.		~~156~~160
	15.1.	Borrowing Agency Provisions.	~~156~~160
	15.2.	Waiver of Subrogation	~~157~~161
	15.3.	Limitation on Liability of the Canadian Loan Parties	~~158~~161

XVI.	MISCELLANEOUS.		~~158~~161
	16.1.	Governing Law	~~158~~161
	16.2.	Entire Understanding	~~159~~162
	16.3.	Successors and Assigns; Participations; New Lenders	~~162~~166
	16.4.	Application of Payments	~~165~~169
	16.5.	Indemnity	~~165~~169
	16.6.	Notice	~~166~~170
	16.7.	Survival	~~168~~171
	16.8.	Severability	~~168~~172
	16.9.	Expenses	~~168~~172
	16.10.	Injunctive Relief	~~169~~172
	16.11.	Consequential Damages	~~169~~172
	16.12.	Captions	~~169~~173
	16.13.	Counterparts; Facsimile Signatures	~~169~~173
	16.14.	Construction	~~169~~173
	16.15.	Confidentiality; Sharing Information	~~169~~173
	16.16.	Publicity	~~170~~174
	16.17.	Certifications From Banks and Participants; USA PATRIOT Act	~~170~~174
	16.18.	[Reserved]	~~171~~174
	16.19.	Canadian Anti-Money Laundering Legislation	~~171~~174
	16.20.	Joint and Several Obligations	~~171~~175

XVII.	GUARANTY.		~~171~~175
	17.1.	Guaranty	~~171~~175
	17.2.	Waivers	~~172~~175
	17.3.	No Defense	~~172~~176
	17.4.	Guaranty of Payment	~~172~~176
	17.5.	Liabilities Absolute	~~173~~176
	17.6.	Waiver of Notice	~~174~~177
	17.7.	Agent’s Discretion	~~174~~178
	17.8.	Reinstatement.	~~174~~178

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(a)	Compliance Certificate
Exhibit 2.1(a)	U.S. Revolving Credit Note
Exhibit 2.1(b)	Canadian Revolving Credit Note
Exhibit 2.3(a)	Term Note
Exhibit 2.4(a)(i)	US Swing Loan Note
Exhibit 2.4(a)(ii)	Canadian Swing Loan Note
Exhibit 3.10(a)	Form of U.S. Tax Compliance Certificate
Exhibit 3.10(b)	Form of U.S. Tax Compliance Certificate
Exhibit 3.10(c)	Form of U.S. Tax Compliance Certificate
Exhibit 3.10(d)	Form of U.S. Tax Compliance Certificate
Exhibit 5.32	Certificate of Beneficial Ownership
Exhibit 8.1(e)	Financial Condition Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule 1.1A	Specified Extended Term Receivables
Schedule 1.1B	Specified Accounts
Schedule 1.1C	Factoring Agreements
Schedule 1.1D	Commercial Tort Claims
Schedule 1.1E	Existing Letters of Credit
Schedule 1.2	Permitted Encumbrances
Schedule 4.4(b)(i)	Equipment and Inventory Locations
Schedule 4.4(b)(ii)	Places of Business; Chief Executive Offices
Schedule 4.4(b)(iii)	Real Property
Schedule 4.8(j)	Deposit and Investment Accounts
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Entity Names
Schedule 5.7	Environmental
Schedule 5.8(b)	Litigation
Schedule 5.8(c)	Indebtedness
Schedule 5.8(e)	Plans
Schedule 5.9	Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.24	Equity Interests
Schedule 5.26	Letter of Credit Rights
Schedule 5.27	Material Contracts
Schedule 5.29	Insurance
Schedule 5.30	Affiliate Transactions
Schedule 5.31	Operating Lease Obligations
Schedule 6.21	Post-Closing Obligations
Schedule 7.4	Existing Investments

AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of June 5, 2018 among MOTORCAR PARTS OF AMERICA, INC., a corporation organized under the laws of the State of New York (“MPA”, and together with each Person organized under the laws of a State of the United States joined hereto as a borrower from time to time, collectively, the “US Borrowers”, and each, a “US Borrower”), D & V ~~Electronics Ltd~~ELECTRONICS LTD., a corporation amalgamated and existing under the laws of the Province of British Columbia (“D&V”), DIXIE ELECTRIC LTD., a corporation amalgamated under the laws of Ontario (“Dixie Canada”), DIXIE ELECTRIC INC., a Delaware corporation (“Dixie US” and together with D&V, Dixie Canada and each Person organized under the laws of Canada joined hereto as a borrower from time to time, collectively, the “Canadian Borrowers”, and each, a “Canadian Borrower”; the Canadian Borrowers and the US Borrowers are referred to herein each as a “Borrower” and collectively as “Borrowers”), each Person joined hereto as a guarantor from time to time, the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

RECITALS

WHEREAS, MPA, the Lenders party thereto from time to time, and PNC, as Agent, are parties to the Revolving Credit, Term Loan and Security Agreement, dated as of June 3, 2015 (as amended, modified or supplemented prior to the date hereof, the “Existing Loan Agreement”);

WHEREAS, the Borrowers have requested an amendment and restatement of the Existing Loan Agreement to give effect to certain modifications thereto and to clarify the agreements and understandings between the parties as set forth herein.

~~Amendment and Restatement~~AMENDMENT AND RESTATEMENT

On the Effective Date, the Existing Loan Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Loan Agreement shall thereafter be of no further force and effect, except to evidence (i) the incurrence by the Borrowers of the “Obligations” under and as defined in the Existing Loan Agreement (whether or not such “Obligations” are contingent as of the Effective Date), (ii) the representations and warranties made by the Borrowers prior to the Effective Date and (iii) any action or omission performed or required to be performed pursuant to such Existing Loan Agreement prior to the Effective Date (including any failure, prior to the Effective Date, to comply with the covenants contained in such Existing Loan Agreement). The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Loan Agreement existing prior to the Effective Date. This Agreement is not in any way intended to (1) constitute a novation of the obligations and liabilities existing under the Existing Loan Agreement or evidence payment of all or any portion of such obligations and liabilities thereunder or (2) impair or affect the liens and/or security interests granted, pledged or assigned by Borrowers to Agent in accordance with the terms of the Existing Loan Agreement and the various other security documents, executed in connection therewith or related thereto. The Borrowers and Guarantors acknowledge their prior grant of liens and security interests under the Existing Loan Agreement and confirm that such liens continue to secure the respective Obligations, as applicable, under this Agreement.

The terms and conditions of this Agreement and the Agents’ and the Lenders’ rights and remedies under this Agreement and the Other Documents shall apply to all of the Obligations incurred under the Existing Loan Agreement and any Notes issued thereunder.

On and after the Effective Date, (i) all references to the Existing Loan Agreement (or to any amendment or any amendment and restatement thereof) in the Other Documents (other than this Agreement) shall be deemed to refer to the Existing Loan Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Loan Agreement or in any Other Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Loan Agreement, as amended and restated hereby.

This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any Other Document, all terms and conditions of the Other Documents remain in full force and effect unless otherwise specifically amended hereby or in any Other Document.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the Loan Parties, Lenders and Agent hereby agree as follows:

I.	DEFINITIONS.

1.1.            Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Loan Parties for the fiscal year ended March 31, 2014, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrowers or the Required Lenders shall so request, the ~~Administrative~~ Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Borrowers shall provide to the ~~Administrative~~ Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements of the Loan Parties for the fiscal year ended March 31, 2014 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.2.            General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Accrued Core Interest Payments” shall mean the non-cash imputed interest payments related to the multi-year core buyback agreements, which amounts are included in the interest expense of Borrowers, in connection with the purchases of remanufactured cores from customers, which are held by customers and remain on their premises.

“Advance Rates” shall have the meaning set forth in Section 2.1(b)(y)(ii) hereof.

“Advances” shall mean and include the Revolving Advances (whether US Advances or Canadian Advances), Letters of Credit, the Swing Loans and the Term Loan.

“Affected Lender” shall have the meaning set forth in Section 3.11 hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) with respect to any Loan Party, any Person who is an executive officer or director of such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and permitted assigns.

“Agreement” shall mean this Amended and Restated Revolving Credit, Term Loan and Security Agreement, as the same may be amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of Daily Simple SOFR in effect on such day plus one percent (1.0%), so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, that if the Alternate Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.~~.~~

“Alternate Source” shall have the meaning set forth in the definition of ~~Federal Funds Open~~Overnight Bank Funding Rate.

“Amendment and Restatement Closing Date” shall mean June 5, 2018.

“Amendment and Restatement Fee Letter” shall mean the fee letter dated May 3, 2018 among Agent, MPA and PNC Capital Markets LLC.

“Amendment to the Mexican Pledge Agreement” shall mean the Amendment to the Mexican Pledge Agreement to be entered by and Among MPA, Motorcar Mexico and Agent on the Amendment and Restatement Closing Date.

“AML Legislation” shall have the meaning set forth in Section 16.19(a) hereof.

“Anti-Corruption Laws” shall mean (a) the ~~United States~~U.S. Foreign Corrupt Practices Act of 1977, as amended~~,~~; (b) the ~~UK~~U.K. Bribery Act 2010, ~~and any other similar~~as amended; (c) the Freezing Assets of Corrupt Foreign Officials Act (Canada), (d) the Corruption of Foreign Public Officials Act (Canada), and (e) any other Applicable Law relating to anti-bribery or anti-corruption ~~laws or regulations administered or enforced in any jurisdiction in which the Borrower or any of its Subsidiaries conduct business~~.

“~~Anti-Terrorism~~Anti-Money Laundering Laws” shall mean ~~any Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including~~(a) the Bank Secrecy Act~~, 31 U.S.C. 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339b, and any regulations or directives promulgated under these provisions~~ and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, each as amended; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017 and the Terrorist Asset-Freezing Act 2010, each as amended; (c) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and including all regulations thereunder, and (d) any other Applicable Law relating to anti-money laundering and countering the financing of terrorism and related financial record keeping and reporting requirements.

“Applicable Facility Fee” shall mean 0.375% per annum as of the Second Amendment Effective Date and through and including the date immediately prior to the first full fiscal quarter following the Second Amendment Effective Date. Commencing with the first day of the first fiscal quarter following the Second Amendment Effective Date and effective as of the first day of each fiscal quarter thereafter (the “Facility Fee Adjustment Date”), the Applicable Facility Fee shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the Average Daily Unpaid Balance for the fiscal quarter immediately preceding the Facility Fee Adjustment Date:

Average Daily Unpaid Balance:	Applicable Facility Fee
< $120,000,000	0.50%
≥ $120,000,000	0.375%

“Applicable Law” shall mean all ~~laws, rules and regulations~~Laws applicable to the Person, conduct, transaction, covenant, ~~document or agreement~~Other Document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, provincial, territorial, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, or any applicable settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators~~, including any Anti-Terrorism Law, Environmental Law and ERISA~~.

“Applicable Margin” shall mean, commencing on the Seventh Amendment Effective Date, and thereafter until the date immediately prior to the Eighth Amendment Effective Date, for each type of Advance, the applicable percentage per annum set forth in the pricing table below:

APPLICABLE MARGINS FOR DOMESTIC RATE LOANS	APPLICABLE MARGINS FOR TERM SOFR RATE LOANS
Revolving Advances, Swing Loans	Revolving Advances
2.25%	3.25%

Commencing on the Eighth Amendment Effective Date, the Applicable Margin shall initially be as set forth in the pricing table below corresponding to the Average Undrawn Availability for Level III, and thereafter effective as of the first Business Day following each calendar quarter-end thereafter (each such day, an “Adjustment Date”), the Applicable Margin for each type of Advance shall be adjusted, if necessary, to the applicable percentage per annum set forth in the pricing table below corresponding to the Average Undrawn Availability for the most recently completed calendar quarter prior to the applicable Adjustment Date as determined by the Agent’s system of record :

Level	Average Undrawn Availability	APPLICABLE MARGINS FOR DOMESTIC RATE LOANS	APPLICABLE MARGINS FOR TERM SOFR RATE LOANS
I	Greater than 66.67% of the Maximum Revolving Advance Amount	1.75%	2.75%
II	Greater than or equal to 33.33% of the Maximum Revolving Advance Amount but less than or equal to 66.67% of the Maximum Revolving Advance Amount	2.00%	3.00%
III	Less than 33.33% of the Maximum Revolving Advance Amount	2.25%	3.25%

Notwithstanding anything to the contrary contained herein, no downward adjustment in any Applicable Margin shall be made on any Adjustment Date on which any Event of Default shall have occurred and be continuing. Notwithstanding anything to the contrary contained herein, immediately and automatically upon the occurrence of any Event of Default under Sections 10.1, 10.5(i) (solely with respect to a failure to comply with Section 6.5) or 10.7, each Applicable Margin shall increase to and equal the highest Applicable Margin specified in the pricing table set forth above, until the date (if any) on which such Event of Default shall be waived in accordance with the provisions of this Agreement, at which time the rate will be adjusted based upon the Average Undrawn Availability as determined by the Agent’s system of record. Any increase in interest rates and/or other fees payable by the Loan Parties under the Loan Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates and/or other fees resulting from the occurrence of any Event of Default and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof or the default fee rate provisions of Section 3.2(a) hereof.

“Application Date” shall have the meaning set forth in Section 2.8(b) hereof.

“Approvals” shall have the meaning set forth in Section 5.7(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the ~~StuckyNet System©~~Credit Management Module of PNC’s PINACLE® system, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or a component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.8.2(d).

“Average Daily Unpaid Balance” shall mean the average of the sum of Revolving Advances plus Swing Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit at the end of the day for each day of the applicable fiscal quarter.

“Average Undrawn Availability” shall mean, as of any date of determination, the average daily Undrawn Availability for the most recently completed calendar quarter, or such other period of days as the context may require.

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Benchmark” shall mean, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark pursuant to Section 3.8.2.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)       the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment;

(2)       sum of: (A) the alternate benchmark rate that has been selected by the Agent and the Borrowers, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention, for determining a benchmark rate as a replacement to the then-current benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the Other Documents; provided further that any Benchmark Replacement shall be administratively feasible as determined by the Agent in its sole discretion.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustments, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)       a public statement or publication of information by a Governmental Body having jurisdiction over Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Relevant Governmental Body having jurisdiction over Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, so long as a Benchmark Transition Event has occurred, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.8.2 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.8.2.

“Beneficial Owner” shall mean, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender” shall have the meaning set forth in Section 2.6(e) hereof.

“Blocked Account Bank” shall have the meaning set forth in Section 4.8(h) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowing Agent” shall mean MPA in its capacity as agent for each other Borrower.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 hereto duly executed by the President, Chief Financial Officer, Chief Accounting Officer or Controller of Borrowing Agent and delivered to Agent, appropriately completed, by which such officer shall certify to Agent each of the US Formula Amount and the Canadian Formula Amount and the calculations thereof as of the date of such certificate.

“Braking Inventory” shall mean Eligible Inventory consisting of brake-related products.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in East Brunswick, New Jersey; provided that, when used in connection with an amount that bears interest at a rate based on the Term SOFR Reference Rate or SOFR or any direct or indirect calculation or determination of the Term SOFR Reference Rate or SOFR, the term “Business Day” shall mean any such day that is also a U.S. Government Securities Business Day.

“Canadian Advance Rates” shall have the meaning set forth in Section 2.1(b)(y)(ii) hereof.

“Canadian Advances” shall mean any Advances made to, or for the account of, any Canadian Borrower.

“Canadian Borrower” or “Canadian Borrowers” shall mean (i) D&V, (ii) such Subsidiaries of MPA that MPA may from time to time designate as a Canadian Borrower by having such Subsidiary execute and deliver a Joinder Agreement to Agent, and (iii)  all permitted successors and assigns of such Persons.

“Canadian Borrowers’ Account” shall have the meaning set forth in Section 2.10 hereof.

“Canadian Documents” shall mean the Canadian General Security Agreement and each Other Document governed by or applicable within the laws of Canada or a province or territory thereof.

“Canadian Dollar” and the sign “CAN$” shall mean lawful money of Canada.

“Canadian Formula Amount” shall have the meaning set forth in Section 2.1(b) hereof.

“Canadian General Security Agreement” shall mean the Canadian General Security Agreement dated as of June 5, 2018, by and between D&V and Agent.

“Canadian Guarantors” ~~means~~shall mean (i) each Subsidiary (other than a Canadian Borrower) of a Borrower organized in Canada and (ii) each Person that becomes a Canadian Guarantor pursuant to Section 6.19.

“Canadian Inventory NOLV Advance Rate” shall have the meaning set forth in Section 2.1(b)(y)(ii) hereof.

“Canadian Letters of Credit” shall mean Letters of Credit issued on behalf of any Canadian Loan Party.

“Canadian Loan Party” or “Canadian Loan Parties” shall mean each Canadian Borrower and each Canadian Guarantor and shall extend to all permitted successors and assigns of such Persons.

“Canadian Obligations” shall mean the aggregate of the Obligations of the Canadian Loan Parties.

“Canadian Out-of-Formula Loan” shall have the meaning set forth in Section 16.2(e) hereof.

“Canadian Pension Plan” shall mean each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Loan Party for its employees or former employees, but does not include the Canada Pension Plan as maintained by the Government of Canada or Quebec Pension Plan.

“Canadian Pension Termination Event” shall mean (a) the voluntary full or partial wind up of a Specified Canadian Pension Plan that is a registered pension plan by a Canadian Loan Party; (b) the institution of proceedings by any Governmental Body to terminate in whole or in part or have a trustee appointed to administer a Specified Canadian Pension Plan; or (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of, winding up or the appointment of trustee to administer a Specified Canadian Pension Plan.

“Canadian Receivables Advance Rate” shall have the meaning set forth in Section 2.1(b)(y)(i) hereof.

“Canadian Revolving Advance Amount Sublimit” shall mean $24,000,000.

“Canadian Revolving Credit Note” shall have the meaning set forth in Section 2.1(b) hereof.

“Canadian Swing Loan Note” shall have the meaning set forth in Section 2.4(a)(ii).

“Canadian Swing Loans” shall have the meaning set forth in Section 2.4(a)(ii).

“Canadian Security Agreements” shall mean (a) the Canadian General Security Agreement and (b) such other similar Loan Documents entered into by a Canadian Loan Party in favor of the Agent in connection with this Agreement and governed by or applicable within the laws of Canada or a province or territory thereof.

“Capital Expenditures” shall mean, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of any other Person; provided that, Capital Expenditures shall not include (i) any such expenditures constituting all or a portion of the purchase price in connection with any acquisition permitted under the Loan Documents, (ii) any such expenditures made in connection with the replacement, substitution, repair or restoration of any assets to the extent financed (x) with insurance proceeds received by any Borrower or any of their Subsidiaries on account of the loss of, or any damage to, the assets being replaced, substituted for, repaired or restored or (y) with the proceeds of any compensation awarded to any Borrower or any of their Subsidiaries as a result of the taking, by eminent domain or condemnation, of the assets being replaced or substituted for, (iii) the purchase price of any equipment that is purchased simultaneously with the trade-in of any existing equipment by any Borrower or any of their Subsidiaries to the extent that the gross amount of such purchase price is reduced by any credit granted by the seller of such equipment for such equipment being traded in, (iv) the purchase price of any property, plant or equipment purchased within 360 days of the consummation of any asset sale or any other sale by any Borrower or any of their Subsidiaries of any other property, plant or equipment to the extent purchased with the Net Cash Proceeds of such asset sale or the proceeds of such other sale, in each case in clause (iv) of this definition, to the extent that such Loan Party is permitted to reinvest such proceeds pursuant to the terms and conditions of this Agreement or any Other Document or (v) any such expenditures in connection with Right of Use Asset.

“Capitalized Lease” shall mean a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Loan Party represented by obligations under a Capitalized Lease.

“Carryover Amount” shall have the meaning set forth in Section 7.7 hereof.

“Cash Collateralize” ~~means~~shall mean to deliver to the Issuer an amount (whether in cash or in the form of a backstop letter of credit in form and substance reasonably satisfactory to, and issued by a U.S. commercial bank reasonably acceptable to, the Issuer in its commercially reasonable discretion) equal to 105% of the sum of (a) the Maximum Undrawn Amount plus (b) the aggregate amount of all unreimbursed payments and disbursements on all such Letters of Credit which have not been converted to Revolving Loans plus (c) the amount of unpaid Letter of Credit Fees then accrued. Derivatives of such term ~~have corresponding meanings. Derivatives of such term~~ shall have corresponding meanings.

“Cash Equivalents” shall mean (a) marketable obligations issued or directly and fully guaranteed or insured by the United States or any State, agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case, maturing within one (1) year from the date of acquisition thereof; (b) commercial paper, maturing not more than one (1) year after the date of issue rated P-l by Moody’s or A-l by Standard & Poor’s; (c) certificates of deposit maturing not more than one (1) year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than ninety (90) days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any State, agency or instrumentality thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within one (1) year from the date of acquisition thereof.

“Cash Management Products and Services” shall mean agreements or other arrangements under which Agent, any Lender or any Affiliate of Agent or a Lender provides any of the following products or services to any Loan Party: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, blocked accounts, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of any Loan Party to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under ~~the Loan~~this Agreement and the Other Documents, subject to the express provisions of Section 11.5.

“Cash Management Liabilities” shall have the meaning provided in the definition of “Cash Management Products and Services.”

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Certificate of Beneficial Ownership” shall mean, for each Borrower, a certificate in substantially the form of Exhibit 5.32 hereto (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.

“CFTC” shall mean the Commodity Futures Trading Commission.

“Change in Law” shall mean the occurrence, after the Amendment and Restatement Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean: (a) any person or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 33% or more of the voting Equity Interests of MPA; (b) MPA shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party (other than in connection with any transaction permitted pursuant to Section 7.1), free and clear of all Liens (other than Permitted Encumbrances); (c) any merger, consolidation or sale of substantially all of the property or assets of any Loan Party (other than in connection with any transaction permitted pursuant to Section 7.1); and (d) a “Change of Control” (or any comparable term or provision) under or with respect to any of the Subordinated Indebtedness of MPA or any of its Subsidiaries with an outstanding principal amount in excess of $2,500,000.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, goods, services, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.

“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a)         all Receivables and all supporting obligations relating thereto;

(b)         all equipment and fixtures;

(c)         all general intangibles (including all Intellectual Property, payment intangibles and all software) and all supporting obligations related thereto;

(d)         all Inventory;

(e)         all Equity Interests, securities, investment property, and financial assets;

(f)          all New Property;

(g)         all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (now or hereafter described on Schedule 1.1D hereto); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(h)         all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (g) of this definition; and

(i)          all proceeds and products of the property described in clauses (a) through (h) of this definition, in whatever form. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of the Loan Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against Loan Parties, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for in the Loan Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code and as defined in the PPSA, as applicable) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).

Notwithstanding the forgoing, Collateral shall not include any Excluded Property.

“Commitment” shall mean, a Revolving Commitment or Term Loan Commitment, as the context may require.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Competitor” shall mean any competitor of MPA or any Subsidiary of MPA that is in one or more of the same or similar lines of business as MPA or any Subsidiary of MPA designated in writing from time to time by Borrowing Agent to Agent.

“Compliance Authority” shall mean (a) any Governmental Body of the United States (including, but not limited to, the U.S. Department of the Treasury and its Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State), the European Union, the United Kingdom, or Canada; and (b) the United Nations Security Council.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) hereto (with such additional information as reasonably requested by Agent) to be signed by the Chief Financial Officer or Controller of Borrowing Agent.

“Conditional Notice” shall have the meaning set forth in Section 13.1 hereof.

“Conforming Changes” shall mean, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period” (or other applicable provision regarding interest periods available), the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of the Loan Documents, including any Consents required under all applicable federal, state, provincial, territorial or other Applicable Law.

“Consigned Inventory” shall mean Inventory of any Loan Party that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Consolidated EBITDA” shall mean, with respect to any Person for any period, (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (i) Consolidated Net Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) severance charges in an aggregate amount not to exceed (A) $1,000,000 for the fiscal year of Borrowers ending on March 31, 2021, (B) $500,000 for the fiscal year of Borrowers ending on March 31, 2022, (C) $2,000,000 for the fiscal year of Borrowers ending on March 31, 2023, (D) $2,250,000 for the fiscal year of Borrowers ending on March 31, 2024, (E) $2,000,000 for the fiscal year of Borrowers ending on March 31, 2025, ~~and~~ (F) $~~500,000~~2,200,000 for the fiscal year of Borrowers ending on March 31, 2026, (G) $2,500,000 for the fiscal year of Borrowers ending on March 31, 2027, and (H) $1,000,000 for any fiscal year of Borrowers thereafter, (vi) any non-cash expenses incurred in connection with stock options and other equity-based compensation, (vii) non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, (viii) standard inventory revaluation write-downs and write-ups; provided, that, commencing with the fiscal quarter ending June 30, 2019, such amounts which may be added back pursuant to this clause (viii) with respect to Eligible Inventory which are not subject to a Repurchase Contract or which are at an MPA location shall be an aggregate amount not to exceed $1,000,000 for each fiscal quarter (any portion of such amount not fully used in any given fiscal quarter may be rolled over to a subsequent fiscal quarter during any four quarter period); provided, further, that, commencing with the fiscal quarter ending March 31, 2020, in no event shall the aggregate amount which may be added back pursuant this proviso to this clause (viii) exceed $4,000,000 for any trailing four quarter period, (ix) non-cash losses on Hedging Agreements, (x) any expenses incurred in connection with stock offerings, (xi) the amount of all costs, fees and expenses incurred in connection with the Transactions, (xii) costs and expenses incurred as a result of any step up accounting adjustments, (xiii) all transactional costs, expenses and charges payable in connection with, any acquisition (whether or not consummated) in an amount not to exceed $700,000 for any fiscal year of Borrowers, (xiv) the amount of all costs, fees, and expenses incurred by Borrowers in connection with the Eighth Amendment (including any portion of the fees due and payable under the Eighth Amendment Fee Letter and any legal expenses incurred in connection with the Eighth Amendment, including any fees and legal expenses which have been charged directly as general and administrative expenses on the Borrowers’ profit and loss statement), (xv) non-capitalized transaction expenses related to the Mexico Business Expansion in an aggregate amount not to exceed $32,000,000 for any periods ending on or prior to September 30, 2021, (xvi) specified investments in Customers which are expensed during such period; provided, however, that commencing April 1, 2018 the aggregate amount of such expense which may be added back pursuant to this clause (xvi) shall not exceed $10,855,000 during the term of this Agreement, (xvii) Extraordinary Freight Costs (i) for the fiscal quarter ending on June 30, 2022 not to exceed $1,749,000, and (ii) for the fiscal quarter ending September 30, 2022, not to exceed $1,541,000, (xviii) for the period commencing on April 1, 2020 and ending on March 31, 2022, costs and expenses incurred as a result of increased operating costs in connection with the COVID-19 pandemic; provided, that, the aggregate amount which may be added back pursuant to this subclause (xviii) for any given period shall not exceed the aggregate amount disclosed for such costs and expenses in the corresponding 10-Q or 10-K filing (as applicable) for MPA for any such period; provided further, that, notwithstanding the preceding proviso, the aggregate amount which may be added back pursuant to this subclause (xviii) shall not exceed $13,000,000, (xix) all costs, fees and expenses incurred by Borrowers in connection with the Subordinated Convertible Notes Transaction and the Sixth Amendment in an aggregate amount not to exceed $1,000,000, and (xx) fees related to the Term Loan which have been written off during such period, and the amount of all costs, fees and expenses incurred by Borrowers in connection with the Seventh Amendment (including any portion of the fees due and payable under the Seventh Amendment Fee Letter and any legal expenses incurred in connection with the Seventh Amendment, including any fees and legal expenses which have been charged directly as general and administrative expenses on the Borrowers’ profit and loss statement), minus (c) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent included in determining Consolidated Net Income of such Person for such period: (i) non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of Receivables in the Ordinary Course of Business) for such period and (ii) non-cash gains on Hedging Agreements, plus (d) without duplication and to the extent not included in determining Consolidated Net Income of such Person for such period, Internal Revenue Service refunds not to exceed $5,103,000 in the aggregate with respect to any employee retention credits.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding (a) any extraordinary or non-recurring gains or losses, (b) gains or losses from any Disposition (other than any Dispositions of Inventory in the Ordinary Course of Business), (c) non-cash restructuring charges, (d) any tax refunds, net operating losses or other net tax benefits, (e) non-cash gains or losses from currency fluctuations or with respect to Interest Rate Hedges and Foreign Currency Hedges, and (f) non-cash earnings resulting from any reappraisal, revaluation or write-up of assets.

“Consolidated Net Interest Expense” shall mean, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) interest income (including interest paid-in- kind) for such period.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Group” shall mean, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Core Bank Liability Interest Expense” shall mean the non-cash imputed interest payments related to unissued credit memos that are part of the brake caliper contract with an applicable Customer(s). The payment of these returned cores will be made over a contractual repayment period pursuant to the agreement with such applicable Customer(s).

“Covered Entity” shall mean (a) each Loan Party~~,~~ and each of the Loan Parties’ Subsidiaries ~~and all pledgors of Collateral and (b)~~; (b) each Guarantor and any Person who has pledged (or will pledge) Collateral hereunder or under any related document; and (c) each Person that, directly or indirectly, ~~is in control of~~controls (as such term is defined by any Compliance Authority) a Person described in ~~clause~~clauses (a) and (b) above. ~~For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.~~

“Covered Property” shall mean any property: (a) required to be reported as blocked property under 31 C.F.R. § 501.603, as amended; (b) owned, directly or indirectly, by, or due to or from, a Sanctioned Person subject to blocking or comprehensive Sanctions; (c) in which a Sanctioned Person subject to blocking or comprehensive Sanctions otherwise holds any interest; (d) located or originated in, or otherwise subject to restrictions due to its ties to, a Sanctioned Jurisdiction or (e) that otherwise would cause a violation by the Lenders or Agent of any applicable Sanctions if the Lenders or Agent were to obtain an encumbrance on, lien on, pledge, or security interest in such property, or provide services in consideration of such property.

“Crown” shall mean ~~Her~~His Majesty in right of Canada or any similar applicable Governmental Body.

“Currency Due” shall have the meaning set forth in Section 3.13 hereof.

“Current Value” shall have the meaning set forth in Section 6.17 hereof.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the purchaser of goods, services or both with respect to any contract or contract right.

“Customs” shall have the meaning set forth in Section 2.13(b) hereof.

“D&V” shall ~~mean D&V Electronics Ltd., a corporation amalgamated and existing under the laws of British Columbia, Canada~~have the meaning set forth in the preamble to this Agreement.

“Daily Simple SOFR” shall mean for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at ~~http://www.newyorkfed.org~~http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. ~~(Pittsburgh, Pennsylvania time)~~ on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the ~~Borrowers~~Borrowing Agent, effective on the date of any such change.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage, Term Loan Commitment Percentage, as applicable of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Loan Parties or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding ~~a loan~~an Advance under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

“Depository Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 16.2(d) hereof.

“Dispositions” shall mean any transaction, or series of related transactions, pursuant to which any Person sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

“Disqualified Lender” shall mean (a) a natural person and (b) any Person that is (i) a Competitor or (ii) a direct or indirect owner of a Competitor and in each case of this clause (b), is designated by MPA as a “Disqualified Lender” by written notice delivered to Agent (it being acknowledged by the Agent that an initial written notice was delivered on April 13, 2015), unless in the case of clause (b), (x) an Event of Default under Section 10.1 has occurred and be continuing for a period of five (5) days, (y) the Obligations shall have become immediately due and payable and the obligation of Lenders to make Advances shall have been (or shall have been deemed to have been) terminated or (z) an Event of Default under Section 10.7 shall have occurred and be continuing. Any designation pursuant to clause (b) of the foregoing sentence shall become effective two (2) Business Days after the date that such written designation to Agent is made available to the Lenders (and Agent hereby agrees to make such written designation so available promptly after receipt thereof from MPA), but shall not apply retroactively to disqualify any Person that has previously acquired a participation interest in, or taken an assignment of, any Advance, Term Loan Commitment or Revolving Commitment. Notwithstanding the foregoing, “Disqualified Lender” shall not include any Person that MPA has designated as no longer being a “Disqualified Lender” by written notice delivered to Agent.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar” and the sign “$” shall mean lawful money of the United States.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Domestic Subsidiary” shall mean any Subsidiary that is organized in the United States, any State thereof or the District of Columbia and that is not a Subsidiary described in clause (ii) of the definition of a Foreign Subsidiary or a FSHCO.

“Drawing Date” shall have the meaning set forth in Section 2.14(b) hereof.

“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.

“Early Termination Fee” shall have the meaning set forth in Section 13.1 hereof.

“Effective Date” shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Effective Federal Funds Rate” ~~means~~shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eighth Amendment” ~~means~~shall mean that certain Eighth Amendment to Amended and Restated Loan Agreement, dated as of the Eighth Amendment Effective Date, by and among Borrowers, Agent and the Lenders party thereto.

“Eighth Amendment Effective Date” ~~means~~shall mean December 12, 2023.

“Eighth Amendment Fee Letter” shall mean the fee letter dated as of the Eighth Amendment Effective Date between Agent and Borrowing Agent.

“Eligibility Date” shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Loan Party is a party).

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Insured Foreign Receivables” shall mean Receivables that meet the requirements of Eligible Receivables, except clause (g) of such definition, provided that such Receivable is credit insured (the insurance carrier, amount and terms of such insurance shall be reasonably acceptable to Agent and shall name Agent as beneficiary or loss payee, as applicable).

“Eligible Inventory” shall mean and include Inventory of a Borrower, excluding work in process, supplies and packaging, valued at the lower of cost or market value, determined on an average cost basis, which is not, in Agent’s opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance). In addition, Inventory shall not be Eligible Inventory if: (a) it does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof; (b) it is Foreign In-Transit Inventory or in-transit within the United States, Canada or Mexico; (c) it is located outside the continental United States, any province or territory of Canada or Mexico listed on Schedule 4.4 (b)(i) hereto or such other locations in the continental United States, any province or territory of Canada or Mexico as Agent in its Permitted Discretion may approve from time to time or at a location that is not otherwise in compliance with this Agreement; (d) it constitutes Consigned Inventory; (e) it is the subject of an Intellectual Property Claim; (f) it is subject to a License Agreement that limits, conditions or restricts the applicable Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement (or Agent shall agree otherwise in its sole discretion after establishing reserves against the applicable Formula Amount with respect thereto as Agent shall deem appropriate in its sole discretion); (g) it is situated at a location not owned by the applicable Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement (or Agent shall agree otherwise in its sole discretion after establishing reserves against the applicable Formula Amount with respect thereto as Agent shall deem appropriate in its sole discretion); (h) an account receivable or document of title has been created or issued with respect to such Inventory; (i) it arose or was acquired outside of the Ordinary Course of Business of the applicable Borrower and represents damaged, obsolete or unsaleable goods; (j) any covenant, representation or warranty contained in this Agreement with respect to such Inventory has been breached; or (k) it is not lawfully owned by the applicable Borrower or the applicable Borrower does not have the right to grant Liens in such Inventory.

“Eligible Receivables” shall mean and include, each Receivable of a Borrower arising in the Ordinary Course of Business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a)       it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b)       more than 50% of the aggregate amount of all Receivables of the Customer with respect to such Receivable have remained unpaid thirty (30) days past the invoice due date or 120 days with respect to Receivables owed to a US Borrower and 120 days with respect to Receivables owed to a Canadian Borrower (or 390 days with respect to any Specified Extended Term Receivable) past the invoice date;

(c)       such Receivable is due or unpaid within 390 days after the invoice date with respect to Specified Extended Term Receivables and within 120 days from the invoice date with respect to other Receivables due to US Borrowers and 120 days from the invoice date with respect to Receivables due to a Canadian Borrower and is not evidenced by a promissory note, chattel paper or any other instrument or other document unless the original of such document is in the possession of Agent and contains all necessary endorsements in favor of Agent;

(d)       more than thirty (30) days have elapsed from the invoice due date;

(e)       such Receivable is not in conformity with all representations and warranties made by the Borrowers to the Agents and Lenders with respect thereto in the Loan Documents;

(f)        an Insolvency Event shall have occurred with respect to such Customer;

(g)        the sale is to a Customer outside the continental United States or a province of Canada that has not adopted the ~~Personal Property Security Act of Canada~~PPSA, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion or such Receivable constitutes an Eligible Insured Foreign Receivable; (provided that, at any time upon Agent’s request, the Borrowers shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those accounts of a Customer with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the province or territory of Canada in which such chief executive office or principal place of business is located, and take, or cause to be taken, such other and further actions as Agent may reasonably request to enable Agent, as secured party with respect thereto, to collect such accounts under the applicable federal, provincial or territorial laws of Canada);

(h)        the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(i)         the Customer with respect to such Receivable is also a supplier to or creditor of a Borrower, unless such Customer has executed a no-offset letter reasonably satisfactory to Agent;

(j)         Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(k)        the Customer is (1) the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances or (2) ~~Her~~His Majesty in right of Canada or any provincial or local Governmental Body to the extent (but only to the extent) that the Receivables owed by such Customer are subject to restriction on assignment pursuant to the Financial Administration Act, R.S.C. 1985, c.F-11, as amended, or any similar applicable federal, provincial or local law, regulation or requirement (collectively, “Assignment of Crown Debt Restrictions”), unless Borrower assigns its right to payment of such Receivable to the Agent in compliance with the particular prescriptions of the relevant Assignment of Crown Debt Restrictions and such assignment is enforceable against such applicable entity;

(l)         the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(m)       the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit;

(n)        the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason; provided, that certain Receivables separately agreed between Borrowing Agent and Agent shall be ineligible under this clause (n) until Agent has received a non-offset letter or similar documentation reasonably satisfactory to Agent from the applicable Customer;

(o)        the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(p)        any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(q)        such Receivable is not payable to a Borrower; or

(r)         such Receivable is not otherwise satisfactory to Agent as determined in its Permitted Discretion.

“Eligible Rotating Electrical and Automotive Domestic, Mexican and Canadian Inventory” shall mean and include any Eligible Inventory other than MPA Owned Cores at Customer Locations Inventory.

~~“Embargoed Property” shall mean any property (a) beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual or possible violation by the Lenders or Agent of any applicable Anti-Terrorism Law if the Lenders were to obtain an encumbrance on, lien on, pledge of, or security interest in such property or provide services in consideration of such property.~~

“Environmental Complaint” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all federal, state, provincial, territorial and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes as well as common laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, international and local governmental agencies and authorities with respect thereto.

“Equity Interests” shall mean, with respect to any Person, all of the shares of capital stock or membership interest of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

“Erroneous Payment” shall have the meaning set forth in Section 14.14(a) hereof.

“Erroneous Payment Deficiency Assignment” shall have the meaning set forth in Section 14.14(d) hereof.

“Erroneous Payment Impacted Class” shall have the meaning set forth in Section 14.14(d) hereof.

“Erroneous Payment Return Deficiency” shall have the meaning set forth in Section 14.14(d) hereof.

“Erroneous Payment Subrogation Rights” ~~has~~shall have the meaning set forth in Section 14.14(d) hereof.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Excess Amount” shall have the meaning set forth in Section 7.7 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Loan Party and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Loan Party executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Property” shall mean (a) any lease, license, contract or agreement to which any Loan Party is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (x) any Applicable Law, or (y) a term, provision or condition (including any requirement to obtain the consent of any Governmental Body or third party) of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that the foregoing shall cease to be treated as “Excluded Property” and shall constitute Collateral immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (x) or (y) above, provided, further that the exclusions referred to in clause (a) above shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of the Loan Parties’ business associated therewith or attributable thereto; (b) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, provided, however, that a security interest in such trademark application (and the resulting registration) is promptly granted to the Agent upon the filing of a Statement of Use or an Amendment to Allege Use, as the case may be; (c) solely with respect to the US Obligations (as Borrower, Guarantor or otherwise), (i) Equity Interests in any Foreign Subsidiary or FSHCO, in excess of 65% of the outstanding voting stock of such Foreign Subsidiary or FSHCO and (ii) any assets owned directly or indirectly by any Foreign Subsidiary or FSHCO; (d) Equity Interests in joint ventures or any non-wholly-owned Subsidiaries, but only to the extent that the organizational documents or other agreements with other equity holders prohibit or restrict the pledge of such Equity Interests; (e) any leasehold interest in Real Property; (f) any assets of any Loan Party financed by purchase money Indebtedness or Capitalized Leases permitted pursuant to this Agreement, but only to the extent that the documentation governing such Indebtedness or Capitalized Leases (or any Permitted Encumbrance securing such Indebtedness or Capitalized Leases) prohibits the creation by such Loan Party of a security interest or Lien thereon or requires the consent of any Person, other than a Loan Party, as a condition to the creation of any other security interest or Lien on such property or if such contract or other agreement would be breached or give any party (other than a Loan Party or an Affiliate of a Loan Party) the right to terminate it as a result of creation of such security interest or Lien; (g) vehicles and all other assets registered under a certificate of title in an aggregate amount not to exceed $1,000,000 for all such Collateral, or $250,000 with respect to any single vehicle or asset; (h) any governmental licenses or state or local franchises, charters and authorizations, if and to the extent a security interest in such licenses, franchises, charters or authorizations is prohibited or restricted thereby or results in the unenforceability of any right of such Loan Party therein or a breach or termination therein, or requires the consent of any Person as a condition to the creation of any security interest thereon; provided, that the exclusions referred to in this clause (h) shall not include any proceeds of any such licenses, franchises, charters or authorizations; (i) the securities accounts specifically and exclusively used for maintaining funds pursuant to that certain Nonqualified Deferred Compensation Plan of MPA, dated as of May 14, 2008, which accounts are identified in writing to Agent; (j) any accounts which are specially and exclusively used for payroll, payroll taxes, employee wage and benefit payments to or for the benefit of any Loan Party’s employees and other trust and fiduciary accounts; and (k) any assets with respect to which Agent and a Borrower agree that the costs of obtaining a security interest in such assets are excessive in relation to the value afforded thereby.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from any payment to a Recipient on account of any Obligations: (a) Taxes imposed on or measured by its net income (however denominated), franchise Taxes imposed on it (in lieu of net income Taxes) and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Applicable Laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, Swing Loan Lender or Issuer, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any withholding Tax that is imposed on amounts payable to such Lender with respect to an applicable interest in an Advance or Commitment pursuant to an Applicable Law in effect on the date on which such Lender acquires such interest in the Advance or Commitment or designates a new lending office, except in each case to the extent that such Lender (or its assignor) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding Tax pursuant to Section 3.10(a), (c) Taxes attributable to such Recipient’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.10(~~e~~f), or (d) any withholding Taxes imposed under FATCA.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Indebtedness” shall mean Indebtedness and other obligations outstanding under the Existing Loan Agreement.

“Existing Letters of Credit” ~~means~~shall mean those Letters of Credit listed on Schedule 1.1E.

“Existing Loan Agreement” shall have the meaning set forth in the first WHEREAS clause hereof.

“Extraordinary Freight Costs” shall mean extraordinary and non-recurring freight costs above the freight surcharge Borrowers have passed on to Customers.

“Facility Fee” shall have the meaning set forth in Section 3.3(b) hereof.

“Facility Fee Adjustment Date” shall have the meaning set forth in the definition of Applicable Facility Fee.

“Factor” shall mean a factor designated by a Loan Party and reasonably acceptable to Agent (it being agreed that the Factors party to the Factoring Agreements listed on Schedule 1.1C are reasonably acceptable to Agent).

“Factoring Agreement” shall mean the agreements listed on Schedule 1.1C and such other factoring agreements as are entered into by a Loan Party in the Ordinary Course of Business.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.

“FCCR Covenant Trigger Period” shall mean each period beginning on a date when the sum of (x) Undrawn Availability plus (y) the lesser of (A) Suppressed Availability and (B) $~~8,000,000~~12,000,000 is less than 22.5% of the Maximum Revolving Advance Amount and ending on such date as the sum of (x) Undrawn Availability plus (y) the lesser of (A) Suppressed Availability and (B) $~~8,000,000~~12,000,000 is equal to or greater than 22.5% of the Maximum Revolving Advance Amount for thirty (30) consecutive days.

~~“Federal Funds Open Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Loan Parties, effective on the date of any such change.~~

“Fee Letter” shall mean the fee letter dated April 8, 2015 among Agent, MPA and PNC Capital Markets LLC.

“Fee Letters” shall mean, collectively, the Fee Letter, the Amendment and Restatement Fee Letter, the Second Amendment Fee Letter, the Fourth Amendment Fee Letter, the Fifth Amendment Fee Letter, the Sixth Amendment Fee Letter, the Seventh Amendment Fee Letter, the Eighth Amendment Fee Letter and the Ninth Amendment Fee Letter.

“FEMA” shall mean the Foreign Extraterritorial Measures Act (Canada) and any executive orders relating thereto, each as has been or shall hereafter be renewed, extended, amended or replaced.

“Fifth Amendment” shall mean that certain Waiver and Fifth Amendment to Amended and Restated Loan Agreement dated as of February 3, 2023, by and among Borrowers, Agent and the Lenders party thereto.

“Fifth Amendment Effective Date” shall mean the date on which the conditions precedent to the effectiveness of the Fifth Amendment are fulfilled or waived.

“Fifth Amendment Fee Letter” shall mean the fee letter dated February 3, 2023 between Agent and Borrowing Agent.

“First Amendment” ~~means~~shall mean that certain ~~Fist~~First Amendment to Amended and Restated Loan Agreement, dated as of November 14, 2018, by and among Borrowers, Agent and the Lenders party thereto.

“First Amendment Effective Date” ~~means~~shall mean the date on which the conditions precedent to the effectiveness of the First Amendment are fulfilled or waived.

“Fixed Charge Coverage Ratio” shall mean, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person and its consolidated Subsidiaries for such period, to (b) the sum of (i) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period (other than mandatory prepayments made pursuant to Section 2.20) to the extent there is an equivalent permanent reduction in the commitments thereunder during such period together with earn-out Indebtedness paid during such period (solely to the extent not paid out of funds deposited by such Person and its Subsidiaries in a third party escrow or similar account at or about the closing of the related transaction to which such earn-out Indebtedness relates), plus (ii) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period (excluding (A) the non-cash portions of Consolidated Net Interest Expense and (B) for any period on or after January 1, 2018, non-cash interest expense related to Accrued Core Interest Payments and Core Bank Liability Interest Expense), plus (iii) income taxes paid or payable by such Person and its Subsidiaries during such period, plus (iv) cash dividends or distributions paid, or the cash purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person or any of its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than dividends or distributions paid by a Loan Party to any other Loan Party) during such period, plus (v) Unfunded Capital Expenditures made by such Person and its Subsidiaries during such period, plus (vi) [reserved], plus (vii) specified cash payments made pursuant to vendor agreements between a Loan Party and certain Customers of such Loan Party, made by such Loan Party during such period. Notwithstanding the foregoing, principal payments on the Term Loan (including any principal payments made prior to the Seventh Amendment Effective Date) shall be excluded from any calculation of the Fixed Charge Coverage Ratio (including for purposes of the Compliance Certificate for the fiscal quarter ended June 30, 2023 and for each fiscal quarter ending thereafter).

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Loan Party and/or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.

“Foreign In-Transit Inventory” shall mean Inventory of a Loan Party that is in transit from a location outside the United States, Mexico or Canada to any location within the United States, Mexico or Canada of such Loan Party or a Customer of such Loan Party where the Agent’s Liens have been perfected.

“Foreign Subsidiary” shall mean (i) any Subsidiary of any Person that is not organized or incorporated in the United States, any State thereof or the District of Columbia and (ii) any Subsidiary of a Foreign Subsidiary.

“Formula Amount” shall mean the US Formula Amount and/or the Canadian Formula Amount, as applicable.

“Fourth Amendment” shall mean that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of November 3, 2022, by and among Borrowers, Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” shall mean the date on which the conditions precedent to the effectiveness of the Fourth Amendment are fulfilled or waived.

“Fourth Amendment Fee Letter” shall mean the fee letter dated November 3, 2022 between Agent and Borrowing Agent.

“Freight and Duty Reserve” shall mean on any date, a reserve equal to Agent’s estimate of the costs and expenses associated with the importation of Foreign In-Transit Inventory as of such date, including an estimate for all freight, duty and customs broker fees then due or to become due with respect to Foreign In-Transit Inventory.

“FSCO” shall mean The Financial Services Commission of Ontario or like body in Canada or in any other province or territory or jurisdiction of Canada with whom a Canadian Pension Plan is required to be registered in accordance with Applicable Law and any other Governmental Body succeeding to the functions thereof.

“FSHCO” shall mean any Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and debt interests) of one or more Foreign Subsidiaries.

“GAAP” shall mean generally accepted accounting principles (a) in the United States in respect of (i) US Loan Parties and (ii) consolidated financials of the Loan Parties and (b) in Canada in respect of Canadian Loan Parties on a standalone basis, as in effect from time to time.

“Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

“Governmental Body” shall mean ~~any nation or~~the government~~, any state, province, territory or other~~ of the United States of America or of any other nation, or of any political subdivision ~~thereof or any entity, authority, agency, division or department~~of such a government, whether federal, state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising ~~the~~ executive, legislative, judicial~~, statutory~~, taxing, regulatory or administrative powers or functions of or pertaining to ~~a~~ government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including~~, without limitation,~~ the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” or “Guarantors” shall mean (a) with respect to the Canadian Obligations, the Canadian Guarantors and the US Guarantors and (b) with respect to the US Obligations, the US Guarantors and the US Borrowers (as to each other US Borrower).

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the relevant Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.

“Guaranty” shall mean any guaranty of the relevant Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance reasonably satisfactory to Agent, including Article XVII hereof.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state, provincial or territorial law, and any other applicable Federal and state, provincial or territorial law laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement (each, a “Hedging Agreement”); (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due); (g) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (h) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, in each case solely to the extent such obligations are required to be reflected on the balance sheet of such Person; and (i) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (h).

“Increasing Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code and any of the Bankruptcy and Insolvency Act (Canada), the Winding Up and Restructuring Act (Canada), and the Companies’ Creditors Arrangement Act (Canada) or any corporate statute providing for arrangements), or regulatory restrictions, (b) has had a receiver, interim receiver, receiver and manager, monitor, liquidator, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) with respect to a Lender, such Lender, in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Insurance and Condemnation Event” shall have the meaning set forth in Section 6.6(c) hereof.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), tradename, service mark, copyright, copyright application, trade name, mask work, trade secrets, design or industrial right, assumed name or license or other right to use any of the foregoing under Applicable Law.

“Intellectual Property Claim” shall mean the assertion, by any means, by any Person of a claim that any Loan Party’s ownership, use, marketing, sale or distribution of any Inventory, equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Intellectual Property Security Agreement” shall mean any intellectual property security agreement executed by any Loan Party in favor of Agent securing the Obligations, in form and substance satisfactory to Agent.

“Intercompany Subordination Agreement” shall mean that certain Intercompany Subordination Agreement, dated as of June 3, 2015, made by MPA and its Subsidiaries in favor of Agent for the benefit of the Secured Parties.

“Interest Period” shall mean the period provided for any Term SOFR Rate Loan pursuant to Section 2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Loan Party and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.

“International Trade Laws” shall mean all Laws of the United States and Canada relating to export controls, trade embargoes, customs, and anti-boycott measures.

“Inventory” shall mean all of each Loan Party’s inventory (as defined in Article 9 of the Uniform Commercial Code and as defined in the PPSA, as applicable) and all of such Loan Party’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Investment” shall mean, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Receivables arising in the Ordinary Course of Business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuer” shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Lender which Agent and Borrowing Agent shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.

“Joinder Agreement” shall have the meaning set forth in Section 6.19 hereof.

“Judgment Currency” shall have the meaning set forth in Section 3.13 hereof.

“Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to Agent for the benefit of Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender and for which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of the Loan Documents be “Obligations” of such Person and of each other Loan Party and be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under the Loan Documents, subject to the express provisions of Section 11.5 hereof.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party or any of their respective Subsidiary that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of the Loan Documents be “Obligations” of such Person and of each other Loan Party and be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under the Loan Documents, subject to the express provisions of Section 11.5 hereof.

“Letter of Credit Application” shall have the meaning set forth in Section 2.12(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.14(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof.

“Letter of Credit Sublimit” shall mean $20,000,000.

“Letters of Credit” shall have the meaning set forth in Section 2.11 hereof.

“License Agreement” shall mean any agreement between any Loan Party and a Licensor pursuant to which such Loan Party is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Loan Party or otherwise in connection with such Loan Party’s business operations.

“Licensor” shall mean any Person from whom any Loan Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Loan Party’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Loan Party’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent, by which Agent is given the unqualified right, vis-á-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of any Loan Party’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Loan Party’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, adverse right or claim, deemed trust (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the authorized filing of, or agreement to give, any financing statement under the Uniform Commercial Code, PPSA or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance satisfactory to Agent.

“Loan Documents” shall mean, collectively, (i) this Agreement and (i) all Other Documents.

“Loan Parties” shall mean, collectively, each Borrower and each Guarantor.

“Loan Parties on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of the Loan Parties and their respective Subsidiaries.

“Long-Term Core Inventory Deposits” shall mean the cost of remanufactured cores purchased from Customers and held at Customers’ locations.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business or properties of the Loan Parties taken as a whole, (b) any Loan Party’s ability to duly and punctually pay or perform any of its material obligations under any Loan Document to which it is a party, (c) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents or (d) the value of the Collateral, or the validity, perfection or priority of a Lien on any of the Collateral in favor of the Agent; provided, that notwithstanding the foregoing, the lack of perfection or priority of any Liens granted to Agent solely in respect of the Collateral with an aggregate value not in excess of $250,000 (valued at the fair market value on Collateral other than cash) shall not be deemed a “Material Adverse Effect”.

“Material Contract” shall mean (i) any contract or agreement of any Loan Party or any of its Subsidiaries, involving aggregate consideration payable to any Loan Party or Subsidiary of any such Person of $7,500,000 or more in any fiscal year (other than (i) purchase orders in the Ordinary Course of Business of such Loan Party or such Subsidiary and (ii) contracts that by their terms may be terminated by such Loan Party or Subsidiary in the Ordinary Course of Business upon less than sixty (60) days’ notice without penalty or premium) and (b) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Loan Party or such Subsidiary.

“Maximum Loan Amount” shall mean $268,620,000 less repayments of the Term Loan.

“Maximum Revolving Advance Amount” shall mean $238,620,000 plus any increases in accordance with Section 2.24.

“Maximum Swing Loan Advance Amount” shall mean $23,862,000; provided that, upon the effective date of each increase in the Maximum Revolving Advance Amount in accordance with Section 2.24, the Maximum Swing Loan Advance Amount shall increase by an amount equal to ten percent (10%) of the amount of such increase in the Maximum Revolving Advance Amount.

“Maximum Undrawn Amount” shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Mexican Guarantor” shall mean any Mexican Person that becomes a Guarantor pursuant to the terms of the Loan Documents.

“Mexican Pledge” shall mean that certain Pledge Agreement dated as of the June 3, 2015 entered by and among MPA, Motorcar Mexico and Agent (as may be amended, amended and restated, supplemented or otherwise modified in in any way from time to time).

“Mexico” shall mean United Mexican States.

“Mexico Business Expansion” shall mean the (i) transfer of specified business operations from the United States to Mexico, (ii) transitioning of certain operations from the existing Mexican facility to the additional Mexican facilities, (iii) the build-out of the additional Mexican facilities and (iv) the build-out of other product lines in the Ordinary Course of Business which are Permitted Acquisitions or are otherwise consented to by the Required Lenders.

“Mexico Business Expansion Capital Expenditures” shall mean Capital Expenditures related to the Mexico Business Expansion (which, for the avoidance of doubt, shall exclude any non-capitalized transaction expenses that are included in clause (xvii) of the definition of Consolidated EBITDA).

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” shall mean a mortgage, deed of trust or deed on Real Property to secure debt, in form and substance reasonably satisfactory to Agent, made by a Loan Party in favor of Agent for the benefit of the Secured Parties, securing the Obligations and delivered to Agent.

“Motorcar Mexico” shall mean Motorcar Parts de Mexico, S.A. de C.V., a “Sociedad Anonima de Capital Variable”, duly organized and existing under the laws of Mexico.

“MPA” has the meaning set forth in the preamble to this Agreement.

“MPA Owned Cores at Customer Locations Inventory” shall mean any Eligible Inventory, which is accounted for by MPA on the balance sheet as remanufactured cores held at Customers’ locations and Long-Term Core Inventory Deposits, both recorded at the lower of cost or net realizable value. MPA Owned Cores at Customer Locations Inventory represent the value of remanufactured cores either purchased from, or credited to Customers (or shipped to the Customer without charging) which are held by the Customers and remain on the Customers’ premises.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Loan Party or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Loan Party or any member of the Controlled Group), at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negotiable Document” shall mean a Document that is “negotiable” within the meaning of Article 7 of the Uniform Commercial Code.

“Net Cash Proceeds” shall mean:

(a)                with respect to any Disposition by a Loan Party or any of its Subsidiaries or any Insurance and Condemnation Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount, premium or penalty, if any, required to be paid with respect to any Indebtedness that is secured by the applicable asset (or if the applicable asset is Equity Interests in a Subsidiary, by assets of such Subsidiary) and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction, (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition or such Insurance and Condemnation Event, as the case may be, the aggregate amount of such excess shall constitute Net Cash Proceeds, (D) amounts provided as a reserve, in accordance with GAAP or as otherwise required pursuant to the documentation with respect to such Disposition, against (x) any liabilities under any indemnification obligations associated with such Disposition or (y) any other liabilities retained by such Loan Party or any of its Subsidiaries associated with the properties sold in such Disposition; provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds, and (E) such Loan Party’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold (or the property of any Subsidiary sold) within ninety (90) days of such Disposition; provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Disposition, such cash proceeds shall constitute Net Cash Proceeds; and

(b)               with respect to the sale or issuance of any Equity Interest by a Borrower or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by a Borrower or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Borrower or such Subsidiary in connection therewith.

“Net Invoice Cost” shall mean, with respect to Equipment, the net invoice cost of such Equipment (excluding taxes, shipping, delivery, handling, installation, overhead and other so called “soft” costs).

“Net Undrawn Availability” shall mean, for any day, the sum of (x) Undrawn Availability plus (y) any Qualified Cash on such day.

“New Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“New Mexican Pledge” shall mean the Commercial Non-Possessory Pledge Agreement (Contrato de Prenda Mercantil Sin Transmisión de Posesión), to be entered into by and among, inter alios, EPICQ MX, S.A. de C.V., as pledgor, and Agent, as pledgee, duly ratified before a Mexican notary public and delivered in accordance with the terms of the Loan Documents, as such agreement may be amended, supplemented, restated or otherwise modified from time to time, on the Amendment and Restatement Closing Date.

“New Property” shall have the meaning set forth in Section 6.17 hereof.

“Ninth Amendment” shall mean that certain Ninth Amendment to Amended and Restated Loan Agreement, dated as of the Ninth Amendment Effective Date, by and among Borrowers, Agent and the Lenders party thereto.

“Ninth Amendment Effective Date” shall mean August 6, 2026.

“Ninth Amendment Fee Letter” shall mean the fee letter dated as of the Ninth Amendment Effective Date between Agent and Borrowing Agent.

“Non-Defaulting Lender” shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.

“Non-Qualifying Party” shall mean any Loan Party that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Note” shall mean collectively, the Term Note, the Revolving Credit Notes (including the Canadian Revolving Credit Note and the US Revolving Credit Note) and the Swing Loan Notes.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, Guarantees, obligations (including without limitation all reimbursement obligations and Cash Collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Loan Party or any Subsidiary of any Loan Party to Issuer, Swing Loan Lender, Lenders or Agent (or to any other direct or indirect subsidiary or affiliate of Issuer, Swing Loan Lender, any Lender or Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Loan Party and any indemnification obligations payable by any Loan Party arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, in connection with, (i) this Agreement, the Other Documents and any amendments, extensions, renewals or increases thereto, including all costs and expenses of Agent, Issuer, Swing Loan Lender and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Loan Party to Agent, Issuer, Swing Loan Lender or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

~~“OFAC” shall mean the Office of Foreign Assets Control of the United StatesDepartment of the Treasury.~~

“Operating Lease Obligations” shall mean all obligations for the payment of rent for any Real Property or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

“Ordinary Course of Business” shall mean, with respect to any Loan Party, the ordinary course of such Loan Party’s business as conducted on the Amendment and Restatement Closing Date and reasonable extensions thereof.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, certificate of amalgamation, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, unlimited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization, amalgamation, or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“OSHA” shall mean Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 (2006).

“Other Documents” shall mean any Mortgage, any Note, the Perfection Certificate, ~~the Fee Letter, the Amendment and Restatement Fee Letter, the Fourth Amendment~~any Fee Letter, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement, any Intellectual Property Security Agreement, any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Currency Hedge, the Intercompany Subordination Agreement, the Subordination Agreement, the Canadian Documents and any and all other agreements, instruments, estoppel, consents, acknowledgements, postponements, certificates, waivers and documents now or hereafter executed by any Loan Party and/or delivered to Agent or any Lender including those that create or purport to create a Lien in favor of the Agent for the benefit of the Secured Parties, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(e) hereof.

“Overnight Bank Funding Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as the Bloomberg Index Services Limited) selected by the Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the ~~Borrowers~~Borrowing Agent.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.14(d) hereof.

“Participation Commitment” shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(d) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.

“Payment Conditions” shall mean, as of any date, with respect to any cash payment with respect to the Subordinated Notes Documents conditioned upon the satisfaction of the Payment Conditions, the following: (i) no Default or Event of Default exists or would occur after giving effect to such cash payment, (ii) the Borrowers are in pro forma compliance with Section 6.5(a) both immediately before and immediately after giving effect to such cash payment (calculated as of the end of the most recent fiscal quarter with Borrowers providing calculations of such compliance together with delivery to Agent of an updated Compliance Certificate), (iii) the average amount of pro forma Undrawn Availability during the consecutive fifteen day period immediately prior to the date of such cash payment is at least $59,655,000, and (iv) the amount of pro forma Undrawn Availability immediately after giving effect to such cash payment is at least $59,655,000.

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by written notice to Borrowing Agent and to each Lender to be the Payment Office.

“Payment Recipient” ~~has~~shall have the meaning set forth in Section 14.14(a) hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412 ~~or~~, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by a Loan Party or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Loan Party or any entity which was at such time a member of the Controlled Group.

“Perfection Certificates” shall mean, collectively, the information questionnaires and the responses thereto provided by each Loan Party and delivered to Agent, it being understood that current schedules for MPA will be provided in lieu of a Perfection Certificate.

“Permitted Acquisitions” shall mean acquisitions of the assets or Equity Interests of another Person (the “target”) by a Borrower so long as: (a) at the time of and after giving effect to such acquisition, the Loan Parties shall have Undrawn Availability of not less than $60,000,000; (b) the total costs and liabilities (including without limitation, all assumed liabilities, all earn-out payments, deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions) of any individual acquisition does not exceed $40,000,000 and of all such acquisitions do not exceed $60,000,000 in the aggregate during any fiscal year; (c) with respect to the acquisition of Equity Interests, such target shall (i) have a Consolidated EBITDA of not less than negative $2,000,000, calculated in accordance with GAAP immediately prior to such acquisition, (ii) be added as a Loan Party to this Agreement and be either jointly and severally liable for, or guarantee, all Obligations, unless the target is a FSHCO or a Foreign Subsidiary) and (iii) grant to Agent a first priority lien in all assets of such target, unless the target is a FSHCO or a Foreign Subsidiary; (d) the target or property is used or useful in the Loan Parties’ Ordinary Course of Business; (e) Agent shall have received a first-priority security interest in all acquired assets or Equity Interests, subject to documentation satisfactory to Agent; (f) the board of directors (or other comparable governing body) of the target shall have duly approved the transaction; (g) Loan Parties shall have delivered to Agent (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that, upon giving effect to such acquisition on a pro forma basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 6.5 as of the most recent fiscal quarter end, (ii) financial statements of the acquired entity for the two (2) most recent fiscal years then ended, in form and substance reasonably acceptable to Agent and (iii) any third party reports that the Loan Parties may receive in connection with such acquisition; (h) if such acquisition includes general partnership interests or any other Equity Interest that does not have a corporate (or similar) limitation on liability of the owners thereof, then such acquisition shall be effected by having such Equity Interests acquired by a corporate holding company directly or indirectly wholly-owned by a Loan Party and newly formed for the sole purpose of effecting such acquisition; (i) no assets acquired in any such transaction(s) shall be included in the Formula Amount until Agent has conducted due diligence and received a field examination and/or appraisal of such assets, in form and substance acceptable to Agent; and (j) no Default or Event of Default shall have occurred or will occur after giving pro forma effect to such acquisition. For the purposes of calculating Undrawn Availability under this definition, any assets being acquired in the proposed acquisition shall be included in the Formula Amount on the date of closing so long as Agent has conducted due diligence and received an audit or appraisal of such assets as set forth in clause (i) above and so long as such assets satisfy the applicable eligibility criteria.

“Permitted Assignees” shall mean: (a) Agent, any Lender or any of their direct or indirect Affiliates; (b) a federal or state or Canadian chartered bank, a United States or Canadian branch of a foreign bank, an insurance company, or any finance company generally engaged in the business of making commercial loans; provided, however, for the purposes of this clause (b), such Person shall not include any Disqualified Lender; (c) any fund that is administered or managed by Agent or any Lender, an Affiliate of Agent or any Lender or a related entity; and (d) any Person to whom Agent or any Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Agent’s or Lender’s rights in and to a material portion of such Agent’s or Lender’s portfolio of asset-based credit facilities.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise (from the perspective of a senior secured asset-based lender) of commercially reasonable business judgment.

“Permitted Dividends and Stock Buybacks” shall mean any payment, dividend, redemption or repurchase, including, without limitation:

(a)          dividends or distributions made by any non-Loan Party Subsidiary of a Borrower to a Loan Party and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such dividend or distribution is being made;

(b)          dividends or distributions made by any Loan Party to another Loan Party, ratably according to their respective holdings of the type of Equity Interest in respect of which such dividend or distribution is being made;

(c)          dividends, payments or other distributions by a Borrower or any Subsidiary of a Borrower, payable solely in the Equity Interests of such Person (including, without limitation, in connection with any conversion of Indebtedness under the Subordinated Convertible Notes to Equity Interests);

(d)          any dividends, payments or other distributions by a Borrower or any Subsidiary of a Borrower permitted under Sections 7.18 and 7.19 of this Agreement;

(e)          so long as no Default shall exist or result therefrom, repurchases by MPA of its stock and/or stock options and/or dividends in an amount up to $20,000,000 in the aggregate for such repurchases and/or dividends in any fiscal year commencing with the fiscal year ending March 31, 2018 (it being understood that with respect to any unused amounts in any fiscal year, an amount equal to fifty percent (50%) of the unused amount from such fiscal year may be carried forward to the immediately subsequent fiscal year; provided, however, that during such subsequent fiscal year, MPA shall utilize the permitted amount for such fiscal year before using any carried over amount); provided that after giving effect thereto, (i) Loan Parties shall have Undrawn Availability of not less than $48,000,000 and (ii) Loan Parties shall have delivered to Agent calculations demonstrating that, upon giving effect to such dividends or repurchases, the Loan Parties would be in compliance with the financial covenants set forth in Section 6.5 as of the most recent fiscal quarter end; and

(f)          so long as no Default shall exist or result therefrom, any payments, dividends, redemptions or repurchases in an amount not otherwise permitted by this definition, in an aggregate not to exceed $250,000 in any fiscal year.

“Permitted Encumbrances” shall mean:

(a)          Liens securing the Obligations;

(b)          Liens for Taxes the payment of which is not required under Section 6.4;

(c)          inchoate or statutory Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’, subcontractor’s, and other similar Liens arising in the Ordinary Course of Business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than thirty (30) days or are being Properly Contested;

(d)          Liens described on Schedule 1.2, provided that (i) no such Lien shall at any time be extended to cover any additional property not subject thereto on the Amendment and Restatement Closing Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced other than in accordance with clause (b) of the definition of Permitted Indebtedness;

(e)          (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the Ordinary Course of Business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries and (B) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $2,500,000;

(f)          deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds and other obligations of a like nature, but only to the extent such deposits or pledges are made or otherwise arise in the Ordinary Course of Business and secure obligations not past due or that are being Properly Contested;

(g)          easements, rights-of-way, servitudes, zoning restrictions and similar encumbrances on any Real Property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h)          Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the Ordinary Course of Business, (ii) on fixtures to the Real Property leased or subleased from such landlord and (iii) for amounts not yet due or that are being Properly Contested;

(i)           Liens on Real Property or equipment securing Indebtedness permitted by clause (c) of the definition of Permitted Indebtedness;

(j)           the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any Real Property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not reduce the value of the property of the Person or materially interfere with the use of such property in the operation of the business of the Person;

(k)          applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and do not reduce the value of the property of the Person or materially interfere with the use of such property in the operation of the business of the Person;

(l)           the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;

(m)          non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights, licenses or sublicenses, leases or subleases with regard to any other property granted to third parties in the Ordinary Course of Business;

(n)          the right reserved to or vested in any Governmental Body by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(o)          judgment liens (other than for the payment of Taxes, or Priority Payables or assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 10.6;

(p)          (i) Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code or with regard to collecting banks located in the State of New York under Section 4-208 of the Uniform Commercial Code and (ii) rights of setoff or other liens in favor of banks or other financial institutions, arising as a matter of law encumbering deposits or other funds maintained with such financial institution incurred in the Ordinary Course of Business;

(q)          Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(r)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(s)          to the extent constituting Liens, the filing of UCC or PPSA financing statements (or the equivalent in other jurisdictions) solely as a precautionary measure in connection with operating leases, consignment of goods or sale of Specified Accounts pursuant to Factoring Agreements;

(t)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the purchase on consignment of cores, as the case may be, entered into by a Borrower or any of their Subsidiaries in the Ordinary Course of Business;

(u)          Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary after the Amendment and Restatement Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Liens are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (ii) such Liens shall not apply to any other property or assets of a Loan Party or any of its other Subsidiaries, (iii) such Liens shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof and (iv) the liens on real property or equipment securing Indebtedness permitted by clause (c) of the definition of Permitted Indebtedness; and

(v)          additional Liens so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto (for all the Loan Parties and their Subsidiaries) exceeds $3,000,000 at any one time.

“Permitted Indebtedness” shall mean: (a) the Obligations; (b) any other Indebtedness listed on Schedule 5.8(c), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto); (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.7, which Indebtedness at any time does not exceed the amounts set forth in Section 7.7(a) and Section 7.7(b), respectively; (d) Indebtedness permitted by clause (e) of the definition of “Permitted Encumbrances”; (e) Permitted Intercompany Advances; (f) Indebtedness incurred in the Ordinary Course of Business under performance, surety, statutory, customs and appeal bonds; (g) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; (h) the incurrence by any Loan Party of Indebtedness under Interest Rate Hedges and Foreign Currency Hedges that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes; (i) unsecured Indebtedness of Borrowers in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding in connection with tenant improvements at 2929 California Street, Torrance, California; (j) additional unsecured Indebtedness of Borrowers or any of their Subsidiaries in an aggregate principal amount (for Borrowers and their Subsidiaries) not to exceed $4,000,000 at any one time outstanding; (k) any guarantees of Indebtedness (i) made in the Ordinary Course of Business up to an aggregate amount of $250,000, (ii) by one or more Loan Party(s) of the Indebtedness or obligations of any other Loan Party(s) to the extent such Indebtedness or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement and (iii) the endorsement of checks in the Ordinary Course of Business; (l) obligations of any Borrower for earnouts in respect of acquisitions not to exceed $10,000,000 in an aggregate principal amount outstanding at any time; and (m) any Indebtedness under the Subordinated Notes Documents in an aggregate principal amount not to exceed $32,000,000 plus the amount of any accrued PIK Interest (to the extent that such PIK Interest has not been paid in cash subsequent to being incurred as PIK Interest) plus Costs (as defined in the Subordinated Convertible Notes) to the extent such Costs constitute “Indebtedness” and have not been paid in cash subsequent to being incurred.

“Permitted Intercompany Advances” shall mean:

(a)          loans made by (x) (i) a Loan Party to another Loan Party, (ii) a non-Loan Party Subsidiary of a Loan Party to another non-Loan Party Subsidiary of a Loan Party, (iii) a non-Loan Party Subsidiary of a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement and (iv) a Loan Party to a non-Loan Party Subsidiary of a Loan Party so long as (A) the aggregate amount of all such loans made by the Loan Parties pursuant to this clause (a)(iv) and all Investments made by the Loan Parties pursuant to clause (b)(x)(iv) below does not exceed $7,200,000 (on a net basis) in any fiscal year, (B) no Default or Event of Default has occurred and is continuing either before or after giving effect to such loan, and (C) Loan Parties have Undrawn Availability of not less than $18,000,000 after giving effect to such loan; and (y) loans made by a US Borrower to Canadian Borrower so long as (A) the aggregate amount of all such loans made pursuant to this clause (a)(y) and all Investments made pursuant to clause (b)(y) below does not exceed $35,000,000 in an aggregate amount outstanding at any time, (B) no Default or Event of Default has occurred and is continuing either before or after giving effect to such loan, and (C) Borrowers have Undrawn Availability of not less than $30,000,000 after giving effect to such loan; and

(b)          Investments constituting contributions to capital or the purchase of Equity Interests made by (x) (i) a Loan Party in another Loan Party, (ii) a non-Loan Party Subsidiary of a Loan Party in another non-Loan Party Subsidiary of a Loan Party, (iii) a non-Loan Party Subsidiary of a Loan Party in a Loan Party and (iv) a Loan Party to a non-Loan Party Subsidiary of a Loan Party so long as (A) the aggregate amount of all such Investments made by the Loan Parties pursuant to this clause (b)(iv) and all loans made by the Loan Parties pursuant to clause (a)(x)(iv) above does not exceed $7,200,000 (on a net basis) in any fiscal year, (B) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment, and (C) Loan Parties have Undrawn Availability of not less than $18,000,000 after giving effect to such Investment; and (y) Investments constituting contributions to capital or the purchase of Equity Interests made by a US Borrower to a Canadian Borrower so long as (A) the aggregate amount of all such Investments made pursuant to this clause (b)(y) and all loans made pursuant to clause (a)(y) above does not exceed $35,000,000 in an aggregate amount outstanding at any time, (B) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment, and (C) Borrowers have Undrawn Availability of not less than $30,000,000 after giving effect to such Investment.

“Permitted Investments” shall mean: (a) Investments in cash and Cash Equivalents; (b) Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business; (c) advances made in connection with purchases of goods or services in the Ordinary Course of Business; (d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the Ordinary Course of Business or owing to any Loan Party or any of its Subsidiaries as a result of any Insolvency Event involving a Customer or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries; (e) Investments existing on the Amendment and Restatement Closing Date, as set forth on Schedule 7.4 hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof; (f) Permitted Intercompany Advances, the proceeds of which are to be used for purposes other than those set forth in clause (i) of this definition; (g) Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with the operations of the Loan Parties and not for speculative purposes; (h) Investments held in securities accounts specifically and exclusively used for maintaining funds pursuant to that certain Nonqualified Deferred Compensation Plan of MPA, dated as of May 14, 2008, which accounts are identified in writing to Agent; (i) Investments in non-Loan Party Subsidiaries of a Borrower to fund operating expenses of such non-Loan Party Subsidiaries incurred in the Ordinary Course of Business consistent with past practice; (j) Investments made in connection with any Permitted Acquisition; (k) Permitted Loans; and (l) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Investments to Persons who are not Loan Parties or non-Loan Party Subsidiaries in an aggregate amount not to exceed $7,500,000 at any time outstanding.

“Permitted Loans” shall mean: (a) the extension of trade credit by a Loan Party to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; (b) loans to employees in the Ordinary Course of Business not to exceed as to all such loans the aggregate amount of $250,000 at any time outstanding; and (c) Permitted Intercompany Advances, so long as, at the request of Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by the Loan Parties) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Agent in its sole discretion and to the extent such intercompany loan is in an amount in excess of $250,000, that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Party(s) that are the payee(s) on such note.

“Person” shall mean any ~~individual, sole proprietorship, partnership~~natural person, corporation, ~~business trust, joint stock company, trust, unincorporated organization, association,~~ limited liability company, trust, joint venture, association, company, partnership, Governmental Body, unincorporated organization, unlimited liability company~~, limited liability partnership~~, institution, public benefit corporation, joint ~~venture,~~stock company, or other entity ~~or Governmental Body~~.

“PIK Interest” shall mean interest on account of Indebtedness that is payable-in-kind and not in cash. For the avoidance of doubt, to the extent any PIK Interest is subsequently paid in cash, the portion of such PIK Interest paid in cash shall no longer constitute “PIK Interest”.

“Plan” shall mean any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan, as defined herein) maintained by any Loan Party or to which any Loan Party is required to contribute.

“Pledge Agreements” shall mean (i) the Mexican Pledge Agreement, (ii) the Amendment to the Mexican Pledge Agreement, (iii) that certain Pledge Agreement, dated as of August 1, 2017, by and among MPA and Agent, ~~and~~ (iv) the New Mexican Pledge, if any, and (v) any other pledge agreements executed subsequent to the Amendment and Restatement Closing Date by any other Person to secure the Obligations.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its affiliates and their successors and assigns.

“PPSA” ~~means~~shall mean the Personal Property Security Act (British Columbia), or any other applicable Canadian federal or provincial or territorial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time, including, without limitation, the Civil Code of Quebec. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Priority Payables” shall mean (a) the full amount of the obligations, liabilities or indebtedness of any Borrower which (i) have a trust, deemed trust or statutory lien imposed to provide for payment or a Lien, choate or inchoate, ranking or capable of ranking senior to or pari passu with Liens securing the Obligations on any Collateral under any Applicable Law or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under any Applicable Law, including, but not limited to, claims for unremitted and/or accelerated rents, utilities, taxes (including sales taxes and goods and services taxes and harmonized sales taxes and withholding taxes), amounts payable to an insolvency administrator, wages, employee withholdings or deductions and vacation pay, severance and termination pay, including pursuant to the Wage Earner Protection Program Act (Canada), government royalties and pension fund obligations (including any amounts representing any unfunded liability, solvency deficiency or wind-up deficiency with respect to a Canadian Pension Plan) and (b) the amount equal to the aggregate value of the Inventory which the Agent, in good faith, and on a reasonable basis, considers is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier’s right has priority over the Liens securing the Obligations, including, without limitation, Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any other Applicable Laws granting revendication or similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP and the Canada Formula Amount or Priority Payables; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person in an amount that exceeds $100,000; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or Taxes unless such Lien (x) does not attach to any Receivables or Inventory in an amount not to exceed $100,000 (with Agent being entitled to establish a reserve for the applicable amount of such Lien), (y) is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property Taxes that have priority as a matter of Applicable Law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Protective Advances” shall have the meaning set forth in Section 16.2(f) hereof.

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Qualified Cash” shall mean any unrestricted cash of US Borrowers on deposit in accounts maintained with Agent, not to exceed $6,000,000 in the aggregate.

“Qualified ECP Loan Party” shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of the owned and leased premises identified on Schedule 4.4(b)(iii) hereto or in and to any other premises or real property that are hereafter owned or leased by any Loan Party.

“Real Property Deliverables” shall mean each of the following agreements, instruments and other documents with respect to any owned Real Property: (a) a Mortgage duly executed by the applicable Loan Party, (b) evidence of the recording of each such Mortgage in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of Agent and the Lenders thereunder; (c) a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each Mortgage; (d) a current ALTA survey and a surveyor’s certificate, in form and substance reasonably satisfactory to Agent, certified to Agent and to the issuer of the Title Insurance Policy with respect thereto by a licensed professional surveyor reasonably satisfactory to Agent; (e) a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility’s compliance in all material respects with all applicable building codes, fire codes, other health and safety rules and regulations, parking, density and height requirements and other building and zoning laws; (f) an opinion of counsel, reasonably satisfactory to Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as Agent may reasonably request; (g) Phase I Environmental Site Assessments with respect to such Real Property, certified to Agent by a company reasonably satisfactory to Agent; (h) flood insurance for such Facility if all or a portion of such Facility is located in an area designated by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), and in which flood insurance has been made available under the U.S. National Flood Insurance Program, in an amount equal to the full replacement cost of the buildings, fixtures and personalty located on such Real Property or such other amount as may be agreed to by Agent in writing; and (i) such other agreements, instruments and other documents (including guarantees and opinions of counsel) as Agent may reasonably require.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts (as defined in Article 9 of the Uniform Commercial Code and as defined in the PPSA, as applicable) and all of such Loan Party’s contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receiver” shall have the meaning set forth in Section 11.1(c) hereof.

“Recipient” shall mean (a) Agent, (b) any Lender, (c) any Swing Loan Lender and (d) any Issuer, as applicable.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.14(b) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Compliance Event” shall mean that: (~~1~~a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, ~~arraigned, custodially detained,~~ penalized ~~or the subject of an assessment for a penalty~~ or enters into a settlement with ~~an~~, a Governmental Body in connection with any ~~sanctions or other Anti-Terrorism Law or~~ Anti-Corruption Law, ~~or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption~~Anti-Money Laundering Law or International Trade Law; (~~2~~b) any Covered Entity engages in a transaction that has caused ~~or may cause~~any Person hereunder (including the Agent, the Issuer, the Lenders ~~or Agent~~, and any underwriter, advisor, investor, or otherwise) to be in violation of any ~~Anti-Terrorism~~Anti-Corruption Law or International Trade Law, including a Covered Entity’s use of any proceeds of the ~~credit facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or~~Advances hereunder to directly or knowingly indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person~~; (3) any~~, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (c) any pledged Collateral ~~becomes Embargoed~~qualifies as Covered Property; or (~~4~~d) any Covered Entity otherwise violates~~, or reasonably believes that it will violate, any of the~~ any of the Anti-Corruption Law-specific or International Trade Law-specific representations ~~in Section 5.33 or any covenant in Section 6.22 or Section 7.21~~and covenants herein.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder (other than those for which the provision for 30 day notice to the PBGC has been waived by regulation in effect on the date hereof).

“Repurchase Contract” shall mean those certain contracts separately designated by Borrowing Agent to Agent as repurchase contracts.

“Required Lenders” shall mean at least two (2) Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding at least fifty and one-tenth percent (50.1%) of either (a) the aggregate of (x) the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) and (y) outstanding principal amount of the Term Loan, or (b) after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances, Swing Loans and the Term Loan, plus the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Revised or Restated Monthly Financial Statements” shall have the meaning set forth in Section 9.9 hereof.

“Revised or Restated Quarterly Financial Statements” shall have the meaning set forth in Section 9.8 hereof.

“Revolving Advances” shall mean Advances (whether US Advances or Canadian Advances) other than Letters of Credit, the Term Loan and the Swing Loans.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment amount (if any) set forth below such Lender’s name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Amendment and Restatement Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Commitment Percentage” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Amendment and Restatement Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement) and (ii) as to any Lender that is a New Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1 hereof, including any Canadian Revolving Credit Note and any US Revolving Credit Note.

“Revolving Interest Rate” shall mean with respect to Revolving Advances (a) that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) that are Term SOFR Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Term SOFR Rate plus the SOFR Adjustment; provided that, with respect to any Revolving Advances outstanding immediately prior to the Eighth Amendment Effective Date which are Term SOFR Rate Loans, the Revolving Interest Rate applicable thereto shall continue to be the “Revolving Interest Rate” established at the time each such Revolving Advance was made until the end of the applicable Interest Period.

“Right of Use Asset” shall mean the non-monetary asset in connection with the adoption of ASC 842 effective April 1, 2019.

“Sale and Lease Back Transaction” shall mean any arrangement, directly or indirectly, whereby a Person makes a Disposition of any property used or useful in the business of such Person, whether now owned or hereafter acquired, and thereafter rents or leases the same property and intends to use such property for substantially the same purpose or purposes as such property was used for prior to such Disposition.

“Sanctioned Jurisdiction” shall mean at any time, any country ~~or territory that itself is specifically targeted by a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/ Programs/Pages/Programs.aspx, or any successor list maintained by, or as otherwise published from time to time by, OFAC..~~, area, territory, or jurisdiction that is the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine), as well as the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine.

“Sanctioned Person” shall mean ~~(a) a~~any Person that is ~~the subject of administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii)~~(a) located in, organized under the ~~laws~~Laws of, or ordinarily resident ~~in, or physically located~~ in a Sanctioned Jurisdiction; (~~iii~~b) identified on any Sanctions-related list maintained by any Compliance Authority; (c) owned ~~or controlled~~ 50% or more, in the aggregate, ~~by~~directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons ~~that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Body of a jurisdiction whose laws apply to this Agreement~~described in clauses (a) or (b) above; or (d) otherwise the subject or target of Sanctions.

“Sanctions” shall mean Laws relating to economic or financial sanctions, sectoral sanctions, or secondary sanctions, administered, or enforced from time to time by any Compliance Authority.

“SEC” shall mean the Securities and Exchange Commission or any similar applicable authority in any applicable jurisdiction or any successor thereto.

“Second Amendment” shall mean that certain Second Amendment to Amended and Restated Loan Agreement, dated as of June 4, 2019, by and among Borrowers, Agent and the Lenders party thereto.

“Second Amendment Effective Date” shall mean the date on which the conditions precedent to the effectiveness of the Second Amendment are fulfilled or waived.

“Second Amendment Fee Letter” shall mean the fee letter dated June 4, 2019 among Agent, MPA and PNC Capital Markets LLC.

“Secured Parties” shall mean, collectively, Agent, Issuer, Swing Loan Lender and Lenders, together with any Affiliates of Agent or any Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed, and the respective successors and permitted assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar applicable statute in any applicable jurisdiction.

“Settlement” shall have the meaning set forth in Section 2.6(d) hereof.

“Settlement Date” shall have the meaning set forth in Section 2.6(d) hereof.

“Seventh Amendment” ~~means~~shall mean that certain Seventh Amendment to Amended and Restated Loan Agreement, dated as of the Seventh Amendment Effective Date, by and among Borrowers, Agent and the Lenders party thereto.

“Seventh Amendment Effective Date” ~~means~~shall mean August 3, 2023.

“Seventh Amendment Fee Letter” shall mean the fee letter dated as of the Seventh Amendment Effective Date between Agent and Borrowing Agent.

“Sixth Amendment” ~~means~~shall mean that certain Sixth Amendment to Amended and Restated Loan Agreement, dated as of March 31, 2023, by and among Borrowers, Agent and the Lenders party thereto.

“Sixth Amendment Fee Letter” shall mean the fee letter dated March 31, 2023 between Agent and Borrowing Agent.

“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” shall mean 10 basis points (0.10%).

“SOFR Determination Date” shall have the meaning set forth in the definition of Daily Simple SOFR.

“SOFR Floor” shall mean the rate of interest per annum equal to zero basis points (0%).

“SOFR Rate Day” shall have the meaning set forth in the definition of Daily Simple SOFR.

“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Specified Accounts” shall mean the Receivables of Borrowers with the payment terms and owed by the Customers listed on Schedule 1.1B.

“Specified Canadian Pension Plan” shall mean any Canadian Pension Plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Specified Extended Term Receivables” shall mean the Receivables from the Customers of Borrowers listed on Schedule 1.1A (as such Schedule may be supplemented in writing by Borrowing Agent from time to time with the consent of Agent), which have extended payment terms of up to 360 days from the invoice date.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subordinated Convertible Notes” shall mean those certain Convertible Promissory Notes issued by MPA to Subordinated Lender in the aggregate principal amount of $32,000,000 dated as of March 31, 2023, together with any extensions thereof, securities issued in exchange therefor or modifications or amendments thereto or replacements and substitutions thereof.

“Subordinated Convertible Notes Transaction” ~~means~~shall mean that certain transaction contemplated by the Subordinated Note Purchase Agreement whereby the Subordinated Lenders will purchase from MPA the Subordinated Convertible Notes in the aggregate original principal amount of Thirty-Two Million Dollars ($32,000,000).

“Subordinated Indebtedness” shall mean Indebtedness of any Loan Party the terms of which are satisfactory to Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (a) by the execution and delivery of a subordination agreement, in form and substance satisfactory to Agent and the Required Lenders, or (b) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to Agent and the Required Lenders. Notwithstanding the foregoing or anything to the contrary in this Agreement, the term “Subordinated Indebtedness” shall not include loans permitted under clause (a)(iii) of the definition of Permitted Intercompany Advances. For the avoidance of doubt, “Subordinated Indebtedness” shall include all Indebtedness under the Subordinated Convertible Notes.

“Subordinated Lender” shall mean, collectively, Bison Capital Partners VI, L.P., a Delaware limited partnership, and Bison Capital Partners, VI-A, L.P., a Delaware limited partnership.

“Subordinated Loan Documents” shall mean any agreement, instrument or document executed in connection with any Subordinated Indebtedness.

“Subordinated Note Purchase Agreement” shall mean that certain Note Purchase Agreement, dated as of March 31, 2023, by and between MPA and the Subordinated Lender.

“Subordinated Notes Guarantee” shall mean that certain Guarantee Agreement, dated as of March 31, 2023, made by the domestic subsidiaries of MPA party thereto in favor of the Subordinated Lender, guaranteeing the payment and performance of all obligations owed by MPA under the Subordinated Convertible Notes.

“Subordinated Notes Documents” shall mean the Subordinated Note Purchase Agreement, the Subordinated Convertible Notes, the Subordinated Notes Guarantee, any all other documents relating to, evidencing, or governing the Subordinated Convertible Notes or the obligations thereunder.

“Subordination Agreement” ~~means~~shall mean that certain Subordination Agreement, dated as of March 31, 2023, by and among the Borrowers, the Subordinated Lender and the Agent.

“Subsidiary” shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Succeeding Fiscal Period” shall have the meaning set forth in Section 7.7 hereof.

“Supermajority Required Lenders” shall mean at least two (2) Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding at least sixty-six and two-thirds percent (66 2/3%) of either (a) the aggregate of (x) the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) and (y) outstanding principal amount of the Term Loan, or (b) after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances, Swing Loans and the Term Loan, plus the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Supermajority Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Suppressed Availability” at a particular date shall mean the amount by which (i) the sum of the US Formula Amount plus the Canadian Formula Amount exceeds (ii) the Maximum Revolving Advance Amount.

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swing Loan Lender” shall mean PNC, in its capacity as lender of the Swing Loans.

“Swing Loan Notes” shall mean, collectively, the US Swing Loan Note and the Canadian Swing Loan Note.

“Swing Loans” shall mean the Advances made pursuant to Section 2.4(ii) hereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Loan” shall have the meaning set forth in Section 2.3(a) hereof.

“Term Loan Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loan in an aggregate principal equal to the Term Loan Commitment Amount (if any) of such Lender.

“Term Loan Commitment Percentage” shall mean, as to any Lender, the Term Loan Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Amendment and Restatement Closing Date pursuant to Section 16.3(c) or (d) hereof, the Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Term Loan Commitment Amount” shall mean, as to any Lender, the term loan commitment amount (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Amendment and Restatement Closing Date pursuant to Section 16.3(c) or (d) hereof, the term loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Term Loan Rate” shall mean (a) with respect to the portion of the Term Loan that is comprised of Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to the portion of the Term Loan that is comprised of Term SOFR Rate Loans, the sum of the Applicable Margin plus the Term SOFR Rate plus the SOFR Adjustment.

“Term Note” shall mean, collectively, the promissory notes described in Section 2.3 hereof.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Determination Date” shall have the meaning set forth in the definition of Term SOFR Rate.

“Term SOFR Rate” shall mean, with respect to any Term SOFR Rate Loan for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. ~~(Pittsburgh, Pennsylvania time)~~ on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the ~~Borrower~~Borrowing Agent on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

“Term SOFR Rate Loan” shall mean an Advance that bears interest based on Term SOFR Rate.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Pension Benefit Plan; (b) the withdrawal of any Loan Party or any member of the Controlled Group from a Pension Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, in either case, resulting in the imposition of liability on any Loan Party or any member of the Controlled Group; (c) the providing of notice by the plan administrator of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Pension Benefit Plan or a Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan, or (ii) that may result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal, within the meaning of Section 4203 or 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any member of the Controlled Group.

“Third Amendment” shall mean that certain Third Amendment to Amended and Restated Loan Agreement, dated as of May 28, 2021, by and among Borrowers, Agent and the Lenders party thereto.

“Third Amendment Effective Date” shall mean the date on which the conditions precedent to the effectiveness of the Third Amendment are fulfilled or waived.

“Title Insurance Policy” shall mean a mortgagee’s loan policy, in form and substance reasonably satisfactory to Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company reasonably satisfactory to Agent, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to Agent, delivered to Agent.

“Toxic Substance” shall mean and include any material present on any Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state, provincial or territorial law, or any other applicable Federal or state, provincial or territorial laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Trading with the Enemy Act” shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

“Transactions” shall have the meaning set forth in Section 5.5(a) hereof.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“Trigger Event” shall mean (a) the occurrence of an Event of Default pursuant to (i) Sections 10.1 or 10.7, (ii) Section 10.5(i) with respect to the failure to comply with Section 6.5, (iii) Section 10.3 related to Loan Parties’ failure to comply with required reporting covenants with Sections 9.7 or 9.8, or (z) an Event of Default under Section 10.5(i) related to Borrower’s failure to comply with Section 9.2, (b) the date on which Net Undrawn Availability is less than $36,000,000, over a period of three (3) consecutive Business Days or (c) the date on which Net Undrawn Availability is less than $18,000,000 at any time.

“Trigger Period” shall mean the period commencing on the date on which a Trigger Event occurs and ending on the date following the date on which (a) with respect to a Trigger Event occurring pursuant to clause (a) of the definition of Trigger Event, such Event of Default no longer exists or (b) with respect to a Trigger Event occurring pursuant to clauses (b) or (c) of the definition of Trigger Event, Net Undrawn Availability has exceeded $45,000,000 for thirty (30) consecutive days.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the sum of the US Formula Amount plus the Canadian Formula Amount or (ii) the Maximum Revolving Advance Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Advances (other than the Maximum Undrawn Amount of all outstanding Letters of Credit and the Term Loan) plus (ii) all amounts due and owing to any Loan Party’s trade creditors which are outstanding sixty (60) days or more past their due date that are not otherwise (x) on formal extended terms which have been approved by Agent or (y) subject to a good faith dispute.

“Unfunded Capital Expenditures” shall mean, as to any Loan Party, without duplication, a Capital Expenditure funded (a) from such Loan Party’s internally generated cash flow or (b) with the proceeds of a Revolving Advance or Swing Loan.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“Unsuppressed Undrawn Availability” at a particular date shall mean an amount equal to (a) the sum of the US Formula Amount plus the Canadian Formula Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Maximum Undrawn Amount of all outstanding Letters of Credit and the Term Loan) plus (ii) all amounts due and owing to any Loan Party’s trade creditors which are outstanding sixty (60) days or more past their due date that are not otherwise (x) on formal extended terms which have been approved by Agent or (y) subject to a good faith dispute.

“US Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“US Advances” shall mean any Advances made to, or for the account of, any US Borrower.

“US Borrower” or “US Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“US Borrowers’ Account” shall have the meaning set forth in Section 2.10 hereof.

“US Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Guarantors” shall mean (i) with respect to the US Obligations, (a) each Domestic Subsidiary and (b) each other Person that becomes a US Guarantor pursuant to Section 6.19 and (ii) with respect to the Canadian Obligations, (a) each US Borrower, (b) each Domestic Subsidiary, and (c) each Person that becomes a US Guarantor pursuant to Section 6.19; provided that, for the avoidance of doubt, no Foreign Subsidiary or FSHCO or Subsidiary thereof shall be a Guarantor under the Loan Documents in respect of the US Obligations (including Guarantees of the US Loan Parties); provided, further, that the foregoing proviso shall not prejudice the ability of any Foreign Subsidiary or FSHCO to be a Guarantor under the Loan Documents in respect of the Canadian Obligations as otherwise required by this Agreement.

“US Inventory Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“US Inventory NOLV Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“US Letters of Credit” shall mean Letters of Credit issued on behalf of any US Loan Party.

“US Loan Party” or “US Loan Parties” shall mean each US Borrower and US Guarantor party to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“US Obligations” shall mean the aggregate Obligations of the US Loan Parties.

“US Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(e) hereof.

“US Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

“US Revolving Credit Note” shall have the meaning set forth in Section 2.1(a) hereof.

“US Swing Loan Note” shall have the meaning set forth in Section 2.4(a)(i).

“US Swing Loans” shall have the meaning set forth in Section 2.4(a)(i).

“United States” or “U.S.” shall mean the United States of America.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 3.10(~~e~~f) hereof.

“Withholding Agent” shall mean any Loan Party and Agent.

1.3.        Uniform Commercial Code and PPSA Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code or the PPSA, as applicable. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code or the PPSA, as applicable, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4.        Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. All references to “state” shall include “province” and “territory” and like terms. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on an average cost basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or “to the best of the Loan Parties’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower or any other Loan Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower or Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

In addition, without limiting the foregoing, the terms “accounts”, “chattel paper”, “goods”, “instruments”, “intangibles”, “proceeds”, “securities”, “investment property”, “document of title”, “inventory” and “equipment”, as and when used in the description of Collateral located in Canada shall have the meanings given to such terms in the PPSA. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code or the PPSA, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the ~~Personal Property Security Act~~PPSA of each ~~applicable~~ province ~~of Canada,~~, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to “Article 7”, “Article 8” or “Article 9” shall be deemed to refer also to applicable Canadian securities transfer laws, (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, including, without limitation, where applicable, financing change statements, (iv) all references to the United States, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, or to any subdivision, department, agency or instrumentality thereof, and (v) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities laws in Canada. For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “priority” shall be deemed to include “rank” or “prior claim”, as applicable, (b) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (c) “fee owned” shall be deemed to include “owned”, (d) “leasehold interest” and “leasehold rights” shall be deemed to include “rights resulting from a lease”, (e) “lease” shall be deemed to include a “contract of leasing (crédit-bail)”, (f) “personal property” shall be deemed to include “movable property”, (g) “real property” shall be deemed to include “immovable property”, (h) “tangible property” shall be deemed to include “corporeal property”, (i) “intangible property” shall be deemed to include “incorporeal property”, (j) “security interest”, “lien” and “mortgage” shall be deemed to include a “hypothec”, “prior claim”, “reservation of ownership” and a “resolutory clause”, as applicable, (k) all references to filing, registering or recording under the Uniform Commercial Code or the PPSA shall be deemed to include publication under the Civil Code of Québec, (l) all references to “perfection” of or “perfected” liens shall be deemed to include a reference to the “opposability” of such liens against third parties, (m) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (n) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (o) an “agent” shall be deemed to include a “mandatary”, (p) a “deposit account” shall be deemed to include a “financial account” (within the meaning of Article 2713.6 of the Civil Code of Québec) and (q) “joint and several” shall be deemed to include “solidary”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que la présente convention et les autres documents qui y sont afférents soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par la présente convention soient également rédigés en la langue anglaise seulement.

1.5.        Currency Matters. For purposes of determining compliance with this Agreement with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder). Unless otherwise stated, all calculations, comparisons, measurements or determinations under this Agreement shall be made in Dollars. All of the property and assets of the Loan Parties, including, without limitation, their Receivables and Inventory, shall be valued in, and converted into, Dollars in accordance with PNC’s customary banking and conversion practices and procedures.

1.6.        Permitted Encumbrances. The inclusion of Permitted Encumbrances in this Agreement is not intended to subordinate and shall not subordinate any Lien created by any of the security contemplated by this Agreement and the Other Documents to any Permitted Encumbrances.

1.7.        Term SOFR Notification. Section 3.8.2 of this Agreement provides a mechanism for determining an alternate rate of interest in the event that the Term SOFR Reference Rate or SOFR is no longer available or in certain other circumstances. Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Reference Rate or SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefore.

1.8.        Conforming Changes Related to Term SOFR Rate. With respect to the Term SOFR Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document; provided that, with respect to any such amendment effected, the Agent shall provide notice to the ~~Borrowers~~Borrowing Agent and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

II.	ADVANCES, PAYMENTS.

2.1.	Revolving Advances.

(a)          Amount of Revolving Advances to US Borrowers. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(c), each Lender, severally and not jointly, will make Revolving Advances to US Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans made to US Borrowers, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit issued on behalf of US Borrowers less the Canadian Advances or (y) an amount equal to the sum of:

(i)         up to 85% (the “US Receivables Advance Rate”) of Eligible Receivables, plus

(ii)        up to 60% of the book value of the MPA Owned Cores at Customer Locations Inventory (the “US Inventory Advance Rate”); plus

(iii)       up to 90% of the appraised net orderly liquidation value of Eligible Rotating Electrical and Automotive Domestic, Mexican and Canadian Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith) (the “US Inventory NOLV Advance Rate”, together with the US Inventory Advance Rate and the US Receivables Advance Rate, collectively, the “US Advance Rates”); plus

(iv)      with respect to Braking Inventory which is actively being sold, (x) up to 45% of the invoice cost, exclusive of soft costs (e.g., freight and duty), until Braking Inventory is appraised by an appraiser satisfactory to Agent in its sole discretion exercised in good faith and (y) up to the US Inventory NOLV Advance Rate thereafter, minus

(v)       the aggregate Maximum Undrawn Amount of all outstanding US Letters of Credit, minus

(vi)       such reserves, including, without limitation, Freight and Duty Reserves as Agent in its Permitted Discretion may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii), (iii) and (iv) minus (y) Sections 2.1(a)(y)(v) and (vi) at any time and from time to time shall be referred to as the “US Formula Amount”. The Revolving Advances made to US Borrowers shall be evidenced by one or more secured promissory notes (collectively, the “US Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b)          Amount of Revolving Advances to Canadian Borrowers. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(c), each Lender, severally and not jointly, will make Revolving Advances to Canadian Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Canadian Revolving Advance Amount Sublimit, less the outstanding amount of Swing Loans made to Canadian Borrowers, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit issued on behalf of Canadian Borrowers or (y) an amount equal to the sum of:

(i)         (x) to the extent invoiced in Canadian Dollars, up to 75% (the “Canadian Receivables Advance Rate”) of Eligible Receivables owned by Canadian Borrowers and (y) to the extent invoiced in Dollars, up to the US Receivables Advance Rate of Eligible Receivables owned by Canadian Borrowers, plus

(ii)        up to 80% of the appraised net orderly liquidation value of Eligible Inventory owned by Canadian Borrowers (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith) (the “Canadian Inventory NOLV Advance Rate”, together with the Canadian Receivables Advance Rate, collectively, the “Canadian Advance Rates” and together with the US Advance Rates, the “Advance Rates”), minus

(iii)       the aggregate Maximum Undrawn Amount of all outstanding Canadian Letters of Credit, minus

(iv)       such reserves, including, without limitation, in respect of Priority Payables and Freight and Duty Reserves as Agent in its Permitted Discretion may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(b)(y) (i) and (ii) minus (y) Sections 2.1(b)(y)(iii) and (iv) at any time and from time to time shall be referred to as the “Canadian Formula Amount”. The Revolving Advances made to Canadian Borrowers shall be evidenced by one or more secured promissory notes (collectively, the “Canadian Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(b).

(c)          Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion. Prior to the occurrence of an Event of Default or Default, Agent shall give Borrowing Agent five (5) days prior written notice of its intention to decrease the Advance Rates. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

(d)          Eligible Mexican Inventory. Outstanding Advances against Eligible Inventory that is located in Mexico shall be limited to $132,000,000 in the aggregate; provided, that, upon recordation in Mexico of an amended Pledge Agreement, as required pursuant to Section 4 of the Eighth Amendment, the amount in this clause (d) shall automatically increase to $140,000,000.

(e)          Maximum Revolving Advance Amount. Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances made to all Borrowers at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the aggregate of the US Formula Amount and the Canadian Formula Amount.

2.2.	Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.

(a)          Borrowing Agent on behalf of any Borrower may notify Agent prior to 1:00 p.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other Loan Document, or with respect to any Obligation under the Loan Documents, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(b)          Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a Term SOFR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. on the day which is three (3) Business Days prior to the date such Term SOFR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $500,000 and in integral multiples of $100,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Term SOFR Rate Loans shall be for one, three or six months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. Any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day for the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. ~~No~~Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, no Term SOFR Rate Loan shall be made available to any Borrower ~~during the continuance of a Default or an Event of Default~~. After giving effect to each requested Term SOFR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than six (6) Term SOFR Rate Loans, in the aggregate.

(c)          Each Interest Period of a Term SOFR Rate Loan shall commence on the date such Term SOFR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

(d)          Borrowing Agent shall elect the initial Interest Period applicable to a Term SOFR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 1:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such Term SOFR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such Term SOFR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below.

(e)          Provided that no Default or Event of Default shall have occurred and be continuing, ~~any Borrower~~Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Term SOFR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Term SOFR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Term SOFR Rate Loan. If ~~any Borrower~~Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 10:00 a.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Term SOFR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable Term SOFR Rate Loan) with respect to a conversion from a Term SOFR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a Term SOFR Rate Loan, the duration of the first Interest Period therefor. In the case of the renewal of a Term SOFR Rate Loan at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

(f)          At its option and upon written notice given prior to 10:00 a.m. at least three (3) Business Days (or one (1) Business Day in the case of Advances which are Domestic Rate Loans) prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay the Advances in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify (i) the date of prepayment of Advances (ii) identify which Advances are Term SOFR Rate Loans and which are Domestic Rate Loans and (iii) the amount of such prepayment. In the event that any prepayment of a Term SOFR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof.

(g)          Each Loan Party shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default ~~a~~ by ~~a~~any Borrower in the payment of the principal of or interest on any Term SOFR Rate Loan or failure by ~~a~~any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Term SOFR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Term SOFR Rate Loans hereunder. In the case of any Term SOFR Rate Loan, any losses or expenses to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Term SOFR Rate Loan had such event described in the immediately preceding sentence not occurred, at the Contract Rate that would have been applicable to such Term SOFR Rate Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Term SOFR Rate Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks offering loans based on SOFR. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(h)          Notwithstanding any other provision hereof (but to the extent not duplicative of Section 3.8(c)), if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any Term SOFR Rate Loans) to make or maintain its Term SOFR Rate Loans, the obligation of Lenders (or such affected Lender) to make Term SOFR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Term SOFR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Term SOFR Rate Loans or convert such affected Term SOFR Rate Loans into loans of another type. If any such payment or conversion of any Term SOFR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Term SOFR Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by ~~Lenders~~Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(i)          Anything to the contrary contained herein notwithstanding, neither Agent nor any Lender, nor any of their participants, is required actually to acquire SOFR deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the Term SOFR Rate. The provisions set forth herein shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing based on the Term SOFR Rate by acquiring SOFR deposits for each Interest Period in the amount of the Term SOFR Rate Loans.

2.3.        Term Loans. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan to MPA in the amount equal to such Lender’s Term Loan Commitment Percentage of $30,000,000 (the “Term Loan”). The Term Loan shall be advanced on the Amendment and Restatement Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: consecutive quarterly installments each in the amount of $937,500 commencing October 1, 2018 and continuing on the first Business Day of each quarter thereafter followed by a final payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses on the last day of the Term; provided, however, that, the Borrowers authorize Agent to charge to US Borrowers’ Account on the Seventh Amendment Effective Date as a Revolving Advance the aggregate amount necessary to repay in full the entire outstanding principal amount of the Term Loan, together with all accrued and unpaid interest and all unpaid fees and expenses thereon.

The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.3(a). The Term Loan may consist of Domestic Rate Loans or Term SOFR Rate Loans, or a combination thereof, as Borrowing Agent may request; and in the event that MPA desires to obtain or extend any portion of the Term Loan as a Term SOFR Rate Loan or to convert any portion of the Term Loan from a Domestic Rate Loan to a Term SOFR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (h) shall apply.

2.4.	Swing Loans.

(a)          Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement:

(i)         Swing Loan Lender may, at its election and option made in its sole discretion and cancelable at any time for any reason whatsoever, make swing loan advances (each, a “US Swing Loan” and, collectively, the “US Swing Loans”) available to US Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in a minimum amount of $100,000 and in integral multiples of $50,000 thereafter and in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount; provided that the outstanding aggregate principal amount of US Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding US Letters of Credit or (ii) the aggregate of the US Formula Amount and the Canadian Formula Amount. All US Swing Loans shall be Domestic Rate Loans only. US Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) US Swing Loans and Swing Loan Lender may make US Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All US Swing Loans shall be evidenced by a secured promissory note (the “US Swing Loan Note”) substantially in the form attached hereto as Exhibit 2.4(a)(i). Swing Loan Lender’s agreement to make US Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of US Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make US Swing Loans in the future; and

(ii)        Swing Loan Lender may, at its election and option made in its sole discretion and cancelable at any time for any reason whatsoever, make swing loan advances (each, a “Canadian Swing Loan” and, collectively, the “Canadian Swing Loans” and, together with the US Swing Loans, each, a “Swing Loan” and, collectively, the “Swing Loans”), available to Canadian Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in a minimum amount of $100,000 and in integral multiples of $50,000 thereafter and in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount; provided that the outstanding aggregate principal amount of Canadian Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Canadian Letters of Credit or (ii) the aggregate of the US Formula Amount and the Canadian Formula Amount. All Canadian Swing Loans shall be Domestic Rate Loans only. Canadian Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) Canadian Swing Loans and Swing Loan Lender may make Canadian Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All Canadian Swing Loans shall be evidenced by a secured promissory note (the “Canadian Swing Loan Note”) substantially in the form attached hereto as Exhibit 2.4(a)(ii). Swing Loan Lender’s agreement to make Canadian Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Canadian Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Canadian Swing Loans in the future.

(b)          Upon either (i) any request by Borrowing Agent for a Revolving Advance that is a Domestic Rate Loan made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance that is a Domestic Rate Loan pursuant to the provisions of the last sentence of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to applicable Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Agent or by the Required Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.

(c)          Each Swing Loan shall be made upon Borrowing Agent’s notice to the Swing Loan Lender and the Agent in the form of a written notice, signed by an officer of Borrowing Agent. Each such notice must be received by the Swing Loan Lender and the Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing ~~Line~~Loan Lender of any notice, the Swing Loan Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such notice and, if not, the Swing Loan Lender will notify the Agent (by telephone or in writing) of the contents thereof. The Swing Loan Lender will, not later than 3:00 p.m. on the borrowing date specified in such notice, make the amount of the Swing Loan available to Borrowing Agent at its office by crediting the account of Borrowing Agent on the books of the Swing Loan Lender in immediately available funds.

(d)          Upon the making of a US Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such US Swing Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such US Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below. From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any US Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such US Swing Loan; provided that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding US Letters of Credit.

(e)          Upon the making of a Canadian Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Canadian Swing Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Canadian Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below. From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any Canadian Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Canadian Swing Loan; provided that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Canadian Letters of Credit.

2.5.        Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of the Loan Parties to Agent or Lenders, shall be charged to US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, on Agent’s books. The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(c) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the applicable outstanding Obligations giving rise to such deemed request. During the Term, ~~Borrower~~Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

2.6.	Making and Settlement of Advances.

(a)          Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22). The Term Loan shall be advanced according to the applicable Term Loan Commitment Percentages of Lenders holding the Term Loan Commitments. Each borrowing of US Swing Loans shall be advanced by Swing Loan Lender alone. Each borrowing of Canadian Swing Loans shall be advanced by Swing Loan Lender alone.

(b)          Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) and, with respect to Revolving Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted hereunder, Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance, as determined by Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Advance to Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to Borrowers in Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.

(c)          Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance, available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Effective Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans. If such Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Lender’s Revolving Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving Commitment that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrowers with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.

(d)          Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 2:00 p.m. on the date of such requested Settlement (the “Settlement Date”). Subject to any contrary provisions of Section 2.22, each Lender holding a Revolving Commitment shall transfer the amount of such Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 4:00 p.m. on such Settlement Date if requested by Agent by 2:00 p.m., otherwise not later than 4:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Agent shall be applied against the amount of applicable outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Agent by any Lender holding a Revolving Commitment on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.6(c).

(e)          If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7.        Maximum Advances. The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the aggregate of the US Formula Amount and the Canadian Formula Amount.

2.8.	Manner and Repayment of Advances.

(a)          The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.3(a) hereof and shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including, subject to any contrary provisions in Section 2.20, each prepayment) by a Borrower on account of the principal of and interest on the Advances (other than the Term Loan) shall be applied, first to the applicable outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding applicable Revolving Advances (subject to any contrary provisions of Section 2.22). Each payment (including, subject to any contrary provisions in Section 2.20, each prepayment) by any US Borrower on account of the principal of and interest on the Term Loan shall be applied to the Term Loan pro rata according to the Term Loan Commitment Percentages of Lenders.

(b)          Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Agent is not, however, required to credit US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. All proceeds received by Agent shall be applied to the Obligations in accordance with Section 4.8(h).

(c)          Except as expressly provided herein, all payments (including prepayments) of principal, interest and other amounts payable hereunder and under the other Loan Documents to be made by any Borrower shall be made to Agent on behalf of Lenders to the Payment Office, in each case not later than 1:00 p.m. on the due date therefor, in Dollars in federal funds or other immediately available funds and without deduction, setoff or counterclaim. Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, or by making Advances as provided in Section 2.2 hereof.

2.9.        Repayment of Excess Advances. If at any time the aggregate balance of any applicable outstanding Revolving Advances, any Swing Loans and/or any Advances taken as a whole exceeds any maximum amount permitted hereunder, such excess Advances shall be due and payable at the Payment Office, within one (1) Business Day of demand.

2.10.      Statement of Account. Agent shall maintain, in accordance with its customary procedures, loan accounts in the name of the US Borrowers (“US Borrowers’ Account”) and in the name of the Canadian Borrowers (“Canadian Borrowers’ Account”) in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the US Borrowers’ Account and the Canadian Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.11.	Letters of Credit.

(a)          Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars (“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the aggregate of the US Formula Amount and the Canadian Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a)(y)(v) and 2.1(b)(y)(iii)). The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof). All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and from and after the Amendment and Restatement Closing Date shall be subject to and governed by the terms and conditions hereof.

(b)          Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain Issuer from issuing any Letter of Credit, or any Applicable Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.

2.12.	Issuance of Letters of Credit.

(a)          Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Agent at the Payment Office, prior to 10:00 a.m., at least five (5) Business Days prior to the proposed date of issuance, such Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Borrower shall also have the right to give instructions with respect to any application and the disposition of documents that conform with the terms of the applicable letter of credit. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason.

(b)          Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than five (5) Business Days prior to the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP. In addition, no trade Letter of Credit may permit the presentation of an ocean bill of lading that includes a condition that the original bill of lading is not required to claim the goods shipped thereunder.

(c)          Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.13.	Requirements For Issuance of Letters of Credit.

(a)          Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct Issuer to deliver to Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor.

(b)          In connection with all trade Letters of Credit issued or caused to be issued by Issuer under this Agreement, each Borrower hereby appoints Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred: (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department or Canada Border Services Agency (“Customs”) in the name of such Borrower or Issuer or Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Issuer’s, or in the name of Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent, Issuer nor their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s, Issuer’s or their respective attorney’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment). This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

2.14.	Disbursements, Reimbursement.

(a)          Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.

(b)          In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, applicable Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 ~~Noon~~noon, on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer. In the event such Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 ~~Noon,~~noon, on the Drawing Date, Issuer will promptly notify Agent and each Lender holding a Revolving Commitment thereof, and such Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.14(c) immediately below. Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)          Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available to Agent, for the benefit of Issuer, the amount of such Lender’s Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Effective Federal Funds Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(c); provided that such Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.

(d)          With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each, a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each applicable Lender’s payment to Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.

(e)           Each applicable Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.15.	Repayment of Participation Advances.

(a)          Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Lender holding a Revolving Commitment, in the same funds as those received by Agent, the amount of such Lender’s Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender holding a Revolving Commitment that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Lender(s) holding the Revolving Commitment have funded any portion such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.22, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b)          If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Effective Federal Funds Rate.

2.16.       Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.17.       Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.18.       Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:

(i)           any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Agent, any Borrower or any Lender, as the case may be, or any other Person for any reason whatsoever;

(ii)          the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14;

(iii)         any lack of validity or enforceability of any Letter of Credit;

(iv)         any claim of breach of warranty that might be made by any Borrower, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v)          the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;

(vi)         payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);

(vii)        the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)       any failure by Issuer or any of Issuer’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)         the occurrence of any Material Adverse Effect;

(x)          any breach of this Agreement or any Other Document by any party thereto;

(xi)         the occurrence or continuance of an insolvency proceeding or Insolvency Event with respect to any Loan Party;

(xii)        the fact that a Default or an Event of Default shall have occurred and be continuing;

(xiii)       the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and

(xiv)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Nothing contained in this Section 2.18 shall be deemed to relieve the Issuer or the Agent from liability on any claim by any Loan Party for the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) of the Issuer in respect of honoring or failing to honor any drawing under any Letter of Credit or otherwise in respect of any Letter of Credit, but any such claim may not be used as a defense to a Borrower’s obligation to reimburse the Issuer for any such drawing.

2.19.	Liability for Acts and Omissions.

(a)           As between Borrowers and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b)          Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each, an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(c)           In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, Agent or any Lender.

2.20.	Prepayments.

(a)	Mandatory Prepayments.

(i)           If any Borrower or any of its Subsidiaries disposes of any property (other than any Disposition of any property permitted by clauses (a) – (h) Section 7.6) which results in the realization by such Person of Net Cash Proceeds in excess of $500,000, such Borrower shall prepay an aggregate principal amount of Advances equal to 100% of such Net Cash Proceeds not later than three (3) Business Days after receipt thereof by such Person; provided, that with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.20(a)(i), at the election of such Borrower (as notified by Borrowing Agent to the Agent on or prior to the date of the required payment under this Section 2.20(a)(i)), and so long as no Default or Event of Default shall have occurred and be continuing, such Borrower or such Subsidiary may reinvest such Net Cash Proceeds for Permitted Acquisitions after the Amendment and Restatement Closing Date or in fixed assets so long as such Borrower or one of its Subsidiaries has committed to make such Permitted Acquisition or reinvestment within 180 days of the receipt of such Net Cash Proceeds and such Permitted Acquisition or reinvestment is made within 360 days after the receipt of such Net Cash Proceeds; and provided further, however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Advances as set forth in this Section. Such repayments shall be applied first, to the scheduled principal payments of the Term Loan on a pro rata basis, second, on a pro rata basis to its Letter of Credit Borrowings and the Swing Loans, third, on a pro rata basis to the outstanding Revolving Advances (it being understood that there is no corresponding reduction to the Revolving Commitments), fourth, to Cash Collateralize the Maximum Undrawn Amount of its ~~the L/C~~ Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b), and fifth, the amount remaining, if any, after the prepayment in full of all Letter of Credit Borrowings, Swing Loans and Revolving Advances outstanding at such time and the Cash Collateralization of the Maximum Undrawn Amount in full may be retained by such Borrower for use in the ordinary course of its business~~)~~.

(ii)          In the event of any issuance or other incurrence of Indebtedness (other than Permitted Indebtedness) by the Loan Parties by any Loan Party, the applicable Borrower shall prepay an aggregate principal amount of its Advances equal to 100% of such Net Cash Proceeds not later than three (3) Business Days after receipt thereof by such Person. Such repayments will be applied in the same manner as set forth in Section 2.20(a)(i) hereof.

(iii)         All proceeds received by any Borrower or Agent under any insurance policy on account of any Insurance and Condemnation Event shall be applied in accordance with Section 6.6 hereof.

Notwithstanding any other provisions of this Section 2.20, (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary that is not a Loan Party (a “Foreign Disposition”) are prohibited or delayed by applicable local law from being distributed to any Loan Party, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Advances at the times provided in this Section 2.20 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit distribution to any Loan Party (Borrowers hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such distribution), and once any of such affected Net Cash Proceeds that would otherwise be required to be used to prepay Advances pursuant to Section 2.20(a) is permitted under the applicable local law to be distributed to any Loan Party, such distribution will be immediately made and such distributed Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such distribution) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of its Advances pursuant to this Section 2.20 and (ii) to the extent that the Borrowers have determined in good faith that distribution of any of or all the Net Cash Proceeds of any Disposition to a Loan Party would have material adverse tax cost consequences to the Borrowers and their Subsidiaries, such Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (ii), to the extent that distribution on or before the date on which any such Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.20(a), the applicable Foreign Subsidiary applies an amount equal to such Net Cash Proceeds to invest in assets of the type used in the business of such Borrowers and their Subsidiaries or to prepay Advances of the applicable Foreign Subsidiary.

(b)          Voluntary Term Loan Prepayment. At any time and from time to time, MPA may prepay the Term Loan, without premium or penalty, on any Business Day in whole or in part with respect to the portion of the Term Loan that is comprised of (i) Domestic Rate Loans, in an aggregate amount of $1,000,000 and (ii) LIBOR Rate Loans, in an aggregate amount of $1,000,000. All such prepayments shall be made (i) upon not less than one (1) Business Day’s prior written notice in the case of Domestic Rate Loans and (ii) upon not upon not less than three (3) Business Days’ prior written notice in the case of LIBOR Rate Loans; in each case given to Agent on the date required. Upon the giving of such notice, the principal amount of the Term Loan specified in such notice shall become due and payable on the prepayment date specified therein; provided that a notice of prepayment delivered by Borrowing Agent hereunder may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, the proceeds of which will be used to prepay any Term Loans, in which case such termination may be conditional upon the effectiveness of such other credit facilities or the closing of such other transaction. Any such voluntary prepayment will be applied as specified in Section 2.20(a)(i).

(c)          Voluntary Reductions in Revolving Commitments. At such time as the Term Loan has been indefeasibly prepaid in full in cash, Borrowers may reduce the Maximum Revolving Advance Amount to an amount not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Advances then outstanding, (B) the aggregate principal amount of all Swing Loans then outstanding, (C) the Maximum Undrawn Amount at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn; provided that in no event shall Borrowers be permitted to reduce the Maximum Revolving Advance Amount to an amount less than $20,000,000 (other than the permanent reduction of the Maximum Revolving Advance Amount to zero). Upon the giving of a notice of reduction in the Maximum Revolving Advance Amount, the Maximum Revolving Advance Amount will be reduced to the amount specified in such notice; provided that a notice of reduction delivered by Borrowing Agent hereunder may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, the proceeds of which will be used to prepay any outstanding Advances, in which case such termination may be conditional upon the effectiveness of such other credit facilities or the closing of such other transaction.

2.21.       Use of Proceeds. Borrowers shall apply the proceeds of Advances to (i) repay the Existing Indebtedness, (ii) pay fees and expenses relating to the Transactions, (iii) provide for their general corporate needs, including working capital requirements, Capital Expenditures, Permitted Acquisitions and Permitted Dividends and Stock Buybacks, in each case, to the extent permitted herein and (iv) reimburse drawings under Letters of Credit. Without limiting the generality of the foregoing, neither the Loan Parties nor any other Person which may in the future become party to this Agreement or the Other Documents as a Loan Party, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

2.22.	Defaulting Lender.

(a)          Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.

(b)          ~~except~~Except as otherwise expressly provided for in this Section 2.22, Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(i)           fees pursuant to Section 3.3(b) hereof shall cease to accrue in favor of such Defaulting Lender.

(ii)          if any Swing Loans are outstanding or any Letter of Credit Obligations (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:

(A)      Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B)       if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within two (~~s~~2) Business Days following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, Cash Collateralize for the benefit of Issuer, Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;

(C)       if Borrowers Cash Collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are Cash Collateralized;

(D)       if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and

(E)       if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor Cash Collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or Cash Collateralized; and

(iii)         so long as any Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or Cash Collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c)          A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to the Loan Documents, and all amendments, waivers and other modifications of the Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances, a Revolving Commitment Percentage or a Term Loan Commitment Percentage; provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in clauses (i) or (ii) of Section 16.2(b).

(d)          Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under the Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e)          In the event that Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

(f)           If Swing Loan Lender or Issuer has a good faith belief that any Lender holding a Revolving Commitment has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

2.23.       Payment of Obligations. Agent may charge to US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 3.3, 3.4, 4.4, 4.7, 6.4, 6.6, 6.7 and 6.8 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under the Loan Documents with respect to such Revolving Advances.

2.24.	Increase in Maximum Revolving Advance Amount.

(a)          The Borrowing Agent may, at any time after the Amendment and Restatement Closing Date, request that the Maximum Revolving Advance Amount be increased by (1) one or more of the current Lenders increasing their Revolving Commitment Amount (any current Lender which elects to increase its Revolving Commitment Amount shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) joining this Agreement and providing a Revolving Commitment Amount hereunder , subject to the following terms and conditions:

(i)           No current Lender shall be obligated to increase its Revolving Commitment Amount and any increase in the Revolving Commitment Amount by any current Lender shall be in the sole discretion of such current Lender;

(ii)          Borrowers may not request the addition of a New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing Lenders in the increased Revolving Commitments being requested by ~~Borrower~~Borrowers;

(iii)         There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;

(iv)         After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $260,000,000;

(v)          Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than two (2) times during the Term, and no single such increase in the Maximum Revolving Advance Amount shall be for an amount less than $1,000,000 or increments of $1,000,000;

(vi)         The Borrowers shall deliver to the Agent on or before the effective date of such increase the following documents in form and substance reasonably satisfactory to the Agent: (1) certifications of their corporate secretaries or officers with attached resolutions certifying that the increase in the Revolving Commitment Amounts has been approved by such Borrowers, (2) certificate dated as of the effective date of such increase certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each Borrower herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by Borrowers as Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase, and (4) an opinion of counsel in form and substance satisfactory to the Agent which shall cover such matters related to such increase as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(vii)        The Borrowers shall execute and deliver (1) to each Increasing Lender a replacement Note reflecting the new amount of such Increasing Lender’s Revolving Commitment Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (2) to each New Lender a Note reflecting the amount of such New Lender’s Revolving Commitment Amount;

(viii)       Any New Lender shall be subject to the approval of the Agent and Issuer not to be unreasonably withheld or delayed;

(ix)         Each Increasing Lender shall confirm its agreement to increase its Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to the Agent, signed by it and each Borrower and delivered to the Agent at least five (5) days before the effective date of such increase; and

(x)          Each New Lender shall enter into an amendment to this Agreement pursuant to which such New Lender shall join and become a party to this Agreement and the Other Documents with a Revolving Commitment Amount as set forth therein and Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or to any other document as may be necessary to incorporate the New Lender and the applicable increase to the Revolving Commitment Amount therein.

(b)          On the effective date of such increase, (i) the Borrowers shall repay all Revolving Advances then outstanding, subject to the Borrowers’ obligations under Sections 3.7, 3.9, or 3.10; provided that subject to the other conditions of this Agreement, Borrowing Agent may request new Revolving Advances on such date (it being understood that the Borrower may repay all or a portion of the existing Revolving Advances with such new Revolving Advances, if any, on a cashless basis) and (ii) the Revolving Commitment Percentages of all of the Lenders holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Lender’s Revolving Commitment Percentage is equal to (x) the Revolving Commitment Amount of such Lender divided by (y) the aggregate of the Revolving Commitment Amounts of all Lenders. Each of the Lenders shall participate in any new Revolving Advances made on or after such date in accordance with their respective Revolving Commitment Percentages after giving effect to the increase in the Maximum Revolving Advance Amount and recalculation of the Revolving Commitment Percentages contemplated by this Section 2.24.

(c)          On the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each New Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and each then outstanding Swing Loan in an amount equal to such Lender’s Revolving Commitment Percentage (as calculated pursuant to Section 2.24(b) above) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such Swing Loan, respectively. As necessary to effectuate the foregoing, each existing Lender holding a Revolving Commitment Percentage that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Lender’s participations in such outstanding Letters of Credit and drawings and such outstanding Swing Loans such that, after giving effect to all such purchases and sales, each Lender holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) and all Swing ~~Lines~~Loans in accordance with their respective Revolving Commitment Percentages (as calculated pursuant to Section 2.24(b) above).

(d)          On the effective date of such increase, Borrowers shall pay all ~~cost~~costs and expenses incurred by Agent and by each Increasing Lender and New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, Borrowers and/or the Increasing Lenders and New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase).

III.	INTEREST AND FEES.

3.1.         Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Term SOFR Rate Loans, at (a) the end of each Interest Period, and (b) for Term SOFR Rate Loans with an Interest Period in excess of three months, at the end of each three month period during such Interest Period; provided further that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans and (iii) with respect to the Term Loan, the Term Loan Rate (as applicable, the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Term SOFR Rate shall be adjusted with respect to Term SOFR Rate Loans without notice or demand of any kind on the effective date of any change in the SOFR Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (the “Default Rate”).

3.2.	Letter of Credit Fees.

(a)           Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin plus the SOFR Adjustment for Revolving Advances consisting of Term SOFR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to Issuer, a fronting fee of one quarter of one percent (0.25%) per annum times the average daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term. (all of the foregoing fees, the “Letter of Credit Fees”). In addition, Borrowers shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer’s prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.

(b)          At any time following the occurrence and during the continuance of an Event of Default, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.20), Borrowers will Cash Collateralize all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Agent may, in its discretion, invest such Cash Collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional Cash Collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such Cash Collateral being held by Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such Cash Collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such Cash Collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such Cash Collateral to pay and satisfy such Obligations.

3.3.         Facility Fee. If, for any calendar quarter during the Term, the Average Daily Unpaid Balance for such calendar quarter does not equal the Maximum Revolving Advance Amount, then MPA shall pay to Agent, for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, a fee at a rate equal to the rate per annum set forth in the definition of Applicable Facility Fee on the amount by which the Maximum Revolving Advance Amount exceeds such Average Daily Unpaid Balance (the “Facility Fee”). Such Facility Fee shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

3.4.	Collateral Evaluation Fee and Fee Letter.

(a)          Subject to the limitations contained in Sections 4.6 and 4.7 hereof, Borrowers shall pay to Agent promptly at the conclusion of any collateral evaluation performed by or for the benefit of Agent - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which evaluation is undertaken by Agent or for Agent’s benefit - a collateral evaluation fee in an amount equal to $1,500 (or such other amount customarily charged by Agent to its customers) per day for each person employed to perform such evaluation, plus a per examination manager review fee (whether such examination is performed by Agent’s employees or by a third party retained by agent) in the amount of $1,500 (or such other amount customarily charged by Agent to its customers), plus all reasonable costs and disbursements incurred by Agent in the performance of such examination or analysis, and further provided that if third parties are retained to perform such collateral evaluations, either at the request of another Lender or for extenuating reasons determined by Agent in its sole discretion, then such fees charged by such third parties plus all reasonable costs and disbursements incurred by such third party, shall be the responsibility of Borrowers and shall not be subject to the foregoing limits.

(b)          Borrowers shall pay the amounts required to be paid in the Second Amendment Fee Letter (in addition to any amounts payable under the Amendment and Restatement Fee Letter) in the manner and at the times required by the Second Amendment Fee Letter.

(c)          All of the fees and reasonable and documented out-of-pocket costs and expenses of any appraisals conducted pursuant to Section 4.7 hereof shall be paid for when due, in full and without deduction, off-set or counterclaim by Borrowers.

3.5.	Computation of Interest and Fees.

(a)          Interest and fees hereunder shall be computed on the basis of a year of 360 days (or in the case of any Domestic Rate Loan, a year of 365 or 366 days) and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

(b)          For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time; (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. Any rate that is calculated with reference to a period (the “deemed interest period”) that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying that rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period. Each of the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not the basis of effective yearly rates or on any basis that gives effect to the principle of deemed reinvestment of interest. Each of the Loan Parties confirms that they fully understand and are able to calculate the rate of interest applicable to the loans based on the methodology for calculating per annum rates provided for in this Agreement. Each of the Loan Parties hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any Other Document, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to Loan Parties as required pursuant to Section 4 of the Interest Act (Canada).

3.6.	Maximum Charges.

(a)          In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate. If any provision of this Agreement or Other Documents would oblige any Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: first, by reducing the amount or rate of interest, and, thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

3.7.        Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any Term SOFR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)          subject Agent, Swing Loan Lender, any Lender or Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Term SOFR Rate Loan, or change the basis of taxation of payments to Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes and Excluded Taxes);

(b)          impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)           impose on Agent, Swing Loan Lender, any Lender or Issuer any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be. Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

3.8.	Alternate Rate of Interest.

3.8.1       Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(a)	reasonable means do not exist for ascertaining the Term SOFR Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(b)          Dollar deposits in the relevant amount and for the relevant maturity are not available with respect to an outstanding Term SOFR Rate Loan, a proposed Term SOFR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Term SOFR Rate Loan; or

(c)           the making, maintenance or funding of any Term SOFR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or

(d)          the Term SOFR Rate will not adequately and fairly reflect the cost to such Lender of the funding, establishment or maintenance of any Term SOFR Rate Loan and such Lender has provided notice of such determination to Agent;

then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given prior to a Benchmark Replacement Date, (i) any such requested Term SOFR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. ~~Eastern Standard Time~~ two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Term SOFR Rate Loan, (ii) any Domestic Rate Loan or Term SOFR Rate Loan which was to have been converted to an affected type of Term SOFR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. ~~Eastern Standard Time~~ two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Term SOFR Rate Loan, and (iii) any outstanding affected Term SOFR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. ~~Eastern Standard Time~~ two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Term SOFR Rate Loan, shall be converted into an unaffected type of Term SOFR Rate Loan, on the last Business Day of the then current Interest Period for such affected Term SOFR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected Term SOFR Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Term SOFR Rate Loan or maintain outstanding affected Term SOFR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Term SOFR Rate Loan into an affected type of Term SOFR Rate Loan.

3.8.2	Benchmark Replacement Setting.

(a)          Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Other Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be an “Other Document” for purposes of this Section 3.8.2, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of any Benchmark setting at or after 5:00 p.m. ~~(New York City time)~~ on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)          Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in the Other Documents, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.

(c)          Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowing Agent and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrowing Agent of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any Other Document except, in each case, as expressly required pursuant to this Section 3.8.2.

(d)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any of the Other Documents, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor of such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not (or is no longer) subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)           Benchmark Unavailability Period. Upon the ~~Borrowers’~~Borrowing Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the ~~Borrowers~~Borrowing Agent may revoke any pending request for ~~an Advance bearing interest based on the Term SOFR Rate~~, conversion to or continuation of ~~Advances bearing interest based on the Term SOFR Rate~~an Advance to be made, converted, or continued at the then-current Benchmark during any Benchmark Unavailability Period and, failing that, the ~~Borrowers~~Borrowing Agent will be deemed to have converted any such request into a request for a Domestic Rate Loan or conversion to a Domestic Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

3.9.	Capital Adequacy.

(a)	In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender or any Lender and the office or branch where Agent, Swing Loan Lender or any Lender (as so defined) makes or maintains any Term SOFR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent, Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s, Swing Loan Lender’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b)	A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

3.10.	Taxes.

(a)          Any and all payments by or on account of any Obligations of any Loan Party under any Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by Applicable Law. If the applicable Withholding Agent shall be required by Applicable Law to deduct or withhold any Taxes from any such payments (as determined in the good faith discretion of such Withholding Agent), then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with Applicable Law, and (ii) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making such deduction or withholding (including deductions and withholdings applicable to additional sums payable under this Section 3.10), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Without limiting the provisions of Section 3.10(a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c)          The Loan Parties shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowing Agent by any Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)          Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Partes have not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 16.3(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).

(e)          ~~(d)~~ As soon as practicable after any payment of Indemnified Taxes by a Borrower to a Governmental Body, such Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(f)           ~~(e)~~ Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrowing Agent and Agent, at the time or times prescribed by Applicable Law or reasonably requested by Borrowing Agent or Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by Borrowing Agent or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding Tax, Agent shall be entitled to withhold U.S. federal income Taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Treas. Reg. Section 1.1441-7(b) or other Applicable Law. Further, Agent is indemnified under Treas. Reg. Section 1.1461-1(e) against any claims and demands of any Lender for the amount of any Tax it deducts and withholds in accordance with regulations under Section 1441 of the Code. In addition, any Lender, if requested by Borrowing Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowing Agent or Agent as will enable Borrowing Agent or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing,

(i)           any Lender that is not a U.S. Person shall deliver to Borrowing Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowing Agent or Agent, but only if such Lender is legally entitled to do so), whichever of the following is applicable:

(A)      in the case of such Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, two executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)       two executed originals of IRS Form W-8ECI,

(C)       in the case of such Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.10(a) to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two executed originals of IRS Form W-8BEN or W-8BEN-E;

(D)       to the extent such Lender is not the beneficial owner, two executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.10(b) or Exhibit 3.10(c), IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.10(d) on behalf of each such direct and indirect partner; or

(E)       two executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowing Agent or Agent to determine the withholding or deduction required to be made; and

(ii)          any Lender that is a U.S. Person shall deliver to Borrowing Agent and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowing Agent or Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding. Upon the request of Borrowing Agent, Agent shall provide the Company two executed originals of IRS Form W-9.

(iii)         Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowing Agent and Agent in writing of its legal inability to do so.

(g)          ~~(f)~~ If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowing Agent and Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrowing Agent or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowing Agent or Agent as may be necessary for Borrowing Agent and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.10(fg), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)          ~~(g)~~ If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.10, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.10 with respect to the Indemnified Taxes giving rise to such refund); net of all out-of-pocket expenses of such Recipient, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that such Loan Party, upon the request of such Recipient, agrees to repay the amount paid over to such Loan Party pursuant to this Section 3.10(~~g~~h) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Body. This Section 3.10(~~g~~h) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(i)            ~~(h)~~ For purposes of this Section 3.10, the term “Lender” includes Swing Loan Lender and Issuer, and the term “Applicable Law” includes FATCA.

(j)            ~~(i)~~ the Agent (and any assignee or successor) will deliver to MPA, on or prior to the execution and delivery of this Agreement (or, assignment or succession, if applicable), either (i) (A) two (2) executed copies of IRS Form W-8ECI with respect to any amounts payable to the Agent for its own account and (B) two (2) duly completed copies of IRS Form W-8IMY (certifying that it is either a “qualified intermediary” or a “U.S. branch”) for the amounts the Agent receives for the account of others, or (ii) two (2) executed copies of IRS Form W-9, whichever is applicable, and in each case of (i) and (ii), with the effect that a US Borrower can make payments to the Agent without deduction or withholding of any taxes imposed by the United States.

3.11.       Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7, 3.9 or 3.10 hereof, (b) is unable to make or maintain ~~LIBOR~~Term SOFR Rate Loans as a result of a condition described in Section 2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by Agent pursuant to Section 16.2(b) hereof, Borrowers may, within sixty (60) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section 16.2(b) hereof, as the case may be, by notice in writing to Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentages as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentages, as applicable, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentages, as applicable, and other rights and obligations under the Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

3.12.       Intentionally Omitted.

3.13.       Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any Other Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any Other Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practices. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Agent of the amount due, Borrowers will, on the date of receipt by the Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Agent is the amount then due under this Agreement or such Other Document in the Currency Due. If the amount of the Currency Due which the Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Loan Parties shall indemnify and save the Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Other Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any Other Document or under any judgment or order

IV.	COLLATERAL: GENERAL TERMS

4.1.         Security Interest in the Collateral. To secure the prompt payment and performance to the Secured Parties of the Obligations, each US Loan Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. To secure the prompt payment and performance to Agent, Issuer and each Lender (and each other holder of any Canadian Obligations) of the Canadian Obligations, each Canadian Loan Party (excluding each Canadian Loan Party that is granting a lien on its assets pursuant to a Canadian Security Agreement) hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each other Secured Party, a continuing security interest in, and Lien on, all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Notwithstanding the foregoing, this Agreement shall not to be construed as an absolute assignment of any Intellectual Property. Each Loan Party shall provide Agent with written notice of all commercial tort claims with a potential value in excess of $250,000 arising after the Amendment and Restatement Closing Date in compliance with Section 9.17, which notice shall set forth a brief description of such commercial tort claim, which writing shall incorporate the provisions hereof and shall be in form and substance reasonably satisfactory to Agent. Upon delivery of each such notice, such Loan Party shall be deemed to thereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each Loan Party shall provide Agent with written notice of all letter of credit rights with a value in excess of $250,000 arising after the Amendment and Restatement Closing Date in compliance with Section 9.17, and at Agent’s request shall take such actions as Agent may reasonably request for the perfection of Agent’s security interest therein.

4.2.	Perfection of Security Interest.

(a)           Financing Statements. By its signature hereto, each Loan Party hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any applicable Uniform Commercial Code or PPSA jurisdiction any financing or continuation statements or amendments thereto that (a) indicate the Collateral (i) as “all assets”, “all personal property” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code or such other jurisdiction or (ii) as being of an equal or lesser scope or with greater detail and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether each Loan Party is an organization, the type of organization and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Loan Party agrees to execute (to the extent, if any, that such Loan Party’s signature is required thereon) and file or authenticate the filing of, such financing or continuation statements, or amendments thereto.

(b)          Other Agreements and Instruments. Each Loan Party has executed, or is executing simultaneously with the execution of this Agreement, in blank and delivered, or is simultaneously delivering, to the Agent all agreements, notices, instruments, documents, and papers as the Agent has reasonably requested to evidence the security interest of the Secured Parties in any registered Copyright, Patent or Trademark and the goodwill and General Intangibles of such Loan Party relating thereto or represented thereby.

(c)           Other Actions. Each Loan Party shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) promptly discharging all Liens other than Permitted Encumbrances, (ii) marking conspicuously all chattel paper and instruments each in excess of $100,000 and, at the request of Agent, all of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Agent, indicating that such chattel paper or instrument or Collateral is subject to the security interest created hereby, (iii) delivering and pledging to Agent any promissory note, other instrument or chattel paper evidencing any account exceeding $100,000 individually or $250,000 in the aggregate, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Agent, (iv) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (v) furnishing to the ~~Collateral~~ Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the ~~Collateral~~ Agent may reasonably request, all in reasonable detail, (vi) upon the acquisition after the date hereof by any Loan Party of any Collateral evidenced by a certificate of title with a value in excess of $250,000 for any single vehicle and $1,000,000 for all titled vehicles, promptly notify Agent of such acquisition, which notice shall set forth a description of such Collateral acquired and a good faith estimate of the current value of such Collateral, and if so requested by Agent, promptly causing Agent to be listed as the lienholder on such certificate of title or certificate of ownership and delivering evidence of the same to Agent, (vii) entering into warehousing, bailee, lockbox, blocked accounts, customs and freight agreements and other custodial arrangements satisfactory to Agent, and (viii) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code, PPSA or other Applicable Law. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid by the Loan Parties to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

4.3.         Preservation of Collateral. Following the occurrence and continuance of an Event of Default and the demand by Agent for payment of all Obligations due and owing, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Loan Parties’ owned or leased property. Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.4.	Ownership and Location of Collateral.

(a)          With respect to the Collateral: (i) each Loan Party shall be the owner of and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever and (ii) each Loan Party’s equipment and Inventory in an amount in excess of $250,000 shall be located as set forth on Schedule 4.4(b)(i) and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and equipment to the extent permitted in Section 7.6 hereof.

(b)          Schedule 4.4(b)(i) lists all locations where any Loan Party has any Inventory (except for Inventory in transit) or other Collateral (including any office where accounts receivables are collected) with a book value in excess of $250,000; (ii) Schedule 4.4(b)(ii) lists the jurisdiction of formation and chief executive office of each Loan Party and each other place of business of each Loan Party (other than locations listed in Schedule 4.4(b)(i)); and (iii) Schedule 4.4(b)(iii) lists the location, by state, province or territory and street address, of all Real Property owned or leased by each Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

4.5.         Defense of Agent’s and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations (other than contingent obligations for which no claim has been made) and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, the Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code, PPSA or other Applicable Law. Each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.6.         Inspection of Premises. Each Loan Party shall permit representatives and independent contractors of the Agent and each Lender (in the case of a Lender, coordinated through the Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, all at the expense of the applicable Loan Party and at such reasonable times during normal business hours (absent the existence of an Event of Default) and as often as may be reasonably desired, upon reasonable advance notice to the applicable Loan Party; provided, however, that (i) unless an Event of Default shall have occurred and be continuing, the applicable Loan Party will not be required to reimburse the expense of more than one (1) such visit for the Agent and the Lenders (or any of their respective representatives or independent contractors) in a year and (ii) notwithstanding the foregoing, at any time during a Trigger Period, the applicable Loan Party shall be obligated to reimburse the expense of one (1) additional such visit for the Agent and the Lenders (or any of their respective representatives or independent contractors).

4.7.         Appraisals. Agent may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Amendment and Restatement Closing Date and from time to time, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of the Loan Parties’ assets. Agent shall perform, at Borrowers’ expense, no more than two (2) appraisals in any fiscal year; provided that at any time, so long as an Event of Default shall have occurred and be continuing, or the appraised net orderly liquidation value of Eligible Rotating Electrical and Automotive Domestic, Mexican and Canadian Inventory decreases by 25% or more (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith), Borrowers shall be obligated to pay or reimburse Agent for one (1) additional appraisal in any fiscal year. Absent the occurrence and continuance of an Event of Default at such time, Agent shall consult with Loan Parties as to the identity of any such firm. In the event the value of the Loan Parties’ Inventory, as so determined pursuant to such appraisal, results in the Revolving Advances being in excess of such Advances permitted hereunder, then, promptly upon Agent’s demand for same, the Loan Parties shall make mandatory prepayments of the then outstanding Revolving Advances so as to eliminate the excess Advances.

4.8.	Receivables; Deposit Accounts and Securities Accounts.

(a)          Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Loan Parties to Agent.

(b)          Each Customer, to each Loan Party’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any Loan Party who are not solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)           Each Loan Party’s chief executive office and/or receivables collection office is located as set forth on Schedule 4.4(b)(ii). Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)          Loan Parties shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) and/or Depository Accounts (and any associated lockboxes) as Agent shall designate from time to time as contemplated by Section 4.8(h) or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent any Loan Party directly receives any remittances upon Receivables, such Loan Party shall, at such Loan Party’s sole cost and expense, but on Agent’s sole behalf and for Agent’s sole account, collect as Agent’s sole property and in trust exclusively for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than three (3) Business Days after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s).

(e)          At any time following the occurrence and continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, and added to the Obligations.

(f)           Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power (i) at any time: (A) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by Agent for Loan Parties or at any other business premises of Agent; and (ii) at any time following the occurrence of a Default or an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(g)          Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(h)          All proceeds of Collateral shall be deposited by the Loan Parties into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds. Each applicable Loan Party, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance reasonably satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code and other Applicable Laws) over such account and which directs such Blocked Account Bank to transfer such funds so deposited on a daily basis or at other times acceptable to Agent to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) at Agent, commencing upon the delivery of a notice being sent by Agent to such Blocked Account Bank following the occurrence of a Trigger Event, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) of Agent for application to the Obligations. Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Following the occurrence and until the end of the Trigger Period, Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the Cash Collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first, to the prepayment of the principal amount of the applicable Swing Loans, if any, and then to the applicable Revolving Advances. Dominion shall be rescinded by Agent upon the request of Borrowing Agent following the end of the Trigger Period.

(i)           No Loan Party will, without Agent’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.

(j)           All deposit accounts (including all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each Loan Party and its Subsidiaries are set forth on Schedule 4.8(j). No Loan Party shall open any new deposit account, securities account or investment account unless (i) Loan Parties shall have given at least ten (10) days prior written notice to Agent and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not Agent, such bank, depository institution or securities intermediary, each applicable Loan Party and Agent shall first have entered into an deposit account control agreement in form and substance reasonably satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code and other Applicable Law) over such account.

(k)           Each Canadian Borrower hereby acknowledges, confirms and agrees that the Agent and the Lenders shall not at any time be required to extend any revolving credit in excess of the Canadian Formula Amount hereunder and that any accommodation of revolving credit in excess of the Canadian Formula Amount calculation is and shall be deemed to be, a “further extension of credit” for purposes of any Canadian insolvency laws which each Loan Party acknowledges, confirms and agrees, the Agent and the Lenders are not required to make at any time or under any circumstances whatsoever.

4.9.         Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.10.       Maintenance of Equipment and Properties. The equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved. No Loan Party shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation. Each Loan Party will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

4.11.       Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

4.12.       Financing Statements. Except as respects the financing statements filed by Agent, financing statements described on Schedule 1.2, and financing statements filed in connection with Permitted Encumbrances, no authorized financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

4.13.       Attachment. The security interest created hereby is intended to attach when this Agreement is executed by the Loan Parties and delivered to Agent and the Lenders.

V.	REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants to Agent and the Lenders as follows:

5.1.         Authority. Each Loan Party has all requisite power and authority to execute and deliver the Loan Documents to which it is a party and to perform all its respective Obligations thereunder and the Loan Documents to which such Loan Party is a party constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) are within such Loan Party’s corporate or company powers, as applicable, (b) have been duly authorized by all necessary corporate or company action, as applicable, (c) are not in contravention of the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (d) will not conflict with or violate any law or regulation in any material respect, or any judgment, order or decree of any Governmental Body, (e) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (1) such as have been obtained or made and are in full force and effect, (2) filings necessary to perfect Liens created by the Loan Documents, and (3) other approvals, consents, authorizations or other actions by, or notices to, or filings the failure to obtain or perform which would not adversely affect the Liens created hereunder or under ~~the~~any Guarantor Security ~~Documents~~Agreement and could not reasonably be expected to result in a Material Adverse Effect and (f) will not conflict with, nor result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound.

5.2.	Formation and Qualification.

(a)          Each Loan Party is (i) duly incorporated, formed, or existing, as applicable, and in good standing under the laws of the jurisdiction of its incorporation, organization, or amalgamation and (ii) qualified to do business and is in good standing (if applicable) in the states, provinces and territories listed on Schedule 5.2(a) which constitute all states, provinces and territories in which qualification and good standing (if applicable) are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any amendment or changes thereto.

(b)          The only Subsidiaries of MPA and each other Loan Party are listed on Schedule 5.2(b).

5.3.	[Reserved].

5.4.         Tax Returns. Each Loan Party’s federal tax identification number and federal and provincial business numbers as applicable is set forth on Schedule 5.4. Each Loan Party has filed all material federal, state, provincial, territorial and local Tax returns and other Tax reports each is required by Applicable Law to file and has paid all material Taxes that are due and payable, except Taxes that are being Properly Contested. The provision for Taxes on the books of each Loan Party is adequate for all Taxes not yet due and payable, and no Loan Party has any knowledge of any material deficiency or additional assessment in connection therewith not provided for on its books.

5.5.	Financial Statements.

(a)          The pro forma balance sheet of the Loan Parties on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Amendment and Restatement Closing Date reflects the consummation of the transactions contemplated under this Agreement (collectively, the “Transactions”) and fairly reflects the financial condition of the Loan Parties. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Financial Officer of Borrowing Agent. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements.

(b)          (i) The monthly income statement, cash flow and balance sheet projections of the Loan Parties on a Consolidated Basis for the period from April 1, 2018 to March 31, 2019 and (ii) the annual income statement, cash flow and balance sheet projections of the Loan Parties on a Consolidated Basis for fiscal years ending in 2019 through 2022, copies of which have been provided to Agent (collectively, the “Projections”) were prepared by the Chief Financial Officer of MPA, are based on underlying assumptions which provide a reasonable basis for the projections contained therein (it being understood that such forecasts, projections and other forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond Loan Parties’ control, and that no assurance can be given that such forecasts, projections and other forward-looking statements will be realized). The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements”.

(c)           The consolidated and consolidating balance sheets of the Loan Parties and, as of March 31, 2017, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by the Accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application to which the Accountants concur and present fairly the financial position of the Loan Parties at such date and the results of their operations for such period. As of the Amendment and Restatement Closing Date, there has been no change in the condition, financial or otherwise, of the Loan Parties as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by the Loan Parties, except for changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6.         Entity Names. Except as set forth on Schedule 5.6, no Loan Party has been known by any other company or corporate name, as applicable, in the past five (5) years and does not sell Inventory under any other name, except as set forth on Schedule 5.6, nor has any Loan Party been the surviving corporation or company, as applicable, of a merger, amalgamation or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7.	~~O.S.H.A.~~OSHA; Environmental Compliance; Flood Insurance.

(a)          Except as set forth on Schedule 5.7 hereto, each Loan Party (i) is in compliance with, and its business, assets and property are in compliance with ~~the Federal Occupational Safety and Health Act~~OSHA and Environmental Laws, except in such instances in which (x) such requirement of ~~the Federal Occupational Safety and Health Act~~OSHA and/or Environmental Law, as applicable is being contested in good faith by appropriate proceedings diligently conducted or (y) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, which has had or could reasonably be expected to have a Material Adverse Effect.

(b)          Except as set forth on Schedule 5.7 hereto, each Loan Party has been issued all required federal, state, provincial, territorial and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect, except for such Approvals as are not material to the operations of the Loan Parties.

(c)          Except as set forth on Schedule 5.7 or in such instances that have not resulted and could not reasonably be expected to have a Material Adverse Effect: (i) there have been no releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any Loan Party, except for those Releases which are in full compliance with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property owned, leased or occupied by any Loan Party, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) the Real Property including any premises owned, leased or occupied by any Loan Party has never been used by any Loan Party to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party on any Real Property including any premises owned, leased or occupied by any Loan Party, excepting such quantities as are managed in accordance with all applicable manufacturer’s instructions and compliance with Environmental Laws and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

(d)          All Real Property owned by the Loan Parties is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party.

5.8.	Solvency; No Litigation, Violation, Indebtedness; Default; ERISA Compliance.

(a)          (i) Loan Parties on a Consolidated Basis (i) are solvent, (ii) able to pay their debts as they mature, (iii) has capital sufficient to carry on its business and all businesses in which it is about to engage, and (iv) the present fair salable value of the assets of the Loan Parties on a Consolidated Basis is not less than the amount that will be required to pay the probable liability of the Loan Parties on a Consolidated Basis on its debts as they become absolute and matured.

(b)          Except as disclosed in Schedule 5.8(b), there is no pending or, to any Loan Party’s knowledge, threatened, action, suit, proceeding or claim by any Person against or with respect to any Loan Party or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

(c)          No Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.8(c) and (ii) Indebtedness otherwise permitted under Section 7.9 hereof.

(d)          No Loan Party is in violation of any Applicable Law, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal, in each case, which could reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(e)          No Loan Party maintains or is required to contribute to any Pension Benefit Plan or Multiemployer Plan other than those listed on Schedule 5.8(e) hereto. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Pension Benefit Plan, and each Pension Benefit Plan and Multiemployer Plan is in compliance with Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA, as applicable; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue ~~Code~~Service; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become delinquent; (iv) no Pension Benefit Plan has been terminated by the plan administrator thereof nor by the PBGC, and no circumstances currently exist which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) the value of the assets of each Pension Benefit Plan, as of the last annual valuation date prior to the date on which this representation is made, equals or exceeds the present value of the accrued benefit obligations of such Pension Benefit Plan (based on assumptions used to fund such Pension Benefit Plan); (vi) neither any Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code that would subject any Loan Party to a tax on prohibited transactions; (vii) no Termination Event has occurred or is reasonably expected to occur; (viii) neither any Loan Party nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (ix) neither any Loan Party nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (x) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xi) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

(f)           As of the Amendment and Restatement Closing Date, no Loan Party nor any of its Subsidiaries maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Specified Canadian Pension Plan. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) the Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and any other Applicable Laws which require registration, have been administered in accordance with the Income Tax Act (Canada) and such other Applicable Law and no event has occurred which could cause the loss of such registered status, (b) all obligations of the Loan Parties and their Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements relating thereto have been performed on a timely basis, and (c) all contributions or premiums required to be made or paid by the Loan Parties and their Subsidiaries to the Canadian Pension Plans have been made on a timely basis in accordance with the terms of such plans and all Applicable Laws.

5.9.         Patents, Trademarks, Copyrights and Licenses. All material Intellectual Property owned or utilized by any Loan Party: (i) is set forth on Schedule 5.9; (ii) is valid and has been duly registered or filed with all appropriate Governmental Bodies; and (iii) constitutes all of the intellectual property rights which are necessary for the operation of its business. There is no objection to, pending challenge to the validity of, or proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any such material Intellectual Property and no Loan Party is aware of any grounds for any challenge or proceedings, except as set forth in Schedule 5.9 hereto. All material Intellectual Property owned or held by any Loan Party consists of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof, and each of such items has been maintained in the Ordinary Course of Business.

5.10.       Licenses and Permits. Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any Applicable Law for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business, except, in each case, where the failure to comply or procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

5.11.       Default of Indebtedness; Senior Debt. No Loan Party is in default in the payment of the principal of or interest on any Indebtedness in an aggregate principal amount of greater than $3,000,000 or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder. Without giving effect to the Collateral which secures the Obligations, the Obligations will be pari passu in right of payment upon insolvency to all other unsubordinated Indebtedness of the Loan Parties and senior in right of payment and upon insolvency to all Subordinated Indebtedness (if any), except as expressly permitted by the terms of this Agreement.

5.12.       No Default. No Loan Party is in default in the payment or performance of any of its Material Contracts in a manner that has resulted in or could reasonably be expected to result in a Material Adverse Effect and no Default or Event of Default has occurred.

5.13.       No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14.       No Labor Disputes. Other than as set forth on Schedule 5.14 hereto, (a) there are no grievances, disputes or controversies with any union or other organization of any Loan Party’s employees, or, to any Loan Party’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, in each case, which would reasonably be expected to have a Material Adverse Effect and (b) no Loan Party is party to or bound by any collective bargaining agreement.

5.15.       Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16.       Investment Company Act. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, nor is it controlled by such a company.

5.17.       Disclosure. No representation or warranty made by any Loan Party in any Loan Document or in any financial statement, written report, certificate or any other document furnished in connection herewith or therewith, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case as of the date such information is provided. There is no fact known to any Loan Party which such Loan Party has not disclosed to Agent with respect to the Transactions which could reasonably be expected to have a Material Adverse Effect.

5.18.       [Reserved].

5.19.       Trading with the Enemy. No Loan Party has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

5.20.       Swaps. No Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on a “two-way basis” without regard to fault on the part of either party.

5.21.       Business and Property of the Loan Parties. Upon and after the Amendment and Restatement Closing Date, the Loan Parties do not propose to engage in any business other than automotive parts manufacturing and activities and businesses reasonably incidental and related thereto.

5.22.       Ineligible Securities. The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.

5.23.       Federal Securities Laws. Except for MPA, no Loan Party or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act or any Canadian securities legislation, (ii) has any securities registered under the Exchange Act or (iii) has filed a registration statement that has not yet become effective under the Securities Act or any Canadian securities legislation. MPA is in compliance in all material respects with the Exchange Act.

5.24.       Equity Interests. The authorized and outstanding Equity Interests of each Loan Party, and each legal and beneficial holder thereof as of the Ninth Amendment Effective Date, are as set forth on Schedule 5.24 hereto. All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state, provincial or territorial laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities, except in the case of any Borrower as would not reasonably be expected to result in a Material Adverse Effect. Except for the rights and obligations set forth on Schedule 5.24, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of the Loan Parties. Except as set forth on Schedule 5.24, the Loan Parties have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.25.       Commercial Tort Claims. No Loan Party has any commercial tort claims with a potential value in excess of $250,000 except as set forth on Schedule 1.1D hereto.

5.26.       Letter of Credit Rights. As of the Amendment and Restatement Closing Date, no Loan Party has any letter of credit rights with a value in excess of $250,000 except as set forth on Schedule 5.26 hereto.

5.27.       Material Contracts. Schedule 5.27 sets forth all Material Contracts of the Loan Parties. Each Loan Party has heretofore delivered to Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. All Material Contracts are in full force and effect and no material defaults on the part of such Loan Party currently exist thereunder.

5.28.       Security Interests in Collateral. The Loan Documents create legal and valid Liens on all of the Collateral in favor of Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of Agent pursuant to any Applicable Law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent Agent has not obtained or does not maintain possession of such Collateral.

5.29.       Insurance. Schedule 5.29 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Amendment and Restatement Closing Date. As of the Amendment and Restatement Closing Date, all premiums in respect of such insurance have been paid. Each Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

5.30.       Affiliate Transactions. Except as permitted by Section 7.11 or as set forth on Schedule 5.30, as of the date of this Agreement, there are no existing or proposed agreements, arrangements, understandings or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party.

5.31.       Operating Lease Obligations. Except as set forth on Schedule 5.31 hereto, none of the Loan Parties has any Operating Lease Obligations with regard to (a) Real Property and (b) personal property in which annual rental payments are in excess of $100,000 for any individual personal property lease.

5.32.       Certificate of Beneficial Ownership. As of the Amendment and Restatement Closing Date, the Certificate of Beneficial Ownership executed and delivered to Agent for each Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. Each Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Other Documents.

5.33.       Sanctions ~~and other Anti-Terrorism Laws~~, International Trade Laws; Anti-Money Laundering Laws; Anti-Corruption Laws. Each Covered Entity, and each Covered Entity’s directors, officers, and any employee, and to the knowledge of any Loan Party any agent, or affiliate acting on behalf of any Covered Entity: (a) is not a Sanctioned Person; (b) does not do business in or with, or derive any of its income, directly or indirectly, from any Sanctioned Person or any Sanctioned Jurisdiction, in violation of applicable Sanctions; and (c) is not in violation of, and has not, directly or knowingly indirectly, taken any action that would cause any Covered Entity to be in violation of, applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws. Each Covered Entity, and each Covered Entity’s directors, officers and employees, and to the knowledge of any Loan Party, any agent or affiliate acting on behalf of any Covered Entity: (x) is not in receipt of any written notice or written communication from any Compliance Authority that alleges, or otherwise pertains to, an actual or potential violation of any applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by a Covered Entity; and (y) is not the target or subject of any investigation, nor has it received any request for information, involving any allegation by a Covered Entity relating to a violation of any applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Body. Each Covered Entity has instituted, maintains, and enforces policies and procedures reasonably designed to promote compliance with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. There is no Covered Property pledged as Collateral.

~~. No (a) Covered Entity: (i) is a Sanctioned Person, nor, to the knowledge of the Borrowing Agent after due diligences, any employees, officers, directors, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; (ii) directly, or indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any Laws of the United States or laws of other applicable jurisdictions relating to economic sanctions and other Ant-Terrorism Laws; (b) Collateral is Embargoed Property.~~

~~5.34.        Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such Laws.~~

VI.	AFFIRMATIVE COVENANTS.

Each Loan Party shall, until payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been made) and termination of this Agreement:

6.1.         Compliance with Laws. Comply in all respects with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party’s business, except in such instances in which (a) such Applicable Law is Properly Contested; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard).

6.2.         Conduct of Business and Maintenance of Existence and Assets. (a) Conduct and operate its business according to good business practices and maintain all of the material property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement; provided that the foregoing shall not be deemed to apply to any casualty or condemnation that could not reasonably be expected to have a Material Adverse Effect), (b) preserve or renew all of its registered Intellectual Property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect, (c) keep in full force and effect its legal existence under the laws of the jurisdiction of its organization or formation, as applicable, where the failure to do so could reasonably be expected to have a Material Adverse Effect (except in a transaction permitted by this Agreement); and (d) make all such reports and pay all such franchise and other Taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States, Canada, Mexico or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3.         Books and Records. Keep proper books of record and account in which full, true and correct entries will be made of all financial dealings or transactions of or in relation to its business and affairs (including without limitation accruals for Taxes, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied.

6.4.         Payment of Taxes. Pay, when due, all Priority Payables and all material Taxes and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral, including real and personal property Taxes and Charges and all franchise, income, employment, social security benefits, withholding, and sales Taxes. If any Indemnified Tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any Indemnified Taxes or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, is reasonably likely to create a valid Lien on the Collateral, Agent may without notice to Loan Parties pay the Indemnified Taxes or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any Taxes or Charges to the extent that any applicable Loan Party has Properly Contested those Taxes or Charges. The amount of any payment by Agent under this Section 6.4 shall be charged to US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Loan Parties’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

6.5.	Financial Covenants.

(a)          Fixed Charge Coverage Ratio. During any FCCR Covenant Trigger Period, cause to be maintained as of the end of the most recent fiscal quarter end for which a Compliance Certificate has been delivered pursuant to Section 9.8 and for each subsequent fiscal quarter ending during any FCCR Covenant Trigger Period as to which a Compliance Certificate has been delivered pursuant to Section 9.8, a Fixed Charge Coverage Ratio of not less than 1.1:1.0, in each case measured on a rolling four (4) quarter basis. By way of illustration, if an FCCR Covenant Trigger Period commenced on November 10, 2023, the Fixed Charge Coverage Ratio would on such day be tested as of the fiscal quarter ended June 30, 2023, and would also be tested as of the fiscal quarter ended September 30, 2023 at the time the Compliance Certificate for the fiscal quarter ended September 30, 2023 is delivered pursuant to Section 9.8, and would continue to be tested for each fiscal quarter ending thereafter in each case at the time the Compliance Certificate for each such fiscal quarter is delivered pursuant to Section 9.8 until the end of such FCCR Covenant Trigger Period, subject to future compliance with respect to any future FCCR Covenant Trigger Period.

(b)          [Reserved].

(c)          Minimum Undrawn Availability. Maintain at all times Unsuppressed Undrawn Availability of not less than 17.5% of the Maximum Revolving Advance Amount which, as of the Seventh Amendment Effective Date, equals $41,758,500; provided, however, that compliance with this covenant shall cease to be required if the Compliance Certificates for the fiscal quarters ended June 30, 2023, September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024 show compliance with the requirements of Sections 6.5 and 7.7 as of the end of such fiscal quarters.

6.6.	Insurance.

(a)          Keeps its properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets, (iii) workmen’s compensation insurance in the amount required by Applicable Law, (iv) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (v) such other insurance as may be required by Applicable Law.

(b)          Furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to Agent, naming Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (iv) above, and providing (I) that all proceeds thereunder shall be payable to Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice). In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly; provided, however, that if the proceeds from such loss do not exceed $500,000 in the aggregate and no Default or Event of Default shall have occurred and be continuing at such time, Agent shall pay over any such proceeds to the applicable Loan Party. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.

(c)          If any Loan Party or any Subsidiary of a Loan Party receives any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective rights or interests in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible (such event, an “Insurance and Condemnation Event”), which results in the realization by any Loan Party or any of its Subsidiaries of Net Cash Proceeds in excess of $500,000, such Loan Party shall prepay an aggregate principal amount of the outstanding loans under this Agreement equal to 100% of such Net Cash Proceeds not later than three (3) Business Days after receipt thereof by such Person (such prepayments to be applied in respect of the applicable Borrower’s Obligation hereunder, first, on a pro rata basis to the scheduled principal payments of the Term Loan, second, on a pro rata basis to the Letter of Credit Borrowings and the Swing Loans, third, on a pro rata basis to the outstanding Revolving Advances, fourth, to Cash Collateralize the Maximum Undrawn Amount of ~~such L/C~~its Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b),and fifth, the amount remaining, if any, after the prepayment in full of all Letter of Credit Borrowings, Swing Loans and Revolving Advances outstanding at such time and the Cash Collateralization of the Maximum Undrawn Amount in full may be retained by such Loan Party for use in the ordinary course of its business); provided, however, that with respect to up to $500,000 of Net Cash Proceeds realized as a result of such Insurance and Condemnation Event, at the election of such Loan Party (as notified by Borrowing Agent to the Agent on or prior to the date of the required payment under this Section 6.6(c), and so long as no Default or Event of Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest such Net Cash Proceeds in fixed assets so long as such Loan Party or one of its Subsidiaries has committed to make reinvestment within 180 days of the receipt of such Net Cash Proceeds and such reinvestment is made within 360 days after the receipt of such Net Cash Proceeds; and provided further, however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 6.6(c).

(d)          Each Loan Party shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any Real Property that will be subject to a mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

(e)          The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Default or Event of Default shall then have occurred and be continuing, (y) Loan Parties shall use such insurance proceeds promptly to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose, and (z) such remittances shall be made under such procedures as Agent may establish. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, which payments shall be charged to the US Borrowers’ Account or the Canadian Borrowers’ Account, as applicable, and constitute part of the obligations.

6.7.         Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect, in each case under clause (i) or (ii) above, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested.

6.8.	Environmental Matters.

(a)           Ensure that the Real Property and all operations and businesses conducted thereon are in compliance and remain in compliance with all Environmental Laws and it shall manage any and all Hazardous Materials on any Real Property in compliance with Environmental Laws, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)           Establish and maintain an environmental management and compliance system to assure and monitor continued compliance with all applicable Environmental Laws in all material respects, which system shall include periodic environmental compliance audits to be conducted by knowledgeable environmental professionals. All potential violations and violations of Environmental Laws shall be reviewed with legal counsel to determine any required reporting to applicable Governmental Bodies and any required corrective actions to address such potential violations or violations.

(c)           Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by the Loan Parties, and until paid shall be added to and become a part of the applicable Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

(d)          Promptly upon the written request of Agent from time to time, the Loan Parties shall provide Agent, at Loan Parties’ expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

6.9.	[Reserved].

6.10.       Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.11.       Use of Proceeds. Use the proceeds of Advances only for the purposes set forth in Section 2.21.

6.12.       Government Receivables. With respect to Receivables in an aggregate amount at any time outstanding in excess of $250,000 in respect of US Government accounts receivables, use commercially reasonable efforts to satisfy the requirements of the Federal Assignment of Claims Act, and all other applicable state legislation with respect to all Receivables owing from Customers that are agencies, departments or instrumentalities of the United States or any state thereof.

6.13.       Membership/Partnership Interests. Designate and shall cause all of their Subsidiaries to designate (a) their limited liability company membership interests or partnership interests as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and Section 8-103 of Article 8 of the Uniform Commercial Code, and (b) certificate such limited liability company membership interests and partnership interests, as applicable.

6.14.       Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.14, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.14 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.14 constitute, and this Section 6.14 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA.

6.15.	Lien Waivers Agreements.

(a)          At any time any Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) is located on any Real Property located in the United States or Canada occupied or operated by a Loan Party (whether such Real Property is now existing or acquired after the Amendment and Restatement Closing Date) which is not owned by such Loan Party, use commercially reasonable efforts to obtain Lien Waivers Agreements, in form and substance reasonably satisfactory to Agent; provided, that in the event the Loan Parties are unable to obtain any such Lien Waivers Agreements, Agent may, in its reasonable discretion, establish such Reserves as it deems necessary with respect to any such Collateral; and

(b)          At any time any Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location and excluding Inventory on consignment at any customer locations) is stored on the premises of a bailee, warehouseman, or similar party located in the United States or Canada, use commercially reasonable efforts to obtain Lien Waivers Agreements, in form and substance reasonably satisfactory to Agent, providing for access to Collateral located on such premises in order to remove such Collateral from such premises during an Event of Default; provided, that in the event the Loan Parties are unable to obtain any such Lien Waivers Agreements, Agent may, in its reasonable discretion, establish such Reserves as it deems necessary with respect to any such Collateral.

6.16.	Change in Collateral; Collateral Records.

(a)          Give Agent not less than five (5) Business Days’ prior written notice of any change in the location of any Collateral with a book value in excess of $250,000, other than (i) for Collateral which is in transit from one jurisdiction to another where the Agent has perfected its Lien and (ii) to locations set forth on Schedule 4.4(b)(i);

(b)          Advise Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon; and

(c)          Execute and deliver, and cause each of its Subsidiaries to execute and deliver, to Agent for the benefit of the Secured Parties from time to time, solely for Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as Agent may reasonably require, designating, identifying or describing the Collateral.

6.17.       After Acquired Real Property. Within five (5) Business Days of the acquisition by it after the date hereof of any fee interest in any Real Property located in the United States (each such interest being a “New Property”) with a Current Value (as defined below) in excess of $1,000,000 to notify Agent, setting forth with specificity the location of the Real Property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such Real Property (for purposes of this Section, the “Current Value”). Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to such New Property. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the Person that has acquired such New Property shall furnish the same to Agent within sixty (60) days of such notice or a longer period of time as Agent may agree, in its sole discretion. Borrowers shall pay all reasonable and documented fees and expenses, including attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 6.17.

6.18.       Borrowing Base. Maintain all Advances in compliance with the then current Borrowing Base.

6.19.       Covenant to Join Agreement and Give Security. Subject to the proviso set forth below, upon the formation or acquisition of any new direct or indirect Subsidiary (other than, with respect to the US Obligations and Guarantees of the US Loan Parties in respect of the US Obligations), a FSHCO or a Foreign Subsidiary) by any Loan Party, at Borrowers’ expense and at the times set forth below (or such later times as may be determined by the Agent in its sole discretion) within ten (10) Business Days thereafter, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary, to duly execute and deliver to the Agent a joinder agreement (a “Joinder Agreement”), in form and substance reasonably satisfactory to the Agent;

(a)            within 30 days (60 days with respect to any Real Property and any Real Property Deliverables) thereafter, cause such Subsidiary and each direct and indirect parent of such Subsidiary to duly execute and deliver to the Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, Guarantor Security Agreement and other security and pledge agreements and supplements and joinders to applicable Other Documents, as specified by and in form and substance reasonably satisfactory to the Agent (including delivery of all applicable Equity Interests in and of such Subsidiary), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties; and

(b)           concurrently with the delivery of the Joinder Agreement pursuant to clause (a) above, deliver to the Agent such Organizational Documents, board resolutions or consents, incumbency, other documents, and certificates referred to in Section 8.1, such updated Schedules to the Loan Documents with respect to such Subsidiary and such other documents, in each case as may be reasonably requested by the ~~Administrative~~ Agent, all in form, content and scope reasonably satisfactory to the ~~Administrative~~ Agent;

provided, that, notwithstanding anything to the contrary under any Loan Document, in no event shall (x) any Foreign Subsidiary or FSHCO (or any Subsidiary thereof) be required to guaranty the payment of, or pledge any assets in support of, any US Obligation (as Borrower, Guarantor or otherwise), (y) the Loan Parties, individually or collectively, be required to pledge in excess of 65% of the outstanding voting Equity Interests of any Foreign Subsidiary or FSHCO in support of any US Obligation (as Borrower, Guarantor or otherwise) or (z) a security interest be required to be granted on any property of any Foreign Subsidiary or FSHCO (of any Subsidiary thereof) as security for any US Obligation (as Borrower, Guarantor or otherwise); provided further that any Loan Party that pledges the Equity Interests of any Foreign Subsidiary or FSHCO shall only be required to execute a pledge governed by New York law.

6.20.       Certificate of Beneficial Ownership and Other Additional Information. Provide to Agent: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Agent; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Agent from time to time for purposes of compliance by Agent with applicable laws (including without limitation the USA Patriot Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and including all regulations thereunder, and other “know your customer” and ~~anti-money laundering rules and regulations~~Anti-Money Laundering Laws), and any policy or procedure implemented by Agent to comply therewith.

6.21.       Post-Closing Obligations. Without limiting any other provision of any Loan Document, each Loan Party shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to Agent, all agreements, instruments, documents and other deliveries, and take or cause to be taken all actions, and otherwise perform, observe and comply with all obligations and covenants, set forth on Schedule 6.21 hereto, within the applicable time periods set forth thereon.

6.22.       ~~Sanctions and other Anti-Terrorism Laws;~~ Anti-Corruption Laws; Anti-Money Laundering Laws and International Trade Laws. (a) The Loan Parties covenant and agree that ~~(A) they shall immediately~~in the event that any Collateral becomes Covered Property, promptly notify the Agent and ~~each of the Lenders in writing upon the occurrence of a Reportable Compliance Event; and (B) if, at any time, any Collateral becomes Embargoed Property, in addition to all other rights and remedies available to the Agent and each of the Lenders, upon request by the Agent or any of the Lenders, the Loan Parties shall provide substitute Collateral acceptable to the Lenders that is not Embargoed Property.~~provide to the Agent additional Collateral that is not Covered Property of at least equal value to the Collateral that became Covered Property, except to the extent prohibited by applicable Law.

(b)           Each Covered Entity shall ~~conduct their business in compliance with all~~comply with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws and maintain and enforce policies and procedures reasonably designed to ~~ensure~~promote compliance with ~~such Laws.~~all applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws by each Covered Entity, each Covered Entity’s directors and officers, and any employee, agent or affiliate acting on behalf of each Covered Entity in connection with this Agreement.

VII.	NEGATIVE COVENANTS.

No Loan Party shall, until satisfaction in full of the Obligations (other than contingent indemnification obligations for which no claim has been made) and termination of this Agreement:

7.1.       Merger, Consolidation, Acquisition and Sale of Assets. Wind-up, liquidate, dissolve, merge, consolidate, reorganize or amalgamate with or into any Person, or convey, sell, lease, sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that:

(a)            Any Subsidiary may merge with, or dissolve or liquidate into any other Subsidiary; provided that when if any Loan Party is party of such merger, dissolution or liquidation, such Loan Party shall be the continuing or surviving Person;

(b)            any Loan Party ~~other than a Borrower~~ may convey, sell, lease, sublease, transfer or otherwise dispose of its assets to a Borrower or to another Loan Party;

(c)            any Subsidiary that is not a Loan Party may convey, sell, lease, sublease, transfer or otherwise dispose of its assets to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(d)            in connection with any Permitted Acquisition, a Borrower or any Subsidiary of such Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) in the case of a merger to which a Borrower is not a party, the Person surviving such merger shall be a direct or indirect wholly-owned Subsidiary of a Borrower, (ii) in the case of any such merger to which a Borrower is a party, such Borrower is the surviving Person and (iii) in the case of any such merger to which any Loan Party (other than a Borrower) is a party, the surviving Person in such merger is, or becomes, a Loan Party;

(e)           so long as no Default has occurred and is continuing or would result therefrom, any Subsidiary of a Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which a Borrower is a party, such Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than a Borrower) is a party, such Loan Party is the surviving corporation; and

(f)            transactions which are Permitted Investments, Permitted Acquisitions or Dispositions permitted by Section 7.6 are permitted under this Section 7.1.

7.2.         Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

7.3.         [Reserved].

7.4.         Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than Permitted Investments.

7.5.         [Reserved].

7.6.         Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)            any sales of Inventory and scrap in the Ordinary Course of Business;

(b)           the sale of Specified Accounts pursuant to a Factoring Agreement to the applicable Factor; provided, that all payments due and owing to a Borrower under any such Factoring Agreement are directly deposited in a Blocked Account or a Depository Account;

(c)           Dispositions of obsolete or worn-out equipment in the Ordinary Course of Business;

(d)           Dispositions consisting of non-exclusive license agreements with respect to Intellectual Property in the Ordinary Course of Business;

(e)            Dispositions of equipment or property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(f)            Dispositions of property in the form of an Investment permitted pursuant to Section 7.4;

(g)           Dispositions permitted by Section 7.1 or Section 7.11;

(h)           any loss of property as a result of an Insurance and Condemnation Event so long as the proceeds from such Insurance and Condemnation Event are applied in accordance with Section 6.6 hereof (to the extent required pursuant to such Section); and

(i)             Dispositions by any Borrower and its Subsidiaries not otherwise permitted under clauses (a) – (h) of this definition; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the book value of any property disposed of in reliance of this clause (i) shall not exceed $500,000 and all property disposed of in reliance of this clause (i) shall not exceed $2,000,000 in any fiscal year, (iii) such Disposition is for fair market value and (iv) not less than 50% of the purchase price for such asset shall be paid to such Borrower or such Subsidiary in cash.

7.7.         Capital Expenditures.

(a)       Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries in any fiscal period set forth in the table below (excluding the Mexico Business Expansion Capital Expenditures) to exceed the amount set forth opposite such fiscal period:

Period	Capital Expenditure

Fiscal Year ended March 31, 2016	$7,000,000

Fiscal Year ended March 31, 2017	$5,500,000

Fiscal Year ended March 31, 2018 and each fiscal year thereafter	$13,500,000

provided, however, that if the amount of the Capital Expenditures permitted to be made in any fiscal period set forth in the table above is greater than the actual amount of the Capital Expenditures actually made in such fiscal period (the amount by which such permitted Capital Expenditures for such fiscal period exceeds the actual amount of the Capital Expenditures for such fiscal period, the “Excess Amount”), then fifty percent (50%) of such Excess Amount (each such amount, a “Carryover Amount”) may be carried forward to the next succeeding fiscal period (the “Succeeding Fiscal Period”); provided, further that, in each case, the applicable Carryover Amount for a particular Succeeding Fiscal Period may not be carried forward to another fiscal period. Capital Expenditures (other than Mexico Business Expansion Capital Expenditures) made by the Loan Parties and their Subsidiaries in any fiscal period shall be deemed to reduce first, the amount set forth in the table above for such fiscal period and, second, the applicable Carryover Amount.

(b)           Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Mexico Business Expansion Capital Expenditures in excess of $46,000,000 in the aggregate during the period from the Second Amendment Effective Date until June 30, 2021.

7.8.       Dividends. Declare or pay any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (iv) return any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (v) pay any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, that the Loan Parties may declare or pay Permitted Dividends and Stock Buybacks.

7.9.         Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

7.10.       Nature of Business. Substantially change the nature of the business in which it is presently engaged, which is the business of auto-parts supply.

7.11.       Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction of any kind with any Affiliate, other than on fair and reasonable terms substantially as favorable in all material respects to the applicable Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to the following: (i) transactions among Loan Parties, (ii) payment by the Loan Parties of dividends and distributions permitted under Section 7.8 hereof, (iii) investments permitted pursuant to Section 7.4, (iv) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, equity compensation and other benefit plans) and indemnification arrangements, in each case approved by the board of directors or applicable senior management of the Loan Parties, and (v) transactions disclosed to Agent in writing, which are in the Ordinary Course of Business.

7.12.       Sale and Leaseback Transactions; Lease Obligations.

(a)            Enter into any Sale and Lease Back Transaction that would cause the aggregate Net Cash Proceeds received by the Loan Parties and their respective Subsidiaries as consideration for any Dispositions directly related to any Sale and Lease Back Transactions to exceed $5,000,000 in any fiscal year of the Loan Parties.

(b)           Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee for the payment of rent for any Real Property or personal property under leases or agreements to lease other than (i) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Amendment and Restatement Closing Date owing by all Loan Parties and their Subsidiaries in any fiscal year of the Loan Parties to exceed the amounts set forth in Section 7.9, and (ii) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any fiscal year of the Loan Parties to exceed $16,000,000.

7.13.       Partnerships; Joint Ventures. Enter into any partnership, joint venture or similar arrangement which exposes the applicable Loan Party to unlimited liability.

7.14.       Fiscal Year and Accounting Changes. Change its fiscal year end from March 31 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.15.       Pledge of Credit. Now or hereafter pledge Agent’s or any Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party’s business operations as conducted on the Amendment and Restatement Closing Date, in each case, except pursuant to the issuance of any Letter of Credit.

7.16.       Amendment of Organizational Documents. (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any material term or provision of its Organizational Documents unless required by law, in any such case without (x) giving at least ten (10) Business Days prior written notice of such intended change to Agent.

7.17.       Compliance with ERISA.

(a)            (i) (x) Maintain, or (y) become obligated to contribute to any Pension Plan or Multiemployer Plan, other than those Plans disclosed on Schedule 5.8(e), (ii) engage in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (iii) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) terminate any Pension Plan or Multiemployer Plan where such event could result in any liability of any Loan Party or the imposition of a lien on the property of any Loan Party pursuant to Section 4068 of ERISA or (b) incur any withdrawal liability to any Multiemployer Plan; (iv) fail promptly to notify Agent of the occurrence of any Termination Event, (v) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) fail to comply with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan or (b) fail to meet or permit any Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay any funding requirement with respect of any Plan, or (vi) cause a representation or warranty in Section 5.8(d) to cease to be true and correct.

(b)           No Loan Party shall (i) permit its unfunded pension fund obligations and liabilities under any Canadian Pension Plan to remain unfunded other than in accordance with Applicable Law or (ii) maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Specified Canadian Pension Plan, or acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Specified Canadian Pension Plan, except as would not reasonably be expected to have a Material Adverse Effect.

7.18.       Prepayment of Indebtedness. Except as permitted pursuant to Section 7.19 hereof, at any time, directly or indirectly, prepay any Subordinated Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party (which is not Subordinated Indebtedness), in an aggregate amount exceeding $1,000,000 in any fiscal year of the Loan Parties.

7.19.       Subordinated Indebtedness. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Indebtedness, except (i) payments in respect of Costs (as defined in the Subordinated Convertible Notes), (ii) prepayments, repurchases, redemptions, retirements, or any other payments of any Indebtedness under the Subordinated Notes Documents constituting (A) interest paid in cash on its due date and/or (B) cash payments in respect of Accrued Interest (as defined in the Subordinated Convertible Notes), in each case if the Payment Conditions have been met with respect to such payment, (iii) accrual and/or capitalization of PIK Interest, (iv) any conversion to equity of all or part of the Subordinated Convertible Notes pursuant to Section 3 of the Subordinated Convertible Notes, and any related payments (including for fees, expenses, and to avoid fractional shares); provided, that only payments for fees, expenses, and to avoid fractional shares may be made in cash under this clause (iv) and any such payments made in cash shall not exceed $250,000 in the aggregate, or (v) as otherwise consented to in writing by the Required Lenders.

7.20.       Other Agreements. Enter into any material amendment, waiver or modification of the Subordinated Loan Documents, the Material Contracts or any related agreements, which would materially and adversely affect the rights or interests of the Secured Parties hereunder.

7.21.       ~~Sanctions and other Anti-Terrorism Laws~~Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws. Each Loan Party hereby covenants and agrees that ~~until the last day of the Term, the Loan Party will~~it shall not, and will not permit any ~~of its Subsidiaries~~ Subsidiary of such Loan Party, or such Loan Party’s directors or officers, or any employee, or to the knowledge of such Loan Party, any of such Loan Party’s agents or affiliates acting on behalf of such Loan Party in connection with this Agreement, to: (a) become a Sanctioned Person ~~or allow its employees, officers, directors, affiliates and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person~~; (b) directly~~,~~  or knowingly indirectly (through a third party~~, engage in any transactions or other dealings with any Sanction Person or Sanctioned Jurisdiction, including any use of the proceeds of the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a~~ or otherwise) provide, use, or make available the proceeds of any Loan hereunder (i) to fund or facilitate any activities or business of, with, or for the benefit of any Sanctioned Person ~~or~~in violation of applicable Sanctions, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction~~; (c) repay the Advances with funds derived from any unlawful activity; (d) permit any Collateral to become Embargoed Property; (e) engage in any transactions or other dealings with~~ in violation of applicable Sanctions, or (iii) to act in any manner in violation of any applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; (c) in the execution, delivery or performance of this Agreement, or any activities, transactions, services, or any collateral or security interest contemplated by this Agreement, act in any manner that could result in violation of applicable Sanctions by any Party to this Agreement; (d) directly or indirectly, repay in whole or in part any Loan hereunder with proceeds derived from investments in or transactions with any Sanctioned Jurisdiction or Sanctioned Person or otherwise in violation of applicable Sanctions; or (e) do business in or with, or derive any of its income, directly or indirectly, from any Sanctioned Person or Sanctioned Jurisdiction ~~prohibited by any Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) cause any Lender or Agent to violate any sanctions administered by OFAC.~~, in violation of applicable Sanctions.

~~7.22.  Anti-Corruption Laws. Each Loan Party hereby covenants and agrees that until the last day of the Term, the Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the Advances or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.~~

VIII.	CONDITIONS PRECEDENT

8.1.        Conditions to Initial Advances Made On or After the Amendment and Restatement Closing Date. The agreement of Lenders to make the initial Advances requested to be made on or after the Amendment and Restatement Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a)           Notes. Agent shall have received any Notes requested by a Lender three (3) Business Days prior to the Amendment and Restatement Closing Date, duly executed and delivered by an authorized officer of each Loan Party;

(b)           Other Documents. Agent shall have received the executed version of this Agreement and each of the executed Other Documents, including the Canadian Documents, as applicable;

(c)           Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(e);

(d)           Closing Certificate. Agent shall have received a closing certificate signed by an authorized officer of each Loan Party dated as of the date hereof, stating that (i) all representations and warranties set forth in the Loan Documents are true and correct in all material respects (and in all respects if such representations and warranties are already qualified by materiality or by reference to a Material Adverse Effect) on and as of such date, and (ii) no Default or Event of Default has occurred or is continuing;

(e)           Borrowing Base. Agent shall have received evidence from the Loan Parties that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by the Loan Parties on the Amendment and Restatement Closing Date;

(f)            Undrawn Availability. After giving effect to the initial Advances hereunder, the Loan Parties shall have Undrawn Availability of at least $70,000,000, as evidenced by the delivery to Agent of a Borrowing Base Certificate from Borrowing Agent;

(g)           Closing Structure. Agent shall be satisfied with the closing capital structure of Borrowers and their Subsidiaries as of the Amendment and Restatement Closing Date.

(h)           Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code or PPSA financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(i)            Secretary’s Certificates, Authorizing Resolutions and Good Standings of Borrowers. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of Borrowers in form and substance satisfactory to Agent dated as of the Amendment and Restatement Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors of such Borrower authorizing (x) the execution, delivery and performance of the Loan Documents to which such Borrower is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advances, Swing Loans and the Term Loan and requesting of Letters of Credit as provided for herein), and (y) the granting by such Borrower of the security interests in and liens upon the Collateral to secure all of the Obligations of Borrowers (and in the case of the Canadian Loan Parties, to secure the Canadian Obligations) (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signatures of the officers of such Borrower authorized to execute the Loan Documents, (iii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Borrower’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Amendment and Restatement Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(j)             Legal Opinion. Agent shall have received the executed legal opinion of (i) Latham & Watkins LLP, counsel to the Loan Parties and (ii) Stikeman Elliott LLP, Canadian counsel to the Loan Parties in each case, in form and substance reasonably satisfactory to Agent which shall cover such matters incident to the transactions contemplated by the Loan Documents as Agent may reasonably require;

(k)            No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (i) in connection with the Loan Documents or any of the Transactions which would reasonably be expected to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(l)           Collateral Examination. Agent shall have completed Collateral field examinations and received confirmation of the appraised value of Inventory not more than 90 days old (including, but not limited to, field examinations and appraisals for D&V), the results of which examinations and appraisals shall be satisfactory in form and substance to Agent;

(m)         Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Amendment and Restatement Closing Date hereunder, including pursuant to Article III hereof, to the extent invoices therefor have been delivered to Borrowing Agent at least three (3) Business Days prior to the Amendment and Restatement Closing Date;

(n)          Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Agent;

(o)          Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect and (ii) insurance certificates issued by the Loan Parties’ insurance broker containing such information regarding Loan Parties’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable;

(p)          Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(q)          Consents. Agent shall have received any and all Consents (if any) necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(r)           No Adverse Material Change. (i) Since December 31, 2017, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(s)           Contract Review. Agent shall have received and reviewed all Material Contracts of the Loan Parties including leases, Capitalized Lease agreements, union contracts, labor contracts, vendor contracts, customer contracts, repurchase agreements, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(t)           Compliance with Laws. Agent shall be reasonably satisfied that each Loan Party is in compliance with all pertinent federal, state, provincial, local or territorial regulations, including those with respect to ~~the Federal Occupational Safety and Health Act~~OSHA, the Environmental Protection Act, ERISA, those with respect to Canadian Pension Plans, Canadian Environmental Laws~~, the USA PATRIOT Act and the Anti-Terrorism~~ and Anti-Money Laundering Laws;

(u)           KYC Information, Etc. Agent shall have received and be reasonably satisfied with the results of all “know your customer”, “anti-money laundering” and “OFAC” due diligence of Borrowers, their respective Affiliates and certain officers and employees thereof as determined by Agent, to the extent such information has been requested five (5) Business Days prior to the Amendment and Restatement Closing Date;

(v)           Certificate of Beneficial Owners; USA Patriot Act Diligence. Agent shall have received, in form and substance acceptable to Agent an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and ~~anti-money laundering rules and regulations~~Anti-Money Laundering Laws, including the USA Patriot Act.

(w)          Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2.         Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)           Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents to which it is a party shall be true and correct in all material respects (and in all respects if such representation and warranty is already qualified by materiality or by reference to a Material Adverse Effect) on and as of such date as if made on and as of such date, except to the extent that any such representations or warranties expressly relate to an earlier and/or specified date, in which case they shall be true in all material respects (and in all respects if such representation and warranty is already qualified by materiality or by reference to a Material Adverse Effect) as of such earlier or specified date;

(b)           No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

(c)           Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement;

(d)           Requests for Advances. Prior to the making of each Advance, (i) Agent shall have received a notice of borrowing meeting the requirements of Sections 2.2, 2.3 or 2.4(c), as the case may be and (ii) Issuer shall have received a Letter of Credit Application meeting the requirements of Section 2.12(a); and

(e)           Material Adverse Effect. There shall not have occurred any event or development which could reasonably be expected to have a Material Adverse Effect.

Each request for an Advance by any Loan Party hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.	INFORMATION AS TO BORROWERS.

Each Loan Party shall, or shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations (other than contingent indemnification obligations for which no claim has been made) and the termination of this Agreement:

9.1.         Disclosure of Material Matters. Promptly (and in any event within five (5) Business Days) after the occurrence thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any material portion of the Collateral, including any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor, other than in the Ordinary Course of Business.

9.2.         Schedules. Promptly, and in any event on or before the fifteenth day after the end of each fiscal month of the Loan Parties and their Subsidiaries commencing with the first full fiscal month of Borrowers and their Subsidiaries ending after the Amendment and Restatement Closing Date, deliver to Agent (a) reports in form and detail satisfactory to the Agents and certified by an authorized officer of Borrowers as being accurate and complete in all material respects (i) listing all Receivables of the Loan Parties as of such day, which shall include the amount and age of each such Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this Section 9.2 for the immediately preceding fiscal month (or such shorter period, as applicable) and such other information as any Agent may request, (ii) listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each such account payable and such other information as any Agent may request, (iii) listing all Inventory of the Loan Parties as of each such day, and containing a breakdown of such Inventory by type and amount, the value thereof (by location), the warehouse and production facility location and such other information as any Agent may request, all in detail and in form reasonably satisfactory to the Agents and (iv) reconciling reported amounts and balances with respect to Receivables and Inventory as set forth in the Borrowing Base to the general ledger and the financial statements and (b) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall include the status of all Priority Payables payments and accruals and shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement). The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Loan Party and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Loan Party’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.

9.3.         Environmental Reports.

(a)            Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrowing Agent stating, to the best of his/her knowledge, that each Loan Party is in compliance in all material respects with all applicable Environmental Laws. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.

(b)            In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest therein or the operations or the business (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(c)            Borrowing Agent shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Loan Party to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Loan Party and the Governmental Body regarding such claims to Agent until the claim is settled. Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge or Environmental Complaint at the Real Property, operations or business that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Collateral.

9.4.         Litigation. Promptly (and in any event within five (5) Business Days) notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects any Collateral having a value in excess of $100,000 in the aggregate or which could reasonably be expected to have a Material Adverse Effect.

9.5.         Material Occurrences. Promptly (and in any event within three (3) Business Days) notify Agent in writing upon the occurrence of: (a) any Event of Default or Default; (b) any event of default (or similar event) under the Subordinated Loan Documents; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default (or similar event) under the Subordinated Loan Documents; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a Tax imposed by Section 4971 of the Code; (f) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness in a principal amount in excess of $2,500,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the total amount of such Indebtedness; (g) any change in ~~an~~the Organizational Documents of the Loan Parties, which could reasonably be expected to have a Material Adverse Effect; and (h) any other development in the business or affairs of any Loan Party or any Guarantor, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.

9.6.       Government Receivables. Promptly (and in any event within five (5) Business Days) notify Agent if any of its Receivables in an amount equal to or greater than $250,000 arise out of contracts between any Loan Party and the United States or the Federal government or Canada in respect of any amount, any state, provincial, territorial or any department, agency or instrumentality of any of them.

9.7.       Annual Financial Statements. Furnish Agent and Lenders within ninety (90) days after the end of each fiscal year of the Loan Parties, financial statements of the Loan Parties and their Subsidiaries, including, but not limited to, consolidated and consolidating balance sheets, statements of operations and statements of cash flows as at the end of such fiscal year, all prepared in accordance with GAAP, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by the Loan Parties and reasonably satisfactory to Agent (the “Accountants”) . The report of the Accountants on the annual financial statements shall be accompanied by a separate report of the Accountants indicating that in connection with their audit either no information came to their attention which caused them to believe that the Company failed to comply with the terms, covenants, provisions or conditions of Section 6.5 under this Agreement or, if such information came to their attention, specifying any such failure to comply with the terms, covenants, provisions or conditions of Section 6.5 of this Agreement, insofar as they relate to accounting matters. In addition, the reports shall be accompanied by a Compliance Certificate.

9.8.       Quarterly Financial Statements. Furnish Agent and Lenders within forty-five (45) days after the end of each fiscal quarter of the Loan Parties and their consolidated subsidiaries, an unaudited balance sheet of the Loan Parties and their consolidated subsidiaries on a consolidated and consolidating basis and unaudited statements income, stockholders’ equity and cash flow reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, all prepared in accordance with GAAP and in reasonable detail, subject to normal and recurring year-end adjustments and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports shall be accompanied by a Compliance Certificate. Notwithstanding the forgoing, with respect to the deliverables under this Section 9.8 for the quarter ended on September 30, 2018 and the related Compliance Certificate, the Company shall furnish Agent and Lenders such deliverables on or before January 14, 2019 or promptly after the same are available (“Revised or Restated Quarterly Financial Statements”); provided, that, the Company shall continue to furnish Agent and Lenders with internally prepared deliverables under this Section 9.8 as required without giving effect to this sentence and without giving effect to any accounting adjustments which will be reflected in the Revised or Restated Quarterly Financial Statements until the Revised or Restated Quarterly Financial Statements are delivered to Agent and Lenders.

9.9.         Monthly Financial Statements. Furnish Agent and Lenders within forty (40) days after the end of each month commencing August 2018 (other than for the months of March, June, September and December which shall be delivered in accordance with Sections 9.7 and 9.8 as applicable), an unaudited balance sheet of the Loan Parties and their consolidated subsidiaries on a consolidated and consolidating basis and unaudited statements of income, stockholders’ equity and cash flow of the Loan Parties on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, all prepared in accordance with GAAP and in reasonable detail, subject to normal and recurring year-end adjustments and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. Notwithstanding the forgoing, with respect to the deliverables under this Section 9.9 for the month ended on October 31, 2018 and the month ending on November 30, 2018, the Company shall furnish Agent and Lenders such deliverables on or before January 14, 2019 or promptly after the same are available (“Revised or Restated Monthly Financial Statements”); provided, that, the Company shall continue to furnish Agent and Lenders with internally prepared deliverables under this Section 9.9 as required without giving effect to this sentence and without giving effect to any accounting adjustments which will be reflected in the Revised or Restated Monthly Financial Statements until the Revised or Restated Monthly Financial Statements are delivered to Agent and Lenders.

9.10.       Other Reports. Promptly after the same are available, but in any event within ten (10) days after the issuance thereof, with copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of MPA, and copies of all annual, regular, periodic and special reports and registration statements which MPA may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Agent pursuant hereto.

9.11.       Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by the Loan Parties including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least ten (10) Business Days prior thereto, notice of any Loan Party’s opening of any new office or place of business or any Loan Party’s closing of any existing office or place of business, (c) promptly upon any Loan Party’s learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound and (d) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party or any Subsidiary of any Loan Party as Agent may from time to time may reasonably request.

9.12.       Projected Operating Budget. Furnish Agent and Lenders, no later than thirty (30) days after the end of each of the Loan Parties’ fiscal years, commencing with the fiscal year ending March 31, 2020, a month by month projected operating budget and cash flow of the Loan Parties on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Loan Party to the effect that such financial projections are prepared on a reasonable basis and in good faith, and based on assumptions believed by the Loan Parties to be reasonable at the time made and from the best information then available to Loan Parties.

9.13.       Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7, 9.8 and 9.9 (in the case of Section 9.9, solely if required at such time), a written report summarizing all material variances from budgets submitted by the Loan Parties pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14.       Notice of Suits, Adverse Events. Furnish Agent with prompt (and in any event within five (5) Business Days) written notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent, (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

9.15.       ERISA Notices and Requests.

(a)            Furnish Agent with prompt written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Pension Benefit Plan together with all communications received by any Loan Party or, upon knowledge of a Loan Party, by any member of the Controlled Group with respect to such request, (iv) any material increase in the benefits of any existing Pension Benefit Plan or Multiemployer Plan or the establishment of any new Pension Benefit Plan or the commencement of contributions to any Pension Benefit Plan or Multiemployer Plan to which any Loan Party was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party shall receive an unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) to the knowledge of any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice to the extent available to the Loan Party; (viii) any Loan Party or, to the knowledge of any Loan Party, any member of the Controlled Group shall fail to make a required installment or any other required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Loan Party knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.

(b)           Promptly after any Canadian Borrower or any Subsidiary or any Affiliate knows or has reason to know of the occurrence of (i) any violation or asserted violation of any Applicable Law (including any applicable provincial pension benefits legislation) with respect to any Canadian Pension Plan which would have a Material Adverse Effect or; (ii) any Canadian Pension Termination Event, the applicable Canadian Borrower will deliver to the Agent a certificate of a senior officer of the applicable Canadian Borrower setting forth details as to such occurrence and the action, if any, that such Canadian Borrower, such Subsidiary or Affiliate is required or proposes to take, together with any notices given to or filed with or by such Canadian Borrower, such Subsidiary, such Affiliate, FSCO, a Canadian Pension Plan participant (other than notices relating to an individual participant’s benefits) or the Canadian Pension Plan administrator with respect thereto.

9.16.       Additional Documents. Promptly (a) execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement and (b) promptly, provide Agent with, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Agent may from time to time reasonably request.

9.17.       Updates to Certain Schedules. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedules 1.1D (Commercial Tort Claims), 4.4(b)(i) (Equipment and Inventory Locations), 4.4(b)(ii) (Places of Business; Chief Executive Offices), 4.4(b)(iii) (Real Property), 4.8(j) (Deposit and Investment Accounts); 5.9 (Intellectual Property), 5.24 (Equity Interests), 5.26 (Letter-of-Credit Rights), 5.27 (Material Contracts), 5.29 (Insurance), 5.30 (Affiliate Transactions) and 5.31 (Operating Lease Obligations); provided, that absent the occurrence and continuance of any Event of Default, the Loan Parties shall only be required to provide such updates on a quarterly basis, commencing with the fiscal quarter ended September 30, 2015, in connection with delivery of a Compliance Certificate with respect to the applicable fiscal quarter. Any such updated Schedules delivered by the Loan Parties to Agent in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.

X.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1.       Nonpayment. Failure by any Loan Party to pay (a) when due, any principal on the Obligations (including without limitation pursuant to Section 2.9), or (b) within three (3) Business Days after the same becomes due, any interest on any Advance or any other fee or charge provided for herein or in any Other Document (but only if Agent shall have failed to charge US Borrowers’ Account or Canadian Borrowers’ Account, as applicable, for such amounts)~~.~~;

10.2.       Breach of Representation. Any representation or warranty made or deemed made by any Loan Party in this Agreement or any Other Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3.       Financial Information. Failure by any Loan Party to (i) furnish financial information when due or when requested in writing which is unremedied for a period of fifteen (15) days from such request, or (ii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;

10.4.       Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment (a) against any Loan Party’s Inventory or Receivables having a value in excess of $100,000 in the aggregate or (b) against a material portion of any Loan Party’s other property which is not stayed or lifted within thirty (30) days;

10.5.       Noncompliance. Except as otherwise provided for in Sections 10.1 and 10.3, (i) failure or neglect of any Loan Party, or any Person to perform, keep or observe any term, provision, condition, covenant herein contained in Sections 4.1, 4.2(c), 4.3, 4.5, 4.6, 4.8(d), 4.8(h), 4.8(i), 4.12, 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 6.14, 6.17, 6.18, 6.19, 6.21, 6.22 (to the extent such failure is not curable), 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.12, 9.14 or Section 7 hereof, (ii) any Loan Party fails to perform, keep or observe any covenant on its part to be performed or observed contained in Sections 4.7, 4.8(j), 6.1, 6.3, 6.10, 6.11, 6.12, 6.13, 6.15, 6.16, 9.10, 9.11, 9.13 or 9.15 hereof, which is not cured within ten (10) days from the occurrence of such failure, or (iii) any Loan Party fails to perform, keep or observe any other covenant contained in any Loan Document on its part to be performed or observed, and such failure continues and is not waived for a period of twenty (20) days after the earlier to occur of (x) the date upon which a Borrower receives written notice thereof from the Agent and (y) the date upon which any Loan Party has knowledge of such failure;

10.6.       Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Loan Party for an aggregate amount in excess of $7,500,000, (b) settlement or settlements with respect to any pending or threatened suit, action, litigation or proceeding is entered into by any Loan Party, pursuant to which any Loan Party or any Affiliate of any Loan Party shall pay an aggregate amount in excess of $7,500,000 and (c) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Loan Party to enforce any such judgment, (ii) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Loan Party or any Guarantor shall be senior to any Liens in favor of Agent on such assets or properties; provided, however, that in each case, that any such judgment, writ, order, decree, settlement, or action shall not give rise to an Event of Default under this Section 10.6 if and for so long as (A) the amount of such judgment, writ, order, decree, settlement, or action is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, writ, order, decree, settlement, or action~~.~~ ;

10.7.       Bankruptcy. Any Loan Party or any Subsidiary thereof shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, interim receiver, receiver and manager, monitor, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect) or, except as described in clause (vii) below, becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code and any of the Bankruptcy and Insolvency Act (Canada), the Winding Up and Restructuring Act (Canada), and the Companies’ Creditors Arrangement Act (Canada) or any corporate statute providing for arrangements), (v) be adjudicated as bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition or proceeding seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.8.       Lien Priority. Any Lien created hereunder or provided for hereby or under any Loan Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory or, with respect to Liens attaching to Receivables and Inventory, such Liens shall secure amounts in excess of $100,000 in the aggregate);

10.9.       Subordinated Indebtedness. (a) there shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (b) any of the Obligations for any reason shall cease to be “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable terms) under, and as defined in the documents evidencing or governing any such Subordinated Indebtedness, (c) any Indebtedness other than the Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the documents evidencing or governing any such Subordinated Indebtedness, (d) any holder of such Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness, or (e) the subordination provisions of the documents evidencing or governing any such Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness;

10.10.     Cross Default. Either (x) any specified “event of default” under any Indebtedness (other than the Obligations) of any Loan Party with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $3,000,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of the Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur and is continuing (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;

10.11.     Breach of Guaranty or Pledge Agreement. Termination of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Loan Party, or if any Loan Party or pledgor attempts to terminate any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement;

10.12.     Change of Control. Any Change of Control shall occur;

10.13.     Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent or any Lender or any Loan Party (or any pledgor) challenges the validity of or its liability under this Agreement or any Other Document;

10.14.     Seizures. Any (a) portion of the Collateral having a value in excess of $100,000 in the aggregate shall be seized, subject to garnishment or taken by a Governmental Body, or any Loan Party, or (b) the title and rights of any Loan Party which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which could reasonably be expected to result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.15.     Operations. The operations of any Loan Party’s or any Guarantor’s manufacturing facility are interrupted (other than in connection with any regularly scheduled shutdown for employee vacations and/or maintenance in the Ordinary Course of Business) at any time for more than fifteen (15) consecutive days, unless such Loan Party or Guarantor shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three (3) month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Loan Party or Guarantor shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or

10.16.     Pension Plans. An event or condition specified in Sections 7.17 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the occurrence of any Termination Event or Canadian Pension Termination Event, or any Loan Party’s failure to immediately report a Termination Event in accordance with Section 9.15 hereof~~; or~~.

~~10.17.     Anti-Money Laundering/International Trade Law Compliance. Any representation, warranty or covenant contained in Sections 5.33, 5.34, 6.22, 7.21 and 7.22 is or becomes false or misleading at any time.~~

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1.        Rights and Remedies.

(a)       Upon the occurrence and during the continuance of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter, at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Sections 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code, PPSA and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Loan Party’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, the Loan Parties shall remain liable to Agent and Lenders therefor.

(b)       To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that after the occurrence and during the continuance of an Event of Default it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

(c)            Upon the occurrence and during the continuance of an Event of Default, Agent may seek the appointment of a receiver, receiver-manager or keeper (a “Receiver”) under the laws of Canada or any province thereof to take possession of all or any portion of the Collateral of the Canadian Loan Parties or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed agent of the Canadian Loan Parties and not Agent and the Lenders, and Agent and the Lenders shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral of the Canadian Loan Parties, to preserve Collateral of the Canadian Loan Parties or its value, to carry on or concur in carrying on all or any part of the business of the Canadian Loan Parties and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral of the Canadian Loan Parties. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Canadian Loan Parties, enter upon, use and occupy all premises owned or occupied by the Canadian Loan Parties wherein Collateral of the Canadian Loan Parties may be situated, maintain Collateral of the Canadian Loan Parties upon such premises, borrow money on a secured or unsecured basis and use Collateral of the Canadian Loan Parties directly in carrying on the Canadian Loan Parties’ business or as security for loans or advances to enable the Receiver to carry on the Canadian Loan Parties’ business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent. Every such Receiver may, in the discretion of Agent, be vested with all or any of the rights and powers of Agent and the Lenders. Agent may, either directly or through its nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.

11.2.       Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against Loan Parties or each other.

11.3.       Setoff. Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.

11.4.       Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5.       Allocation of Payments After Event of Default.

(a)       Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of any US Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral of the US Loan Parties may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of Agent in connection with enforcing its rights and the rights of Lenders under the Loan Documents, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral of the US Loan Parties under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent with respect to US Obligations;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement with respect to US Obligations;

FOURTH, to the payment of all of the US Obligations consisting of accrued interest on account of the US Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the US Obligations consisting of US Swing Loans;

SIXTH, to the payment of all US Obligations arising under the Loan Documents consisting of accrued fees and interest (other than interest in respect of US Swing Loans paid pursuant to clause FOURTH above);

SEVENTH, to the payment of the outstanding principal amount of the US Obligations (other than principal in respect of US Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement (other than Cash Management Liabilities and Hedge Liabilities) (including the payment or Cash Collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof);

EIGHTH, to all other US Obligations arising under this Agreement (including Cash Management Liabilities and Hedge Liabilities) which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “SEVENTH” above;

NINTH, to all other US Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “EIGHTH”; and

TENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

(b)           Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Canadian Obligations (including without limitation any amounts on account of any of the Canadian Obligations constituting Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral of Canadian Obligations may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by the Agent with respect to the Collateral of Canadian Borrowers under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to the Agent with respect to Canadian Obligations;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement with respect to Canadian Obligations;

FOURTH, to the payment of all of the Canadian Obligations consisting of accrued interest on account of the Canadian Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Canadian Obligations consisting of Canadian Swing Loans;

SIXTH, to the payment of all Canadian Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of Canadian Swing Loans paid pursuant to clause FOURTH above);

SEVENTH, to the payment of the outstanding principal amount of the Canadian Obligations (other than principal in respect of Canadian Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement (other than Cash Management Liabilities and Hedge Liabilities) (including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof).

EIGHTH, to all other Canadian Obligations arising under this Agreement (including Cash Management Liabilities and Hedge Liabilities) which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “SEVENTH” above;

NINTH, to all other Canadian Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “EIGHTH”; and

TENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH”, “EIGHTH” and “NINTH” above; and (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent as Cash Collateral for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH,” “EIGHTH”, and “NINTH” above in the manner provided in this Section 11.5.

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.

12.1.       Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2.       Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3.       Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.	EFFECTIVE DATE AND TERMINATION.

13.1.       Term; Prepayment. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until ~~December 12~~August 4, ~~2028~~2031 (the “Term”) ~~unless sooner terminated as herein provided~~; provided, that if any of the Subordinated Convertible Notes remain outstanding (or were redeemed, repurchased, converted, or otherwise retired other than pursuant to one or more cashless (except for payments in cash for fees, expenses, and to avoid fractional shares not to exceed $250,000 in the aggregate) transactions pursuant to Section 3 of the Subordinated Convertible Notes) on the date that is ninety-one (91) days prior to the then-current stated maturity of the Subordinated Convertible Notes, and such date is earlier than August 4, 2031, then the Term shall instead end on such earlier date. The Loan Parties may terminate this Agreement at any time upon fifteen (15) Business Days prior written notice (or such shorter period as the Agent may agree to in writing) to Agent upon payment in full of the Obligations and subject to payment of the Early Termination Fee (as defined hereinafter); provided that a notice of termination delivered by Borrowing Agent hereunder may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, the proceeds of which will be used to prepay any outstanding Advances, in which case such termination may be conditional upon the effectiveness of such other credit facilities or the closing of such other transaction (any such conditional notice of termination, a “Conditional Notice”); provided, however, that Borrowing Agent may not deliver a Conditional Notice hereunder more than twice in any fiscal quarter. In the event the Obligations are prepaid in full (whether voluntary or involuntary, including after acceleration thereof, and this Agreement is terminated prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Loan Parties shall concurrently pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) 0.50% of the Maximum Revolving Advance Amount if the Early Termination Date occurs on or after the ~~Eighth~~Ninth Amendment Effective Date to and including the date immediately preceding the first anniversary of the ~~Eighth~~Ninth Amendment Effective Date, (y) 0.25% of the Maximum Revolving Advance Amount if the Early Termination Date occurs on or after the first anniversary of the ~~Eighth~~Ninth Amendment Effective Date to and including the date immediately preceding the second anniversary of the ~~Eighth~~Ninth Amendment Effective Date, and (z) 0.0% of the Maximum Revolving Advance Amount if the Early Termination Date occurs on or after the second anniversary of the ~~Eighth~~Ninth Amendment Effective Date.

13.2.       Termination. The termination of the Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been fully paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that US Borrowers’ Account or Canadian Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid and performed in full after the termination of this Agreement or each Loan Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code or PPSA to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid and performed in full.

13.3.       Collateral and Guaranty Matters. Each of the Lenders (including in their capacities as holders of any Cash Management Liabilities and Hedge Liabilities) and the Issuer irrevocably authorize the Agent, at its option and in its discretion:

(a)       to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made and other than any Cash Management Liabilities and Hedge Liabilities as to which arrangements satisfactory to the applicable Lender shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Agent and the LC Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted under any Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 16.2;

(b)       to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c)       to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is a Permitted Encumbrance.

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 13.3. In each case as specified in this Section 13.3, the Agent will, at Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 13.3.

The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien, or any certificate prepared by any Loan Party in connection therewith, nor shall the ~~Administrative~~ Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

XIV.	REGARDING AGENT.

14.1.       Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under the Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.8(b), 3.3 and 3.4 and the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2.       Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Loan Parties shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3.       Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Loan Party, or the existence of any Event of Default or any Default.

14.4.       Resignation of Agent; Successor Agent. Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties (provided that no such approval by the Loan Parties shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5.       Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

14.6.       Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.7.       Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.8.       Indemnification. To the extent Agent is not reimbursed and indemnified by the Loan Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount and Term Loan Commitment Amount, as applicable, constitutes of the total aggregate Revolving Commitment Amounts and Term Loan Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment). All amounts due under this Section 14.8 shall be payable not later than ten (10) days after demand therefor

14.9.       Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.10.     Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Loan Party pursuant to the terms of this Agreement which any Loan Party is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.11.     Loan Parties Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.12.     No Reliance on Agent’s Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-~~Terrorism~~Money Laundering Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such ~~Anti-Terrorism~~Anti-Money Laundering Laws.

14.13. Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under the Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

14.14.	Erroneous Payments.

(a)           If the Agent notifies a Lender, Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Issuer or Secured Party (any such Lender, Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender, Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Effective Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice from the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)           Without limiting immediately preceding clause (a), each Lender, Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Issuer or Secured Party hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in an amount different than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such, prepayment or repayment (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)           (A) In the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)           such Lender, Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 14.14(b).

(c)           Each Lender, Issuer or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuer or Secured Party under any Other Document, or otherwise payable or distributable by the Agent to such Lender, Issuer or Secured Party from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender, Issuer or other Secured Party that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender, Issuer or Secured Party at any time, (i) such Lender, Issuer or Secured Party shall be deemed to have assigned its Advances (but not its commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an assignment and assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender, Issuer or Secured Party shall deliver any Notes evidencing such Advances to the Borrowers or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, Issuer or other Secured Party, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender, assigning Issuer or assigning Secured Party shall cease to be a Lender, Issuer or Secured Party, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable commitments which shall survive as to such assigning Lender, assigning Issuer or assigning Secured Party and (iv) the Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender, Issuer or Secured Party shall be reduced by the net proceeds of the sale of such loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender, Issuer or Secured Party (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the commitments of any Lender, Issuer or other Secured Party and such commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuer or Secured Party under the Other Documents with respect to such Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)           The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other loan party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other loan party for the purpose of making such Erroneous Payment.

(f)           To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

(g)           Each party’s obligations under this Section 14.14 shall survive the resignation or replacement of the Agent, the termination of all of the commitments and/or repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Other Document.

14.15.     Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person become a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Revolving Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general separate accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Revolving Commitments and this Agreement,

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Revolving Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Other Document or any other documents related hereto or thereto).

XV.	BORROWING AGENCY.

15.1.       Borrowing Agency Provisions.

(a)           Each Loan Party hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity, whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication) to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Loan Party or Loan Parties, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)           The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Loan Parties and at their request. Neither Agent nor any Lender shall incur liability to Loan Parties as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Loan Party hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Loan Parties as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)            All Obligations of the US Loan Parties shall be joint and several with each other US Loan Party, and each US Loan Party shall make payment upon the maturity of such Obligations by acceleration or otherwise, and such obligation and liability on the part of each US Loan Party shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any US Loan Party, failure of Agent or any Lender to give any US Loan Party notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any US Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any US Loan Party. All Canadian Obligations of the Canadian Loan Parties shall be joint and several with each other Canadian Loan Party, and each Canadian Loan Party shall make payment upon the maturity of such Canadian Obligations by acceleration or otherwise, and such obligation and liability on the part of each Canadian Loan Party shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Canadian Loan Party, failure of Agent or any Lender to give any Canadian Loan Party notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any such Canadian Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Canadian Loan Party. Such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party’s Obligations or the lack thereof. Each Loan Party waives all suretyship defenses.

15.2.       Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

15.3.       Limitation on Liability of the Canadian Loan Parties. It is the intent of the parties hereto and the parties hereby agree that, notwithstanding any provision of this Agreement or any Other Documents, the Canadian Loan Parties shall not be liable for any US Obligations, the present and future assets of the Canadian Loan Parties shall not be subject to any Liens, Charges, claim or action by Agent or the Lenders to satisfy any US Obligations and neither Agent nor the Lenders shall have any recourse under this Agreement or any Other Documents against any Canadian Loan Party or its assets in respect of any US Obligations. All amounts paid by Canadian Loan Parties and all value derived from their assets shall be applied only to Obligations of the Canadian Loan Parties.

XVI.	MISCELLANEOUS.

16.1.       Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or the Other Documents may be brought in any court of competent jurisdiction in the State of New York, United States (except that in connection with the Canadian Documents, a judicial proceeding may be brought in any court of competent jurisdiction in the Province of Ontario), and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States, or, at Agent’s option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party’s Agent for the purpose of accepting service within the State of New York Nothing herein shall affect the right to serve process in any manner permitted by Applicable Law or shall limit the right of any party to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each party hereto waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

16.2.       Entire Understanding.

(a)           This Agreement and the Other Documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the parties thereto. Notwithstanding the foregoing, Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that Agent shall send a copy of any such modification to Borrowing Agent and each Lender (which copy may be provided by electronic mail). Each Loan Party hereto acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)          Required Lenders, Agent with the consent in writing of Required Lenders, and Loan Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by the parties thereto, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i)            increase the Revolving Commitment Percentage or Term Loan Commitment Percentage, or the maximum Dollar amount of the Revolving Commitment Amount or Term Loan Commitment Amount, as applicable of any Lender without the consent of such Lender directly affected thereby;

(ii)           whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Agent));

(iii)          increase the Maximum Revolving Advance Amount without the consent of each Lender directly affected thereby;

(iv)          alter, amend or modify the definitions of “Required Lenders” or “Supermajority Required Lenders” or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;

(v)          alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;

(vi)          release any Collateral (other than any Real Property) during any fiscal year having an aggregate value when aggregated with all such Collateral released in any one fiscal year, in excess of $1,000,000 without the consent of the Supermajority Required Lenders (other than in accordance with the provisions of this Agreement);

(vii)        change the rights and duties of Agent without the consent of all Lenders;

(viii)       subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed either the US Formula Amount or the Canadian Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the US Formula Amount and the Canadian Formula Amount, as applicable, without the consent of the all Lenders holding a Revolving Commitment;

(ix)          increase the sub-limits set forth in the Borrowing Base without the consent of the Supermajority Required Lenders;

(x)           increase the Advance Rates above the Advance Rates in effect on the Amendment and Restatement Closing Date without the consent of the Supermajority Required Lenders;

(xi)          alter, amend or modify the definitions of “Eligible ~~Accounts Receivable~~Receivables”, “MPA Owned Cores at Customer Locations Inventory”, “Eligible Rotating Electrical and Automotive Domestic, Mexican and Canadian Inventory” or “Eligible Inventory” in a manner that would increase the Borrowing Base without the consent of the Supermajority Required Lenders;

(xii)         release all or substantially all of the Collateral without the consent of all Lenders;

(xiii)        release all or substantially all of the value of the Guaranty, without the written consent of each Lender; or

(xiv)        release any Loan Party without the consent of all Lenders, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to this Agreement (in which case such release may be made by the Agent acting alone).

(c)           Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, the Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d)           In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent and acceptable to Borrowers (solely to the extent Borrowers’ consent is required under Section 16.3 (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from the Loan Parties. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within thirty (30) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

(e)            Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to (A) exceed the US Formula Amount by up to ten percent (10%) of the US Formula Amount for up to sixty (60) consecutive Business Days (the “US Out-of-Formula Loans”); and/or (B) exceed the Canadian Formula Amount by up to ten percent (10%) of the Canadian Formula Amount for up to sixty (60) consecutive Business Days (the “Canadian Out-of-Formula Loans” and together with the US Out-of-Formula Loans, the “Out-of-Formula Loans”). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) or Section 2.1(b), as applicable, nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the US Formula Amount or the Canadian Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables” or “Eligible Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the US Formula Amount or the Canadian Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Loan Parties decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under the Loan Documents with respect to such Revolving Advances.

(f)             In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by the Loan Parties and Lenders, at any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances (“Protective Advances”) to Loan Parties on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Loan Parties pursuant to the terms of this Agreement (the “Protective Advances”); provided, that at any time after giving effect to any such Protective Advances, the outstanding Revolving Advances, Swing Loans Maximum Undrawn Amount of all outstanding Letters of Credit do not exceed the Maximum Revolving Advance Amount. Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under the Loan Documents with respect to such Revolving Advances.

16.3.       Successors and Assigns; Participations; New Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of the Loan Parties, Agent, each Lender and each of their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender (other than a Defaulting Lender), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 16.3(c) or (ii) by way of participation in accordance with the provisions of Section 16.3(d) (and any other attempted assignment or transfer by any party hereto shall be null and void).

(b)            Each party hereto acknowledges that in the regular course of commercial banking business a Lender may at any time and from time to time sell participating interests in any Advance to other Persons (other than Disqualified Lenders, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, a Borrower, any of Borrower’s Affiliates or Subsidiaries, each such transferee or purchaser of a participating interest, a “Participant”), provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, Agent, Issuer, Swing Loan Lender and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) Loan Parties shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Loan Party’s prior written consent, and (ii) in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (b)(i), (b)(ii) and (b)(vi) to Section 16.2 that affects such Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Treas. Reg. Section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c)           Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or the Term Loan under the Loan Documents to one or more additional Persons (other than Disqualified Lenders) and one or more additional Persons may commit to make Advances hereunder (each, a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording; provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to each of the Revolving Advances and/or the Term Loan under this Agreement in which such Lender has an interest. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages, as applicable arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under the Loan Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages, as applicable arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under the Loan Documents. The Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing; provided, however, that the consent of the Borrowing Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee (other than a Permitted Assignee described in clause (b) of the definition of “Permitted Assignee”); provided that Borrowing Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within seven (7) Business Days after having received prior notice thereof.

(d)       Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances and/or the Term Loan under the Loan Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Loan Party hereby consents to the addition of such Purchasing CLO. The Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e)       Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Agent and Lenders shall treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f)            Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Loan Party.

(g)           Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.4.       Application of Payments. Agent shall have the continuing and exclusive right to apply any payment and any and all proceeds of Collateral to any portion of the Obligations, pursuant to the terms of this Agreement. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5.       Indemnity. Each Loan Party shall defend, protect, indemnify and hold harmless Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, advisors, consultants, employees and agents (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party within three (3) Business Days upon receipt of an invoice or summary statement) any and all losses, claims, damages, liabilities, costs and expenses (including without limitation reasonable fees and expenses of legal counsel (which shall be limited to, for the Indemnified Parties as a whole: one primary counsel, one local counsel in each reasonably necessary and relevant jurisdiction, one specialty counsel for each reasonably necessary and relevant specialty and one or more additional counsel if one or more conflicts of interest arise and shall exclude allocated costs of in-house counsel)) (collectively, “Claims”), which may be incurred by, or asserted or awarded against any Indemnified Party by any third party, in each case arising out of or in any way relating to or as a consequence, direct or indirect, of (i) the Loan Documents, the Advances, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby; except to the extent that such Claim is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (i) such Indemnified Party’s own gross negligence, bad faith or willful misconduct or that of such Indemnified Party’s respective officers, directors, employees, advisors or agents, (ii) the material breach of such Indemnified Party’s obligations (or the obligations of such Indemnified Person’s respective officers, directors, employees, advisors and agents) under the Loan Documents, the Transactions or any other transactions contemplated hereby or thereby, (iii) disputes arising solely among the Indemnified Parties and that do not involve any act or omission by a Borrower, its Subsidiaries or its Affiliates. Without limiting the generality of any of the foregoing, each Loan Party shall indemnify and hold harmless each Indemnified Party from any Claims which may be incurred by, or asserted or awarded against any Indemnified Party arising out of or in connection with (i) the issuance of any Letter of Credit hereunder, (ii) any actual or alleged presence or release of Hazardous Materials on any Real Property owned or operated by a Borrower or any of its Subsidiaries, or (iii) any violation of any Environmental Laws with respect to or in connection with the Real Property by any Borrower or any of its Subsidiaries, except to the extent that such Claim is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (i) such Indemnified Party’s own gross negligence, bad faith or willful misconduct or that of such Indemnified Party’s respective officers, directors, employees, advisors or agents, (ii) the material breach of such Indemnified Party’s obligations (or the obligations of such Indemnified Person’s respective officers, directors, employees, advisors and agents) under the Loan Documents, the Transactions or any other transactions contemplated hereby or thereby, (iii) disputes arising solely among the Indemnified Parties and that do not involve any act or omission by a Borrower, its Subsidiaries or its Affiliates. Without limiting the generality of the foregoing, this indemnity shall extend to any and all losses, claims, damages, liabilities, costs and expenses (including without limitation reasonable fees and expenses of legal counsel (which shall be limited to, for the Indemnified Parties as a whole: one primary counsel, one local counsel in each reasonably necessary and relevant jurisdiction, one specialty counsel for each reasonably necessary and relevant specialty and one or more additional counsel if one or more conflicts of interest arise and shall exclude allocated costs of in-house counsel)) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws by reason of any Loan Party’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances. For the avoidance of doubt, indemnification of Taxes shall be governed by Section 3.10 and this Section 16.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

16.6.       Notice. Any notice or request hereunder may be given to Borrowing Agent or any Loan Party, Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Loan Parties are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any Notice shall be effective:

(a)            In the case of hand-delivery, when delivered;

(b)           If given by mail, four (4) days after such Notice is deposited with the United States or Canada Postal Service, with first-class postage prepaid, return receipt requested;

(c)           In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)           In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)            In the case of electronic transmission, when actually received;

(f)            In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g)           If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Agent or PNC at:

PNC Bank, National Association

~~350 S. Grand Ave.~~2 North Lake Avenue, Suite ~~3850~~ 450
~~Los Angeles, CA 90071~~

Pasadena, California 91101

Attention:       Albert Sarkis

Telephone:     (626) 432-6102

with a copy to:

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue, 4th Floor

Pittsburgh, Pennsylvania 15219

Attention:       Melanie Nehnevajsa

Telephone:     (412) 807-7254

Facsimile:      (412) 762-8672

with an additional copy to (which shall not constitute notice):

~~Hahn & Hessen~~Holland & Knight LLP

~~480 Madison Avenue~~One Arts Plaza

~~New York, New York~~

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attention:       ~~Steven~~ Anthony J. ~~Seif, Esq.~~Herrera

Telephone:     (~~212~~214) ~~488-7370~~964-9476

~~Facsimile:       (212)478-7400~~

Email: anthony.herrera@hklaw.com

(B)	If to a Lender other than Agent, as specified on the signature pages hereof

(C)	If to Borrowing Agent or any Loan Party:

Motorcar Parts of America, Inc.

2929 California Street

Torrance, California 90503

Attention:        Selwyn Joffe and Michael Umansky

Telephone:      (310) 212-6315

Facsimile:       (310) 212-7910

16.7.       Survival. The obligations of the Loan Parties under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 ~~and~~, 16.9 and 17.8 and the obligations of Lenders under Sections 2.2, 2.15(b), 2.16, 2.18, 2.19, and 14.8 ~~and 16.5~~ shall survive termination of the Loan Documents and payment in full of the Obligations. All representations and warranties of each Loan Party contained in this Agreement and the Other Documents shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

16.8.       Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9.       Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by Agent and its Affiliates (including without limitation the fees and expenses of legal counsel (which shall be limited to, for Agent and the Lenders as a whole: one primary counsel, one local counsel in each reasonably necessary and relevant jurisdiction, one specialty counsel for each reasonably necessary and relevant specialty and one or more additional counsel if one or more conflicts of interest arise and shall exclude allocated costs of in-house counsel)) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all documented out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by Agent, any Lender or Issuer (including without limitation the fees and expenses of legal counsel (which shall be limited to, for Agent and the Lenders as a whole: one primary counsel, one local counsel in each reasonably necessary and relevant jurisdiction, one specialty counsel for each reasonably necessary and relevant specialty and one or more additional counsel if one or more conflicts of interest arise and shall exclude allocated costs of in-house counsel)), in connection with the enforcement or protection of its rights (A) in connection with the Loan Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit, and (iv) all reasonable and out-of-pocket expenses of Agent’s regular employees and agents engaged periodically to perform audits of the any Loan Party’s or any Loan Party’s Affiliate’s or Subsidiary’s books, records and business properties.

16.10.     Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11.     Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any other party hereto (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12.     Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13.     Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

16.14.     Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15.     Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its Affiliates and its and their examiners, Affiliates, financing sources, directors, officers, partners, employees, agents, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, (c) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any of the Other Documents, and (d) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder and (e) to the extent such information becomes publicly available other than as a result of a breach of this Section 16.15. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Loan Party or its Subsidiaries, the provisions of this Agreement shall supersede such agreements.

16.16.     Publicity. Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such advertising, print media and promotional materials (including, without limitation, on any of the Agent’s websites) and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

16.17.	Certifications From Banks and Participants; USA PATRIOT Act.

(a)            Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Amendment and Restatement Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b)           The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time to time request, and each Loan Party shall provide to Lender, such Loan Party’s name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other ~~Anti-Terrorism~~Anti-Money Laundering Law.

16.18.	[Reserved].

16.19.	Canadian Anti-Money Laundering Legislation.

(a)          Each Borrower acknowledges that, pursuant to Part II.1 of the Criminal Code (Canada), the Proceeds of Crime Money Laundering and Terrorist Financing Act (Canada), regulations promulgated pursuant to the Special Economic Measures Act and the United Nations Act, the Corruption of Foreign Public Official Act and other applicable anti-money laundering, anti-terrorist financing, anti-bribery, government sanction and “know your client” laws, under the laws of Canada (collectively, including any guidelines or orders thereunder, “AML Legislation”), Agent and Lenders may be required to obtain, verify and record information regarding each Borrower, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Borrower, and the transactions contemplated hereby. Borrowing Agent shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, necessary in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)          If Agent has ascertained the identity of any Borrower or any authorized signatories of any Borrower for the purposes of applicable AML Legislation, then the Agent:

(i)      shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of applicable AML Legislation; and

(ii)     shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)           Notwithstanding the provisions of this Section and except as may otherwise be agreed in writing, each Lender agrees that Agent has no obligation to ascertain the identity of the Borrowers or any authorized signatories of the Borrowers on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Borrowers or any such authorized signatory in doing so.

16.20.      Joint and Several Obligations. Notwithstanding any other provision contained in this Agreement or in any Other Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then each Borrower’s Obligations, to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

XVII. GUARANTY.

17.1.        Guaranty. Each US Loan Party hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other US Loan Party when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations; provided that with respect to Obligations under or in respect of any Swap Obligation, the foregoing guarantee shall only be effective to the extent that such US Loan Party is an Eligible Party at the time such Swap Obligation is entered into and such Obligations and such guarantee thereof are not Excluded Hedge Liabilities). Further, each of the Mexican Guarantors hereby guarantees that it will act as obligado solidario of the other Guarantors with respect to the payment and performance of the Obligations, in accordance with Articles 1987, 1988, 1989 of the Mexican Federal Civil Code (Código Civil Federal) and the corresponding provisions of the State of Baja California Civil Code. Each payment made by any US Loan Party pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds. For the avoidance of doubt, and notwithstanding anything to the contrary under any Loan Document, no Foreign Subsidiary, FSHCO or Subsidiary thereof shall be required to guaranty the payment of any US Obligation (including any Guarantees of the US Loan Parties). Each Canadian Loan Party hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Canadian Loan Party when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Canadian Obligations and each Canadian Loan Party will enter into a separate Canadian governed form of Guaranty Agreement in form and substance acceptable to Agent.

17.2.       Waivers. Each US Loan Party hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by each such US Loan Party of the Obligations, (v) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Loan Parties and any defense that any other guarantee or security was or was to be obtained by Agent and (vi) all suretyship defenses and any rights to interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist between and among Agent, Lenders, Borrower and/or the undersigned with respect to such US Loan Party’s obligations under this Guaranty, or which Borrower may assert on the underlying Indebtedness, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations in accordance with the terms hereof), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

17.3.       No Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

17.4.       Guaranty of Payment. The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each US Loan Party hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any US Loan Party to enforce the terms and conditions of this Article XVII, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each US Loan Party waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Agent or any Lender in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to Agent shall diminish the liability of any US Loan Party hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any US Loan Party in respect of any Loan Party.

17.5.       Liabilities Absolute. The liability of each US Loan Party hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each US Loan Party shall not be discharged or impaired, released, limited or otherwise affected by:

(a)           any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(b)           any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c)           the failure of Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed and delivered in connection herewith or therewith;

(d)           any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(e)           any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

(f)            any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any US Loan Party, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any US Loan Party, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances or other financial accommodations to Loan Parties pursuant to this Agreement and/or the Other Documents.

17.6.       Waiver of Notice. Agent shall have the right to do any of the above without notice to or the consent of any US Loan Party and each US Loan Party expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such US Loan Party which might arise as a result of such actions.

17.7.       Agent’s Discretion. Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any US Loan Party, and without incurring responsibility to any US Loan Party or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

17.8.	Reinstatement.

(a)           The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Agent or any Lender for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Loan Party); and in such event each US Loan Party hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such US Loan Party, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each US Loan Party shall be and remain liable to Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

(b)          Agent shall not be required to marshal any assets in favor of any US Loan Party, or against or in payment of Obligations.

(c)          No US Loan Party shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any US Loan Party in priority to or equally with claims of Agent for Obligations, and no US Loan Party shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(d)          If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(e)          All present and future monies payable by any Loan Party to any US Loan Party, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such US Loan Party’s liability to Agent and Lenders hereunder and are postponed and subordinated to Agent’s prior right to payment in full of Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any US Loan Party from any Loan Party shall be held by such US Loan Party as agent and trustee for Agent. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

(f)           Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any US Loan Party without the prior written consent of Agent. Each Loan Party agrees to give full effect to the provisions hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Each of the parties has signed this Agreement as of the day and year first above written.

MOTORCAR PARTS OF AMERICA, INC.,
as a Borrower

By:
Name:
Title:

Signature Page to A&R Loan Agreement

D&V ELECTRONICS LTD.,
as a Borrower

By:
Name:
Title:

Signature Page to A&R Loan Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Agent

By:
Name:
Title:

Revolving Commitment Percentage:
Revolving Commitment Amount:

Term Loan Commitment Percentage:
Term Loan Commitment Amount:

Signature Page to A&R Loan Agreement

ISRAEL DISCOUNT BANK OF NEW YORK,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

Revolving Commitment Percentage:
Revolving Commitment Amount:

Term Loan Commitment Percentage:
Term Loan Commitment Amount:

Signature Page to A&R Loan Agreement

WEBSTER ~~BUSINESS CREDIT  CORPORATION~~BANK, N.A.,
as a Lender

By:
Name:
Title:

Revolving Commitment Percentage:
Revolving Commitment Amount:

Term Loan Commitment Percentage:
Term Loan Commitment Amount:

Signature Page to A&R Loan Agreement

Schedule 5.24 to

Amended and Restated Revolving Credit, Term Loan and Security Agreement

Equity Interests of each Loan Party:

Issuer	Issuer’s Jurisdiction of Organization	Owner and Number of Shares Owned	Certificate Number	Owned Percentage of Shares
Motorcar Parts of America, Inc.	New York, United States	Publicly held	N/A	N/A
D&V Electronics Ltd.	British Columbia, Canada	Motorcar Parts of America, Inc. 100 common shares	C-2 and C-3	100%
Motorcar Parts de Mexico, S.A. de C.V.[1]	Mexico	Motorcar Parts of America, Inc. 65 shares	Uno Clase I	100%
	Mexico	Motorcar Parts of America, Inc. 34 shares	Dos Clase I	100%
	Mexico	MVR Products Pte Ltd. 1 share	Tres Clase I	100%
EPICQ MX, S.A. de C.V.[2]	Mexico	Motorcar Parts of America, Inc. 99	No physical certificate issued	100%
	Mexico	MVR Products Pte Ltd. 1	No physical certificate issued	100%
Dixie Electric Ltd.	Ontario, Canada	Motorcar Parts of America, Inc. 100 common shares	C-1	100%
Dixie Electric Inc.	Delaware, United States	Dixie Electric Ltd. 100 common shares	No. 1	100%

1.	As of June 30, 2026, the following options exist under the various equity plans of Motorcar Parts of America, Inc. Pursuant to the terms of the below-listed plans, options and stock units for the Equity Interests of Motorcar Parts of America, Inc. and D&V Electronics Ltd. are and will continue to be issued to employees and directors.

a.	Under the 2010 Plan:

i.	713,409 options outstanding

ii.	0 restricted stock units and PSUs outstanding

b.	Under the September 8, 2022 Plan:

i.	1,738,974 restricted stock units and PSUs outstanding

ii.	129,200 options outstanding

[1]	Not yet a Loan Party.

[2]	Not yet a Loan Party.